Filed Pursuant to Rule 424(b)(5)

Registration No. 333-254278

Prospectus Supplement

(to Prospectus dated March 22, 2021)

$16,666,666 Aggregate Principal Amount of Senior Secured Convertible Notes

68,557,248 Shares of Common Stock Underlying the Senior Secured Convertible Notes

Warrants to Purchase 5,833,334 Shares of Common Stock
5,833,334 Shares of Common Stock Underlying the Warrants to Purchase Common Stock

Pursuant to this prospectus supplement and the accompany prospectus, Novo Integrated Sciences, Inc. (the “Company,” “we,” “us,” or “our”) is offering $16,666,666 aggregate principal amount of our senior secured convertible notes (“Notes”), which Notes are convertible into shares of our common stock, par value $0.001 per share (“Common Stock”), under certain conditions more fully described below, and warrants (“Warrants”) to purchase up to 5,833,334 shares of our Common Stock. The Notes and Warrants are being sold pursuant to the terms of a Securities Purchase Agreement, dated December 14, 2021, between us and accredited institutional investors in connection with this offering. The Notes and Warrants are immediately separable and will be issued separately, but will be purchased together as a single unit in this offering.

The Notes have an original issue discount of ten percent (10%) resulting in gross proceeds to the Company of $15,000,000. The Notes will mature on June 14, 2023 (the “Maturity Date”) unless earlier converted or redeemed, subject to the right of the investors to extend the date under certain circumstances. The Notes bear an interest rate of 5.0% per annum. We will make monthly payments on the first business day of each month commencing on the calendar month immediately following the sixth month anniversary of the issuance of the Notes through the Maturity Date consisting of an amortizing portion of the principal of each note equal to $1,388,888 and accrued and unpaid interest and late charges on the Notes. All amounts due under the Notes are convertible at any time, in whole or in part, at the holder’s option, into our Common Stock at the initial conversion price of $2.00, which conversion price is subject to certain adjustments, except that a holder will not have the right to convert any portion of a Note to the extent that, after giving effect to such conversion, the holder together with the certain related parties would beneficially own in excess of 9.99% of our Common Stock outstanding immediately after giving effect to such conversion, subject to certain adjustments. If an event of default occurs, a holder may convert all, or any part of, the principal amount of a Note and all accrued and unpaid interest and late charge at an alternate conversion price, as described herein. Subject to certain conditions, we have the right to redeem all, but not less than all, of the remaining principal amount of the Notes and all accrued and unpaid interest and late charges in cash at a price equal to 135% of the amount being redeemed.

This prospectus supplement also covers up to 68,557,248 shares of common stock issuable from time to time upon conversion under the Notes (including shares of common stock that may be issued as interest in lieu of cash payment upon a conversion by holder) at an assumed floor price of $0.262 per share although the initial conversion price of the Notes is $2.00 per share. To obtain the number of shares of common stock issuable from time to time upon conversion or otherwise under the Notes that are covered under this prospectus supplement, we have assumed that all payments under the Notes will be made in shares of common stock, with interest calculated at an interest rate of 5.0% per annum, compounded monthly, from December 14, 2021 through an assumed Maturity Date of June 14, 2023, assuming amounts due prior to the Maturity Date are deferred to the Maturity Date and assuming a Conversion Price on the Maturity Date equal to the floor price of $0.262.

The Warrants will expire on the fourth-year anniversary of the initial issuance date on December 14, 2025 and are exercisable at $2.00 per share to purchase one share of our Common Stock.

In addition, this prospectus supplement covers up to 5,833,334 shares of common stock issuable from time to time upon exercise of the Warrants.

We intend to use the net proceeds received from the sale of the Notes in this offering to repay the Company’s existing secured indebtedness and for working capital purposes. We expect to use the net proceeds from the exercise of the Warrants to purchase Common Stock for general corporate purposes. We will not receive any additional proceeds if and when the Notes are converted into shares of our Common Stock.

We have retained Maxim Group, LLC, as our exclusive placement agent to use its commercially reasonable best efforts to solicit offers to purchase our securities in this offering. See “Plan of Distribution” beginning on page S-38 of this prospectus supplement for more information regarding these arrangements.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “NVOS.” On December 13, 2021, the last reported sales price of our Common Stock was $1.31 per share. There is no established public trading market for the Notes or the Warrants and we do not expect any such market to develop. In addition, we do not intend to list the Notes or the Warrants on any national securities exchange or other nationally recognized trading system.

Our principal executive offices are located at 11120 NE 2nd Street, Suite 100, Bellevue, WA 98004.

Our business and an investment in our securities involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-25 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Total
Gross Proceeds	$15,000,000
Placement agent’s fees (1)	$1,050,000
Proceeds, before payment of other expenses, to us (2)	$13,950,000

(1)	Includes commissions of seven percent (7%).

(2)	We estimate the total expenses of this offering, excluding placement agent commission, will be approximately $265,000.

Delivery of the Notes and Warrants by us will be in certificated form and are expected to be made on or about December 14, 2021, subject to customary closing conditions.

Maxim Group LLC

The date of this prospectus supplement is December 14, 2021.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated into each by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering of common stock. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of this offering. When we refer only to the “prospectus,” we are referring to both parts combined.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement (File No. 333-254278) was initially filed with the SEC on March 15, 2021 and was declared effective by the SEC on March 22, 2021. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us and our securities, some of which may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have authorized for use in connection with this offering include all material information relating to this offering. We have not, and the Placement Agent has not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement.

No action is being taken in any jurisdiction outside the United States to permit a public offering of these securities or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein which are summaries only and are not intended to be complete. Reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise noted, the share and per share information in this prospectus have been adjusted to give effect to the one-for-ten (1-for-10) reverse stock split of our outstanding common stock, which was effective at the commencement of trading of our common stock on February 1, 2021.

Unless otherwise stated or the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our”, and “Novo Integrated” refer to Novo Integrated Sciences, Inc., a Nevada corporation, and its consolidated subsidiaries.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making any investment decision.

Our Company

Business Overview

Novo Integrated Sciences, Inc. was incorporated in Delaware on November 27, 2000, under the name Turbine Truck Engines, Inc. On February 20, 2008, the Company was re-domiciled to the State of Nevada. Effective July 12, 2017, the Company’s name was changed to Novo Integrated Sciences, Inc. When used herein, the terms “Company,” “we,” “us,” and “our” refer to Novo Integrated Sciences, Inc. and its consolidated subsidiaries.

The Company owns Canadian and U.S. subsidiaries which deliver, or intend to deliver, multidisciplinary primary health care related services and products through the integration of medical technology, advanced therapeutics and rehabilitative science. Currently, the Company’s revenue is generated solely through its wholly owned Canadian subsidiary, Novo Healthnet Limited (“NHL”), which provides our services and products through both clinic and eldercare related operations.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity, is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective and efficient healthcare distribution.

The Company’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers:

●	First Pillar: Service Networks. Deliver multidisciplinary primary care services through (i) an affiliate network of clinic facilities, (ii) small and micro footprint sized clinic facilities primarily located within the footprint of box-store commercial enterprises, (iii) clinic facilities operated through a franchise relationship with the Company, and (iv) corporate operated clinic facilities.

●	Second Pillar: Technology. Develop, deploy, and integrate sophisticated interconnected technology, interfacing the patient to the healthcare practitioner thus expanding the reach and availability of the Company’s services, beyond the traditional clinic location, to geographic areas not readily providing advanced, peripheral based healthcare services, including the patient’s home.

●	Third Pillar: Products. Develop and distribute effective, personalized health and wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. The Company’s science-first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions.

Innovation through science combined with the integration of sophisticated, secure technology assures Novo Integrated Sciences of continued cutting edge advancement in patient first platforms.

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First Pillar – Service Networks for Hands-on Patient Care

Our clinicians and practitioners provide certain multidisciplinary primary health care services, and related products, beyond the medical doctor first level contact identified as primary care. Our clinicians and practitioners are not licensed medical doctors, physicians, specialist, nurses or nurse practitioners. Our clinicians and practitioners are not authorized to practice primary care medicine and they are not medically licensed to prescribe pharmaceutical based product solutions.

NHL’s team of multidisciplinary primary health care clinicians and practitioners provide assessment, diagnosis, treatment, pain management, rehabilitation, education and primary prevention for a wide array of orthopedic, musculoskeletal, sports injury, and neurological conditions across various demographics including pediatric, adult, and geriatric populations through NHL’s 16 corporate-owned clinics, a contracted network of affiliate clinics, and eldercare related long-term care homes, retirement homes, and community-based locations in Canada. As of August 31, 2021, the Company has 73 full-time employees and 56 part-time employees.

Our specialized multidisciplinary primary care services include physiotherapy, chiropractic care, manual/manipulative therapy, occupational therapy, eldercare, massage therapy (including pre- and post-partum), acupuncture and functional dry needling, chiropody, stroke and traumatic brain injury/neurological rehabilitation, kinesiology, vestibular therapy, concussion management and baseline testing, trauma sensitive yoga and meditation for concussion-acquired brain injury and occupational stress-PTSD, women’s pelvic health programs, sports medicine therapy, assistive devices, dietitian, holistic nutrition, fall prevention education, sports team conditioning programs including event and game coverage, and private personal training.

The occupational therapists, physiotherapists, chiropractors, massage therapists, chiropodists and kinesiologists contracted, by NHL, to provide occupational therapy, physical therapy and fall prevention assessment services are registered with the College of Occupational Therapists of Ontario, the College of Physiotherapists of Ontario, College of Chiropractors of Ontario, College of Massage Therapists of Ontario, College of Chiropodists of Ontario, and the College of Kinesiologists of Ontario regulatory authorities.

Our strict adherence to public regulatory standards, as well as self-imposed standards of excellence and regulation, have allowed us to navigate the industry’s licensing and regulatory framework. Compliant treatment, data and administrative protocols are managed through a team of highly trained, certified health care and administrative professionals. We and our affiliates provide service to the Canadian property and casualty insurance industry, resulting in a regulated framework governed by the Financial Services Commission of Ontario.

Eldercare

The Company’s eldercare related operations provide physiotherapy (“PT”), occupational therapy (“OT”), assessment and application assistance for assistive devices, fall prevention programs, community-based strengthening and general flexibility exercise classes, rehabilitative strategies and continuing education to eldercare clients, including caregivers and family members as applicable, in various long-term care homes, retirement homes and community-based locations across the province of Ontario, Canada.

As a result of NHL’s September 2013 asset acquisition of Peak Health LTC Inc, an Ontario corporation formed in 2006, NHL has a 15-year history of providing certain multidisciplinary related healthcare services and products to the eldercare community. In 2017, based on the philosophical overlap and synchronicity between PT and OT, NHL launched its occupational therapy sector of services for our eldercare clients. NHL’s eldercare focused OT and PT services and product are in direct competition with the top providers in this sector. We offer one of the most extensive rosters of OT and PT clinicians certified by the Ministry of Health for assistive device assessment under the Assistive Device Program which, when the individual meets the criteria, allows our eldercare clients access to significant funding subsidies to purchase varying mobility aids (such as walkers, wheelchairs, seating, and power wheelchairs/scooters).

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Additionally, our proprietary Electronic Rehabilitation Record and Management Reporting software solution provides us the ability to deliver each eldercare facility with a wide-array of detailed PT and OT reports that include, among other things: (i) client specific treatment details, (ii) identifying cost and optimization possibilities, (iii) outlining a wide variety of client outcome measurements, (iv) analyzing overall contract effectiveness, and (v) producing indicators which assist the NHL team to target opportunities for improved team efficiency. This software comes with an ability to provide a graphically illustrated ‘report card’ for contribution to annual, interdisciplinary care conferences with staff and family members, as well as fall reporting capacities, which are central to many homes’ fall prevention committee meetings. Additionally, data generated by the software allows members from both the NHL team and the eldercare facility team to identify residents who fall frequently and allow for the inter-disciplinary team to put strategies in place to better reduce a resident’s “fall-risk”.

NHL has created and delivers, through online virtual technology, a variety of eldercare related educational in-service programs which include topics such as nursing restorative education, back education and other eldercare-relevant topics such as osteoporosis, fall prevention, wheelchair positioning, and least restraints. NHL has designed its virtual online education in-service programs and modules to be presented in a variety of formats to facilitate the different capacity and styles of learning common to senior-aged individuals.

Our eldercare PT services are provided as follows:

1.	Long-Term Care Homes. NHL contracts with long-term care homes to provide individualized, onsite PT and group exercise classes for its residents. Registered physiotherapists are assisted by on-site support personnel to deliver individualized care, based on assessed needs, and with a goal of assisting each resident to attain and maintain their highest level of function possible with their activities of daily living. These services are primarily funded by the Ontario Ministry of Long-Term Care (“MLTC”). The NHL team assists in providing assistive device assessments allowing residents access to funding assistance for varying mobility aids (such as walkers, wheelchairs, seating, and power wheelchairs/scooters). In addition to providing PT services, our team assists the long-term care home’s interdisciplinary team in the homes’ annual care conferences with its residents. Through the provision of education regarding nursing restorative programming, our team assists the facilities’ team in back education, fall prevention and many other subjects related to PT or physical health and wellness. The NHL team works together with the interdisciplinary team to assist with mandatory coding of Canada’s Resident Assessment Instrument Minimum Data Set (“RAI-MDS”) which is the standardized assessment tool required for the home to access payment from the MLTC for each resident. Additionally, through NHL’s proprietary software, the homes have access to abundant reporting solutions to help provide objective and quantitative measures for their continuous quality improvement program. NHL’s proprietary software provides our eldercare client locations with the unique ability to login and access multiple data points related to a multitude of therapy services provided to its residents, allowing for detailed, rapid reporting and accountability.

2.	Retirement Homes. We contract with client retirement homes to provide individualized PT and group exercise classes to the retirement homes’ residents. Registered physiotherapists are assisted by the onsite support personnel to deliver individualized care based on assessed needs, again with a goal of assisting the residents participating in therapy to attain and maintain their level of function related to the activities of daily living. These services are partially funded by the individual and partly funded by the MLTC. Similar to the long-term care sector, our team assists with education of the nursing/interdisciplinary team, provides in depth service reports to the homes to measure desired service delivery and our proprietary software allows for the retirement home to have the same unique login capacity. In addition to the services above, some of the residents in the retirement homes, and as applicable the resident’s family members, can request and authorize receiving an increased level of physiotherapy related services available privately on a fee-for-service basis paid by the individual. In addition, access to Registered Massage Therapists is also offered on a fee-for-service basis.

3.	Community Based Home Care Physiotherapy. Throughout the province of Ontario, the MLTC operates 14 Home and Community Care Support Services organizations (“HCCSS”) which are health authorities responsible for regional administration of public health care services. The HCCSS’s serve as contact points, information clearing houses, referral resources, and assessment / care coordinators for eligible residents who need health care assistance at home or a safer place to live through aging at home strategies that can be put in place by health care providers. Through service contracts, the HCCSS’s engage “cluster providers” to provide services to clients living in the community, clients living at-home or clients living in a retirement home. These service contracts are funded by the MLTC.

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NHL is a “cluster provider” sub-contractor for home care physiotherapy in the North East HCCSS which encompasses more than 565,000 people across 400,000 square kilometers and five sub-regions. Through this subcontract arrangement, we provide one-on-one physiotherapy assessment and treatment to clients who cannot easily access outpatient services due to mobility challenges. Primarily, these clients are elderly with multiple co-morbidities, although some clients are not elderly and are instead simply post-operative with mobility challenges.

4.	Community Based Group Exercise Classes & Fall Prevention Programs. NHL has contracted with 2 “cluster providers” to provide group exercise classes and fall prevention programs (consisting of an assessment accompanied by education and group exercise classes) in 3 separate HCCSS’s (Central, Toronto Central and Central East) which encompass the Greater Toronto area with an estimated aggregate population of 4.4 million people. In 2013, the MLTC introduced several initiatives designed to assist seniors in maintaining an active and healthy lifestyle while still living at home. Under the 2013 initiative, exercise instructors under contract with NHL, deliver group exercise classes over a 48-week period each year.

In addition, another component of the 2013 MLTC initiative is the delivery of fall prevention programs with entry and exit assessments completed by specialized registered providers such as kinesiologists and physiotherapists with the assistance of exercise instructors for the group class and education portion of the program. The goal of these classes is to assess seniors’ general health status, identify defined levels of risk pertaining to balance and falling, and educate seniors about fall prevention through a combination of increased knowledge and teaching exercises designed to improve strength and balance.

5.	Community-based Outpatient Clinics. NHL provides outpatient physiotherapy, chiropractic, and laser technology services through a community-based clinic in the province of Ontario. The services provided at the clinic are funded by Motor Vehicle Accident treatment plans, extended health benefits insurance coverage, or private payment. A portion of the services provided at the clinic are funded by the MLTC in the form of Episodes of Care and these services are specifically targeted to be delivered to clients who meet the following criteria:

●	Aged 65 years of age and older or aged 18 years of age and younger, and
●	Are post-operative, or
●	Have just been discharged from a hospital, or
●	Are receiving services from the Ontario Disability Services Program or Ontario Works.

Our eldercare OT services are provided, through two separate sectors, as follows:

1.	Long-Term Care Sector. We contract with client homes to provide the following OT services:

●	Assessments and interventions to support maintenance and restoration of function related to seating, mobility, positioning for self-care, prevention of pressure ulcers, falls and use of restraints,
●	Speech language pathology services, including evaluation and treatment,
●	Swallowing and eating assessments and interventions,
●	Cognitive behavioral assessments and care planning,
●	Our occupational therapists have specialized training in mobility providing assistive device assessments when required. This service is funded primarily by the MLTC.

2.	Retirement Home & Community. We provide the following OT services through individual contracts with private payers:

●	Home safety assessments,
●	Functional assessments,
●	In-home activities of daily living assessments,

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●	Assessment and completion of applications for assistive devices (mobility aids),
●	Custom seating and mobility consultations,
●	Case management services, and
●	Speech language pathology services, including evaluation and treatment.

LA Fitness U.S. and Canada Micro Clinics

In September 2019, through its U.S. subsidiary Novomerica Health Group, Inc. (“Novomerica”) and its Canadian subsidiary, Novo Healthnet Limited, the Company entered into exclusive Master Facility License Agreements to establish and operate reduced footprint clinics, or “micro-clinics”, to provide outpatient physical and/or occupational therapy services and related products within LA Fitness facilities in both the U.S. and Canada. In March 2020, as a result of guidelines issued by local, state, federal, and provincial authorities due to the COVID-19 pandemic, LA Fitness U.S. and Canada closed all facilities nationwide. As a result, all contractual terms and conditions of both our U.S. and Canada Master Facility License Agreements have been on hold through the 2021 fiscal year end period with intent to amend both the U.S. and Canada License Agreements and related timelines to launch our LA Fitness micro-clinic facilities as “normal” activity resumes in the LA Fitness U.S. and Canada facilities. We cannot guarantee that the (relevant) License Agreement will be amended to allow for an extension of its timeline. Currently, under both government and internal corporate directives, LA Fitness is cautiously opening certain facilities to limited access and services. Opening of our micro-clinic facilities may vary from state to state and province-to-province; however, our model plan to partner and sub-license with existing local clinic ownership to launch and operate each of our LA Fitness micro-clinic facilities remains intact. Due to the ever-changing conditions surrounding the re-opening and operations of both U.S. and Canada based LA Fitness facilities, we are unable to verify our schedule to commence opening our micro-clinics, but we are tentatively planning on a target of early 2022.

Affiliate Clinics

In order to strengthen our position within the Canadian Preferred Provider Network (“PPN”), we’ve built a contracted affiliate relationship with 108 clinics across Canada with 82 affiliate clinics in Ontario province and 26 affiliate clinics located throughout Alberta, Nova Scotia and Newfoundland.

The PPN is a network of three major insurance companies and their subsidiaries, totaling 11 insurance companies. PPN member insurance companies, in need of specific multidisciplinary primary health care solutions for their patients, send referrals to specific clinics registered through the PPN. We, as one of five major providers to the PPN, receive referrals through the PPN. This subset of business is a continuous source of referrals, from the insurance company payer to the approved group of clinics meeting the insurance companies’ pre-determined set of criteria for what they believe to be an appropriate clinical setting. Affiliate clinics pay us a mix of a flat fee and a percentage-based fee upon receipt of a payment for a service referred through the PPN.

The services provided by our affiliate clinics are consistent with the multidisciplinary primary health care services provided by our own corporate clinics. While each affiliate clinic may provide additional unique health care solutions, all affiliate clinics must meet specific criteria established under the PPN, creating a single standard of excellence across all clinics within our network.

Second Pillar – Interconnected Technology for Virtual Ecosystem of Services, Products and Digital Health Offerings

Decentralization through the integration of interconnected technology platforms has been adopted and is thriving in a variety of sectors and industries such as transportation (Uber, Lyft), real estate (Zillow, Redfin, Airbnb, VRBO), used car sales (Carvana, Vroom), stock and financial markets (Robinhood, Acorns, Webull) and so many other sectors. Yet decentralization of the non-critical primary care and wellness sector of healthcare is lagging significantly in capability and benefit for patient access and delivery of services and products. The COVID pandemic has taught both patients and healthcare providers the viability, importance, and benefits of decentralized access to primary care simply through the rapid adoption of telehealth/telemedicine.

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The Company’s focus on a holistic approach to patient-first health and wellness, through innovation and decentralization, includes maintaining an on-going continuous connection with our current and future patient community, beyond the traditional confines of brick-and-mortar facilities, by extending oversight of patient evaluation, diagnosis, treatment solutions, and monitoring, directly through various Medical Technology Platforms and periphery tools either in-use or under development. Through the integration and deployment of sophisticated and secure technology and periphery diagnostic tools, the Company is working to expand the reach of our non-critical primary care services and product offerings, beyond the traditional clinic locations, to geographic areas not readily providing advanced primary care service to date, including the patient’s home.

NovoConnect

NovoConnect, the Company’s proprietary mobile application, with a fully securitized tech stack is intended as our primary tool to integrate all of the Company’s interconnected technology designed to empower the patient by providing a single platform with a robust healthcare ecosystem of services, products and digital health offerings allowing the patient to have direct control of their health and wellness. We believe the healthcare industry is in the early stages of a fundamental transformation of the patient-practitioner-health insurer relationship whereby the patient is demanding greater control and care collaboration for their health and wellness needs while the practitioner desires dramatic improved efficiency in the delivery of their expertise to the patient.

The current system for delivery and access to primary care is fragmented, requiring patients to use multiple access points, portals, and applications to track various practitioner and health plan interactions for which each practitioner and health plan maintains separate records. Too many times, as a patient ages, the current systems make it almost impossible to have a central data set of a patients’ health history, many times losing various time periods of health history. Novo Connect is intended to empower the patient by providing a single platform that offers the care services, tracking, and secure recordkeeping to better navigate care choices.

Specific to non-critical care, the patient-practitioner relationship is shifting away from on-site visits to primary medical centers with mass-services and to the patient’s home and micro-clinics. Novo Connect is intended to provide “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizing the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution. The services and products available through Novo Connect may be provided either directly by the Company or an affiliated network of service or product providers across a variety of specialties.

NovoConnect is intended to provide a suite of secure, reliable engagement features including, but not limited to, appointment scheduling, bi-directional interface with Electronic Health Records (EHR), e-commerce, access to forms and documents, distribute patient data from C-CDAs to the patient portal regardless of source HER, bill pay, remote patient monitoring interface, patient-focused wellness information, and much more. As of August 31, 2021, NovoConnect is in beta testing with an intended launch date by the end of 2021.

Telemedicine/Telehealth

The pandemic has taught both patients and healthcare providers the viability, importance, and benefits of telemedicine technology for non-catastrophic primary care. Telemedicine is transforming traditional approaches to healthcare by providing ease of access and reduced costs for patients, particularly in areas with limited access to both clinicians and medically licensed providers. In a post-pandemic global environment, telemedicine is rapidly being adopted by clinicians, medical licensed providers, and the patient. However, we believe to date, telehealth technology usage is one dimensional and limiting in comfort for practitioners to provide in-depth diagnosis and treatment solutions.

Through both internal development and partnerships, the Company is working to provide the next generation of telehealth technology capability to offer the patient and the practitioner a sophisticated and enhanced telehealth interaction through laptop, desktop or the Company’s NovoConnect mobile application. Through the interface of sophisticated peripheral based diagnostic tools, such as a blood pressure reading device, a derma scope, an ophthalmoscope otoscope, and other add-ons operated by skilled support workers in the patient’s remote location, the practitioner’s ability and comfort to provide a uniquely comprehensive evaluation, diagnosis, and treatment solution is dramatically elevated creating virtual visits that are intended to be as real and as effective as a physical visit.

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Remote Patient Monitoring (“RPM”)

Through our exclusive licensing agreement with Cloud DX, our RPM platform empowers a patient to have direct control of collecting and monitoring real-time vital sign information while maintaining a direct technology link from patient to clinician or medical practitioner. The transfer of vital information from home to clinic or patient to clinician allows for the delivery of high quality, non-redundant diagnostic based proactive healthcare. The implementation of in-clinic patient metrics equivalent to those derived via a remote application in the home environment is the first step in engaging patient retention to remote review. The Cloud DX platform allows us to further expand on our patient-first care philosophy of maintaining an on-going connection with our patient community, beyond the traditional confines of a clinic, extending oversight of patient care and monitoring directly into the patient’s home.

Third Pillar – Health and Wellness Products

We believe our science first approach to product offerings further emphasizes the Company’s strategic vision to innovate, evolve, and deliver over-the-counter preventative and maintenance care solutions as well as therapeutics and personalized diagnostics that enable individualized health optimization.

As the Company’s patient base grows through the expansion of its corporate owned clinics, its affiliate network, its micro-clinic facility openings, its interconnected technology platforms, and other growth initiatives, the development and distribution of high-quality wellness product solutions is integral to (i) offering effective product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population, and (2) maintaining an on-going relationship with our patients through the customization of patient preventative and maintenance care solutions.

The Company’s product offering ecosystem is being built through strategic acquisitions and engaging in licensing agreements with partners that share our vision to provide a portfolio of products that offer an essential and differentiated solution to health and wellness globally.

Acenzia Inc.

Acenzia Inc. (“Acenzia”), which was acquired by the Company in June 2021, is in the business of providing nutraceutical health solutions through advanced bio-science research and development, proprietary manufacturing, and personalized diagnostics. In addition, Acenzia has developed a multiple international jurisdiction patented technology platform, using zebra fish, which enables rapid analysis of cancer cells, offering cancer patients and their healthcare providers prediction of early metastasis and drug sensitivity thereby providing important information for diagnosis and treatment (“Zgraft”)

Acenzia, founded in 2015, is licensed by multiple international government agencies including Health Canada, the U.S. FDA and the European Union for Good Manufacturing Practices (GMP) for over-the-counter and dietary supplement manufacturing. In addition, Acenzia maintains multiple third-party licenses including from the National Sanitation Foundation International (NSF) for meeting the required public health standards for manufacturing food, nutrition, and supplements. Acenzia is dedicated to the creation of innovative therapeutics and diagnostics that enables individualized health optimization.

Acenzia’s 36,000 square foot facility is located in Windsor Ontario Canada and includes Class 100 pharmaceutical grade cleanrooms and certified laboratories from which Acenzia creates and manufactures evidenced-based dietary, nutraceutical, and food products that can be validated through personalized diagnostics.

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PRO-DIP, LLC

PRO-DIP, LLC (“PRO-DIP”), founded in 2015 and based in San Jose, California, was acquired by the Company in May 2021. PRO-DIP has developed and commercialized its proprietary, patent-pending ION Energy oral pouch that delivers flavorful bursts of vitamins and natural energy supplements through small, semi-permeable sachets placed in the mouth, between the gum and cheek or lip. The initial burst of supplements is followed by extended absorption of the nutrients, providing long-lasting energy, even at high-exertion levels. With its hand-free ease of consumption, the ION energy-rich pouch is an alternative to traditional sports supplements

In addition to the ION Energy oral pouch, PRO-DIP is developing other pouch types for applications such as hydration, immunity, multi-vitamin, antioxidants, creatine, and sleep.

The PRO-DIP oral pouch delivery system offers broad market applications related to (i) nutritionally focused products and, (ii) medicinal based formulations. The dissolvable oral pouch as the delivery mechanism for certain medications, normally swallowed in pill or tablet format, between the cheek and gum for buccal absorption into the mouth’s small blood vessels.

PRO-DIP’s current distribution chain includes ADS, Inc., a leading value-added logistics and supply chain solutions provider that serves all branches of the U.S. Military, federal, state, and local government organizations, law enforcement agencies, first responders, partner nations and the defense industry.

Intellectual Property and Patents

The Company has acquired intellectual property, including patents, related to health sciences, personal diagnostics, and product applications which include:

1.	Zgraft is a multiple international jurisdiction patented personalized diagnostic technology platform which, using zebra fish, enables rapid analysis of cancer cells, offering cancer patients and their healthcare providers prediction of early metastasis and drug sensitivity thereby providing important information for diagnosis and treatment. The Zgraft platform models tumor progression and analyzes a cancer cell’s response to various treatment by transplanting human tumor tissue into a zebrafish allowing researchers to test an individual’s tumor cells under various conditions to see how they might respond to certain drug combinations and how the cancer progresses — all without exposing patients to the adverse effects of trying drug combinations that, ultimately, aren’t effective for their cases. Essentially, by taking a sample of cancer cells from a patient’s own tumors and studying them in a variety of conditions, doctors can now provide a more accurate prognosis of that individual’s case. More importantly, we believe doctors can test a variety of possible drug combinations to see how that articular patient’s cancer will respond to them.

2.	Intellectual property for generic primary and sub-primary drug formulations (known as bioequivalence) of name brand pharmaceutical reference products related to usage as injectables, ophthalmic, and topical applications.

3.	Intellectual property for proprietary designs for a cannabis dosing device, TruDose, which provides real-time analysis for the amount of THC/CBD in the smoke/vapor stream, after the heat point, allowing that once the device has detected the medically prescribed pre-set amount of THC/CBD has been detected, the device shuts off the flow of smoke/vapor so that only the pre-determined dose can be inhaled. The TruDose device is designed and intended to create assurance to delivered doses potentially allowing for broader medical application adoption.

Recent Developments

Coronavirus (COVID-19)

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. On March 17, 2020, as a result of COVID-19 pandemic having been reported throughout both Canada and the United States, certain national, provincial, state and local governmental authorities issued proclamations and/or directives aimed at minimizing the spread of COVID-19. Accordingly, on March 17, 2020, the Company closed all corporate clinics for all in-clinic non-essential services to protect the health and safety of its employees, partners, and patients.

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On May 26, 2020, the Ontario Ministry of Health announced updated guidance and directives stating that physiotherapists, chiropractors, and other regulated health professionals, including services and products provided by the Company, can gradually and carefully begin providing all services, including non-essential services, once the clinician and provider are satisfied all necessary precautions and protocols are in place to protect the patients, the clinician and the clinic staff. With all corporate clinics closed due to the COVID-19 pandemic, with the exception of providing certain limited essential and emergency services, the Company had furloughed 48 full-time employees and 35 part-time employees from its pre-closure levels of 81 full-time employees and 53 part-time employees specific to on-site clinic and eldercare operations.

Specific to our clinic-based services and products, operating under COVID-19 related authorized governmental proclamations and directives, between March 17 through June 1, 2020, the Company provided in-clinic multi-disciplinary primary healthcare services and products solely to patients with emergency and essential need while also providing certain virtual based services related to physiotherapy.

Specific to our eldercare based services and products, operating under COVID-19 related authorized governmental proclamations and directives which included certain eldercare related services being deemed essential, NHL was able to quickly expand its existing eldercare related physiotherapy service “virtual-care” platform, which pre-pandemic was primarily focused on providing “virtual-care” services to both smaller and remote eldercare homes to ensure access to service providers, when needed; and continuity of care to eldercare patients without service providers in their area. Given NHL had established “virtual care” procedures and forms, complete with video consent and assessment forms already vetted and approved by the Ontario College of Physiotherapists, NHL was well-positioned to expand the delivery of certain of its eldercare related contracted services, via “virtual-care” technology, ensuring continuity of service for our long-term care and retirement home clients.

On June 2, 2020, the Company commenced opening its corporate clinics and providing non-essential services. As of the quarter period ended August 31, 2021, all corporate clinics are open and operational while following all mandated guidelines and protocols from Health Canada, the Ontario Ministry of Health, and the respective disciplines’ regulatory Colleges to ensure a safe treatment environment for our staff and clients.

Canadian federal and provincial COVID-19 governmental proclamations and directives, including interprovincial travel restrictions, have presented unprecedented challenges to launching our Harvest Gold Farms and Kainai Cooperative joint ventures during the fiscal year ended August 31, 2021. Accordingly, the Company has decided to delay commencing the projects until the 2022 grow season. These joint ventures relate to the development, management, and arrangement of medicinal farming projects involving industrial hemp for medicinal Cannabidiol (CBD) applications.

Specific to PRO-DIP and Acenzia, both companies are open and fully operational while following all local, state, provincial, and national guidelines and protocols related to minimizing the spread of the COVID-19 pandemic.

For fiscal year 2022 and beyond, based on no additional “lockdowns” or new material directives being implemented which may limit the Company’s ability to provide its services and products in Canada and the U.S., the Company projects a steady quarter-to-quarter increase of revenue.

While all of the Company’s business units are operational at the time of this filing, any future impact of the COVID-19 pandemic on the Company’s operations remains unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced patient traffic and reduced operations.

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Purchase of Drug Formulations from 2794512 Ontario Inc.

On December 11, 2020, the Company entered into that certain Asset Purchase Agreement by and between the Company and 2794512 Ontario Inc. (the “Seller”) (the “2794512 APA”), pursuant to which the Company agreed to purchase, and Seller agreed to sell, generic primary and sub-primary drug formulations (known as bioequivalence) of name brand pharmaceutical reference products related to usage as injectables, ophthalmic, and topical applications. Pursuant to the terms of the 2794512 APA, the purchase price is $876,000. As consideration for payment of the 2794512 APA, the Company issued 2,400,000 restricted shares of common stock based on the 30-day trading average of $0.365. The shares were issued on December 15, 2020.

Resale Registration Statement on Form S-3

On June 8, 2021, the Company filed a registration statement on Form S-3 (SEC File No. 333-256892) relating to the sale of an aggregate of 2,388,050 shares of the Company’s common stock by the selling stockholders identified in the prospectus that forms a part of the registration statement. The shares are issuable upon the exercise of warrants purchased by the selling stockholders in a private placement transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Securities Purchase Agreement dated April 9, 2021. The registration statement was declared effective by the SEC on June 15, 2021.

New Principal Financial Officer

On June 14, 2021, Sterling Modesto Jimenez Romero notified us of his intent to resign as our Principal Financial Officer, effective June 15, 2021. On June 15, 2021, our Board of Directors appointed James Zsebok as Principal Financial Officer. Mr. Zsebok also serves as our principal accounting officer.

Robert Mattacchione Executive Agreement

On June 18, 2021, the Company entered into an executive agreement (the “June 2021 Mattacchione Agreement”) with GPE Global Holdings Inc., an entity controlled by Robert Mattacchione and through which Mr. Mattacchione will provide services to the Company (“GPE”). Mr. Mattacchione serves as the Company’s Chairman of the Board and Chief Executive Officer; and is the Company’s majority stockholder. Pursuant to the terms of the June 2021 Mattacchione Agreement, Mr. Mattacchione will continue to serve as the Company’s Chief Executive Officer. Mr. Mattacchione also continues to serve as Chairman of the Board. In consideration thereof, the Company agreed to (i) pay Mr. Mattacchione an annual base salary of $186,000, (ii) pay Mr. Mattacchione a monthly bonus reconciled quarterly and paid as follows: (a) quarterly cash bonuses equal to 10% of positive net income (“PNI”), and (b) PNI will be reconciled within 30 days after the close of the quarter with payments to Mr. Mattacchione made within 45 days of the close of the quarter, and (iii) pay Mr. Mattacchione bonuses based on increases in the Company’s market cap valuation (“MCV”) from the date of the June 2021 Mattacchione Agreement, with the following milestone bonus parameters:

(a)	For each and every $50,000,000 Company MCV increase sustained for a period of not less than 30 days (the “50M Bonus Event”), Mr. Mattacchione will receive $1,000,000, or 2% of $50,000,000, in Company common stock. For the sake of clarity, Mr. Mattacchione will only be issued compensation based on $50,000,000 MCV increments; there will be no compensation issued for anything above $50,000,000 until the subsequent $50,000,000 MCV milestone is achieved. This bonus will be capped at a Company MCV of $1 billion. The 50M Bonus Event stock will be issued as (i) 50% restricted shares within 30 days of the respective 50M Bonus Event or at a later date as requested by Mr. Mattacchione, and held as an allocation to Mr. Mattacchione, until the requisition date as provided in writing, by Mr. Mattacchione, to the Company, and (ii) 50% registered shares from the Company’s current active incentive plan within 30 days of the respective 50M Bonus Event
(b)	Upon the Company reaching and sustaining a MCV of $1 billion for no less than 30 days (the “1B Bonus Event”), Mr. Mattacchione will receive $50,000,000, or 5% of $1 billion, in restricted shares of Company common stock. The 1B Bonus Event stock will be issued within 30 days of the 1B Bonus Event or at a later date as requested by Mr. Mattacchione, and held as an allocation to Mr. Mattacchione, until the requisition date as provided in writing, by Mr. Mattacchione, to the Company

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(c)	For each additional $1 billion MCV, beyond the initial 1B Bonus Event, sustained for a period of no less than 30 days, Mr. Mattacchione will receive $50,000,000, or 5% of $1 billion, in restricted shares of the Company’s common stock. This additional 1B Bonus Event Stock, commencing with a $2 billion MCV and each additional 1B MCV increase, beyond $2 billion, will be issued within 30 days of the Bonus Event, or at a later date as requested by Mr. Mattacchione, and held as an allocation to Mr. Mattacchione, until the requisition date as provided in writing, by Mr. Mattacchione, to the Company.

The term of the June 2021 Mattacchione Agreement will run for an initial term of 36 months. The term may be extended at the end of the initial term if the Company and Mr. Mattacchione mutually agree. The June 2021 Mattacchione Agreement supersedes all prior compensation arrangements between the Company and Mr. Mattacchione and is subject to the termination provisions set forth in the June 2021 Mattacchione Agreement.

Christopher David Appointment as Chief Operating Officer & Employment Agreement

On June 18, 2021, the Company entered into an employment agreement (the “June 2021 David Agreement”) with Christopher David, the Company’s President and a member of the Company’s Board of Directors. Pursuant to the terms of the June 2021 David Agreement, Mr. David will serve as the Company’s President and Chief Operating Officer. In consideration thereof, the Company agreed to (i) pay Mr. David an annual base salary of $171,000, (ii) pay Mr. David a monthly bonus reconciled quarterly and paid as follows: (a) quarterly cash bonuses equal to 10% of PNI, and (b) PNI will be reconciled within 30 days after the close of the quarter with payments to Mr. David made within 45 days of the close of the quarter, and (iii) pay Mr. David bonuses based on increases in the Company’s MCV from the date of the June 2021 David Agreement, with the following milestone bonus parameters:

(a)	For each and every $50,000,000 Company MCV increase sustained for a period of not less than 30 days (the “50M Bonus Event”), Mr. David will receive $500,000, or 1% of $50,000,000, in Company common stock. For the sake of clarity, Mr. David will only be issued compensation based on $50,000,000 MCV increments; there will be no compensation issued for anything above $50,000,000 until the subsequent $50,000,000 MCV milestone is achieved. This bonus will be capped at a Company MCV of $1 billion. The 50M Bonus Event stock will be issued as (i) 50% restricted shares within 30 days of the respective 50M Bonus Event or at a later date as requested by Mr. David, and held as an allocation to Mr. David, until the requisition date as provided in writing, by Mr. David, to the Company, and (ii) 50% registered shares from the Company’s current active incentive plan within 30 days of the respective 50M Bonus Event.

(b)	Upon the Company reaching and sustaining a MCV of $1 billion for no less than 30 days (the “1B Bonus Event”), Mr. David will receive $20,000,000, or 2% of $1 billion, in restricted shares of Company common stock. The 1B Bonus Event stock will be issued within 30 days of the 1B Bonus Event or at a later date as requested by Mr. David, and held as an allocation to Mr. David, until the requisition date as provided in writing, by Mr. David, to the Company.

(c)	For each additional $1 billion MCV, beyond the initial 1B Bonus Event, sustained for a period of no less than 30 days, Mr. David will receive $20,000,000, or 2% of $1 billion, in restricted shares of the Company’s common stock. This additional 1B Bonus Event Stock, commencing with a $2 billion MCV and each additional 1B MCV increase, beyond $2 billion, will be issued within 30 days of the Bonus Event, or at a later date as requested by Mr. David, and held as an allocation to Mr. David, until the requisition date as provided in writing, by Mr. David, to the Company.

The term of the June 2021 David Agreement will run for an initial term of 36 months. The term may be extended at the end of the initial term if the Company and Mr. David mutually agree. The June 2021 David Agreement supersedes the employment agreement dated August 6, 2020 between the Company and Mr. David and is subject to the termination provisions set forth in the June 2021 David Agreement.

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Letter of Intent to Acquire Pharmacies

On August 30, 2021, the Company entered into a non-binding letter of intent to acquire seven pharmacies in the United States. The acquisition of seven pharmacies, which collectively generated approximately $55 million in annualized revenue in 2020, would establish the Company’s footprint in the U.S. with locations in Florida, Virginia, and Arizona. The Company believes that the daily patient interaction will allow it to leverage its telehealth platform, mobile application (NovoConnect), on-site diagnostic capabilities such as Zgraft, and customized nutrition and wellness product offerings, establishing the Company as a vertically integrated, multidisciplinary health care provider. The proposed all-stock transactions contemplate the acquisition, by the Company, of a 50% interest in each pharmacy. The Company expects to negotiate and enter into definitive agreements and to close the acquisitions during the second half of 2021.

MiTelemed+

In October 2021, the Company announced the launch of MiTelemed+, Inc. (“MiTelemed”), a joint venture between NHL and EK-Tech Solutions Inc. (“EK-Tech”). MiTelemed will operate, support and expand access and functionality of iTelemed, EK-Tech’s enhanced proprietary telehealth platform. MiTelemed+, through the iTelemed platform, will allow us to offer the patient and the practitioner a sophisticated and enhanced telehealth interaction. Through the interface of sophisticated peripheral based diagnostic tools operated by skilled support workers in the patient’s remote location, we believe that the practitioner’s ability and comfort to provide a uniquely comprehensive evaluation, diagnosis, and treatment solution will be dramatically elevated.

Terragenx Share Exchange

On November 17, 2021, Novo Integrated Sciences, Inc. (the “Company”) and Novo Healthnet Limited, a wholly owned subsidiary (“NHL”), entered into that certain Share Exchange Agreement (the “Terra SEA”), dated as of November 17, 2021, by and among the Company, NHL, Terragenx Inc. (“Terra”), TMS Inc. (“TMS”), Shawn Mullins, Claude Fournier, and The Coles Optimum Health and Vitality Trust (“COHV” and collectively with TMS, Mr. Mullins and Mr. Fournier, the “Terra Shareholders”). Collectively, the Terra Shareholders own 91% of the outstanding shares of Terra (the “Terra Purchased Shares”).

Pursuant to the terms of the Terra SEA, NHL agreed to purchase from the Terra Shareholders, and the Terra Shareholders agreed to sell to NHL, the Terra Purchased Shares on the closing date, in exchange for payment by NHL of the purchase price (the “Purchase Price”) of $500,000 (the “Exchange”). The Purchase Price will be paid by the issuance by NHL to the Terra Shareholders of certain non-voting NHL special shares exchangeable into restricted shares of the Company’s common stock (the “NHL Exchangeable Shares”). The total shares of Company common stock allotted in favor of the Terra Shareholders was be calculated at a per share price of $3.35.

The Exchange closed on November 17, 2021. At the closing of the Exchange, (i) the Terra Shareholders transferred to NHL a total of 910 shares of Terra common stock, representing 91% of Terra’s outstanding shares, and (ii) a total of 100 NHL Exchangeable Shares were issued to the Terra Shareholders, which NHL Exchangeable Shares are exchangeable into a total of 118,821 restricted shares of the Company’s common stock. As a result of the Exchange, NHL has 91% ownership of Terra and full control of the Terra business.

As of May 28, 2021, the parties to the SEA estimate that the Adjusted Purchase Price will be $14,884,039, resulting in the anticipated issuance of 100 NHL Exchangeable Shares exchangeable into an aggregate of 3,806,660 restricted shares of the Company’s common stock. The actual Adjusted Purchase Price and number of shares of Company common stock to be issued upon exchange of the NHL Exchangeable Shares will be determined following the closing, based on the Post-Closing Adjustment.

The Terra SEA contains customary representations, warranties and closing conditions.

Mullins Asset Purchase Agreement

On November 17, 2021, the Company entered into that certain Asset Purchase Agreement (the “Mullins APA”), dated as of November 17, 2021, by and between the Company and Terence Mullins. Pursuant to the terms of the Mullins APA, Mr. Mullins agreed to sell, and the Company agreed to purchase, all of Mr. Mullins’ right, title and interest in and to certain assets directly and indirectly related to any and all iodine-based related products and technologies as specified in the Mullins APA (the “Mullins IP”), in exchange for a purchase price of CAD$2,500,000 (approximately $1,967,850) in restricted shares of the Company’s common stock, calculated at value of $3.35 per share; provided, however, that Mr. Mullins may elect to structure the sale through one of the Company’s wholly owned Canadian subsidiaries, whereby Mr. Mullins would receive special shares in the subsidiary with the sole right of conversion into the Company’s common stock. CAD$2,000,000 ($1,574,280) in restricted shares or special shares will be issued after patent pending status and held in escrow until patent registration and approval is complete, with the additional CAD$500,000 ($393,570) in shares to be issued upon closing.

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In addition, the Company will pay a royalty equal to 10% of net revenue (net profit) of all iodine related sales reported through the Company or any of its wholly owned subsidiaries for a period equal to the commercial validity of the intellectual property.

The Mullins APA includes customary representations and warranties and closing conditions.

Jefferson Street Capital Stock Purchase Agreement & Secured Convertible Promissory Note

On November 17, 2021, the Company and Terra entered into that certain securities purchase agreement (the “Jefferson SPA”), dated as of November 17, 2021, by and among the Company, Terra and Jefferson Street Capital LLC (“Jefferson”). Pursuant to the terms of the Jefferson SPA, (i) the Company agreed to issue and sell to Jefferson the Jefferson Note (as hereinafter defined); (ii) the Company agreed to issue to Jefferson the Jefferson Warrant (as hereinafter defined); and (iii) the Company agreed to issue to Jefferson 1,000,000 collateral shares; and (iv) Jefferson agreed to pay to the Company $750,000 (the “Jefferson Purchase Price”).

Pursuant to the terms of the Jefferson SPA, on November 17, 2021, Terra issued to Jefferson a secured convertible promissory note (the “Jefferson Note”) with a maturity date of May 17, 2022, in the principal amount of $937,500. The Company acted as guarantor on the Jefferson Note. Pursuant to the terms of the Jefferson Note, Terra agreed to pay to Jefferson $937,500 (the “Principal Amount”), with a purchase price of $750,000 plus an original issue discount in the amount of $187,500 (the “OID”), and to pay interest on the Principal Amount at the rate of 1% per annum.

Any amount of principal, interest or other amount due on the Jefferson Note that is not paid when due will bear interest at the rate of the lesser of (i) 12%, or (b) the maximum rate allowed by law.

Jefferson may, at any time, convert all or any portion of the then outstanding and unpaid principal amount and interest into shares of the Company’s common stock at a conversion price of $3.35 per share. The Jefferson Note has a 4.99% equity blocker; provided, however, that the 4.99% equity blocker may be waived (up to 9.99%) by Jefferson, at Jefferson’s election, on not less than 61 days’ prior notice to the Company.

On November 17, 2021, Jefferson paid the Jefferson Purchase Price of $750,000 in exchange for the Jefferson Note. Terra intends to use the proceeds for the acquisition of the Mullins IP and thereafter for working capital and other general purposes.

Terra may prepay the Jefferson Note at any time in accordance with the terms of the Jefferson Note.

Except for this transaction, Terra and the Company agreed to pay to Jefferson on an accelerated basis, any outstanding Principal Amount of the Jefferson Note, along with all unpaid interest, and fees and penalties, if any, from the sources of capital below, at Jefferson’s discretion, it being acknowledged and agreed by Jefferson that the Company and Terra have the right to make bona fide payments to vendors with Company common stock:

●	At Jefferson’s option, 15% of the net cash proceeds of any future financings by the Company, Terra or any subsidiary, whether debt or equity, or any other financing proceeds such as cash advances, royalties or earn-out payments.
●	All net proceeds from any sale of assets of the Company, Terra or any subsidiaries other than sales of inventory in the ordinary course of business or receipt by the Company or any subsidiaries of any tax credits or collections pursuant to any settlement or judgement.
●	Net proceeds resulting from the sale of any assets outside of the ordinary course of business or securities in any subsidiary.

The Jefferson SPA and the Jefferson Note contain customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Jefferson Note or Jefferson SPA.

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Jefferson Street Capital Common Stock Purchase Warrant

Also on November 17, 2021, pursuant to the terms of the Jefferson SPA, the Company issued to Jefferson a common stock purchase warrant (the “Jefferson Warrant”) for the purchase of 111,940 shares of the Company’s common stock. The per share exercise price under the Jefferson Warrant is, subject to adjustment as described therein, $3.35. The Jefferson Warrant is exercisable during the period commencing on November 17, 2021 and ending at 5:00 p.m., New York City time, on November 17, 2024.

Platinum Point Capital Stock Purchase Agreement & Secured Convertible Promissory Note

On November 17, 2021, the Company and Terra entered into that certain securities purchase agreement (the “Platinum SPA”), dated as of November 17, 2021, by and among the Company, Terra and Platinum Point Capital LLC (“Platinum”). Pursuant to the terms of the Platinum SPA, (i) the Company agreed to issue and sell to Platinum the Platinum Note (as hereinafter defined); (ii) the Company agreed to issue to Platinum the Platinum Warrant (as hereinafter defined); and (iii) the Company agreed to issue to Platinum 1,000,000 collateral shares; and (iv) Platinum agreed to pay to the Company $750,000 (the “Platinum Purchase Price”).

Pursuant to the terms of the Platinum SPA, on November 17, 2021, Terra issued to Platinum a secured convertible promissory note (the “Platinum Note”) with a maturity date of May 17, 2022, in the principal amount of $937,500. The Company acted as guarantor on the Platinum Note. Pursuant to the terms of the Platinum Note, Terra agreed to pay to Platinum $937,500 (the “Platinum Principal Amount”), with a purchase price of $750,000 plus an original issue discount in the amount of $187,500 (the “OID”), and to pay interest on the Principal Amount at the rate of 1% per annum.

Any amount of principal, interest or other amount due on the Platinum Note that is not paid when due will bear interest at the rate of the lesser of (i) 12%, or (b) the maximum rate allowed by law.

Platinum may, at any time, convert all or any portion of the then outstanding and unpaid principal amount and interest into shares of the Company’s common stock at a conversion price of $3.35 per share. The Platinum Note has a 4.99% equity blocker; provided, however, that the 4.99% equity blocker may be waived (up to 9.99%) by Platinum, at Platinum’s election, on not less than 61 days’ prior notice to the Company.

On November 17, 2021, Platinum paid the Platinum Purchase Price of $750,000 in exchange for the Platinum Note. Terra intends to use the proceeds for the acquisition of the Mullins IP and thereafter for working capital and other general purposes.

Terra may prepay the Platinum Note at any time in accordance with the terms of the Platinum Note.

Except for this transaction, Terra and the Company agreed to pay to Platinum on an accelerated basis, any outstanding Principal Amount of the Platinum Note, along with all unpaid interest, and fees and penalties, if any, from the sources of capital below, at Platinum’s discretion, it being acknowledged and agreed by Platinum that the Company and Terra have the right to make bona fide payments to vendors with Company common stock:

●	At Platinum’s option, 15% of the net cash proceeds of any future financings by the Company, Terra or any subsidiary, whether debt or equity, or any other financing proceeds such as cash advances, royalties or earn-out payments.
●	All net proceeds from any sale of assets of the Company, Terra or any subsidiaries other than sales of inventory in the ordinary course of business or receipt by the Company or any subsidiaries of any tax credits or collections pursuant to any settlement or judgement.
●	Net proceeds resulting from the sale of any assets outside of the ordinary course of business or securities in any subsidiary.

The Platinum SPA and the Platinum Note contain customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Platinum Note or Platinum SPA.

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Platinum Point Capital Common Stock Purchase Warrant

Also on November 17, 2021, pursuant to the terms of the Platinum SPA, the Company issued to Platinum a common stock purchase warrant (the “Platinum Warrant”) for the purchase of 111,940 shares of the Company’s common stock. The per share exercise price under the Platinum Warrant is, subject to adjustment as described therein, $3.35. The Platinum Warrant is exercisable during the period commencing on November 17, 2021 and ending at 5:00 p.m., New York City time, on November 17, 2024.

Business Growth Initiatives

The Company’s mission is to provide excellence in multidisciplinary primary health care evaluation, assessment, diagnosis, treatment, pain management and prevention through the integration of medical technology, advanced therapeutics and rehabilitative science. Key elements of our business growth initiatives include:

●	Increase Market Share in Canada through Organic Growth, Asset Acquisition and Contract Expansion for both our Clinic and Eldercare Operations. Specific to our clinic operations, the Company has an ongoing initiative to expand our Canadian market share through organic growth as well as strategic acquisitions and Joint Ventures of operating multidisciplinary primary health care clinics in markets we are currently located as well as new geographic markets. Specific to our Eldercare based operations, we intend to increase our Canada market share of providing contracted-occupational therapy and physiotherapy services to eldercare centric homes through network affiliation growth, new contract awards, and increased usage of telemedicine.

●	Expand Operations into the United States through:

○	the introduction and deployment of our various interconnected technology platforms to deliver the Company’s array of primary care services and products.

○	Establish micro clinics in existing facilities through partnerships with existing U.S. based operators of healthcare related services and products such as pharmacies and big-box retail outlets.

○	The strategic acquisition of targeted U.S. operating clinics in key geographical areas.

○	The strategic acquisition of targeted U.S. operating pharmacies in key geographical areas.

○	Establishment of strategic affiliations, alliances and partnerships with existing U.S. health care provider facilities allowing us immediate access to their client base.

●	Open Micro-Clinic Facilities through our U.S. and Canada LA Fitness Master Facility License Agreements. Micro-clinic facilities are reduced footprint clinics, primarily located within the footprint of box-store commercial enterprises, focused on providing both (i) multidisciplinary primary care and medical technology related services, and (ii) health and wellness products. Under the terms of our agreements with LA Fitness (U.S. and Canada), we are developing and opening micro-clinic facilities within the footprint of LA Fitness facilities throughout both the U.S. and Canada. Each micro-clinic exists through either third-party sub-license agreements or corporate sponsored arrangement. The Company’s LA Fitness based micro-clinic facilities will primarily provide outpatient physiotherapy and occupational therapy services.

●	Further Development and Usage of NovoConnect and Telemedicine/Telehealth Medical Technology Platform.

The Company’s focus on a holistic approach to patient-first health and wellness, through innovation and decentralization, includes maintaining an on-going continuous connection with our current and future patient community, beyond the traditional confines of brick-and-mortar facilities, by extending oversight of patient evaluation, diagnosis, treatment solutions, and monitoring, directly through various Medical Technology Platforms and periphery tools either in-use or under development. Through the integration and deployment of sophisticated and secure technology and periphery diagnostic tools, the Company is working to expand the reach of our non-critical primary care services and product offerings, beyond the traditional clinic locations, to geographic areas not readily providing advanced primary care service to date, including the patient’s home.

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NovoConnect, the Company’s proprietary mobile application, with a fully securitized tech stack, is intended as our primary tool to integrate all of the Company’s interconnected technology designed to empower the patient by providing a single platform with a robust healthcare ecosystem of services, products and digital health offerings allowing the patient to have direct control of their health and wellness. We believe the healthcare industry is in the early stages of a fundamental transformation of the patient-practitioner-health insurer relationship whereby the patient is demanding greater control and care collaboration for their health and wellness needs while the practitioner desires dramatic improved efficiency in the delivery of their expertise to the patient.

Through both internal development and partnerships, the Company is working to provide the next generation of telehealth technology capability to offer the patient and the practitioner a sophisticated and enhanced telehealth interaction through laptop, desktop or the Company’s NovoConnect mobile application. Through the interface of sophisticated peripheral based diagnostic tools, such as a blood pressure reading device, a derma scope, an ophthalmoscope otoscope, and other add-ons operated by skilled support workers in the patient’s remote location, the practitioner’s ability and comfort to provide a uniquely comprehensive evaluation, diagnosis, and treatment solution is dramatically elevated creating virtual visits that are intended to be as real and as effective as a physical visit.

Specific to our eldercare operations, prior to COVID-19 our Telemedicine Medical Technology Platform was primarily focused on providing physiotherapy related “virtual-care” services to both smaller and remote eldercare focused facilities to ensure access to service providers, when needed; and continuity of care to eldercare patients without service providers in their area. With the profound impact COVID-19 has had on the delivery on delivery of healthcare services sector wide, operating under COVID-19 related authorized governmental proclamations and directives, on April 1, 2020, we expanded our eldercare related Telemedicine Medical Technology Platform to include non-critical resident reviews, exercise related activity and additional physiotherapy sessions, ensuring continuity of service for our long-term care and retirement home clients.

Specific to our Clinic based operations, the success of telemedicine has always depended on the adoption of virtual technology by clinicians, medically licensed providers and the patient. A basic checklist approach to results allows both multidisciplinary clinicians and medically licensed providers to remotely determine if direct medical attention is required rather than remote or virtual guidance to care. The patient friendly telemedicine platform removes the traditional barrier represented by intimidating peripherals along with necessary precision use and application of the peripherals to obtain accurate data necessary for appropriate diagnosis. A patient can now feel certain of their role in the assessment process without sophisticated and exhaustive training.

●	Develop and Launch our Remote Patient Monitoring Medical Technology Platform. Beyond the traditional confines of in-clinic visits, our Remote Patient Monitoring Medical Technology Platform (“RPM platform” or “RPM”) provides clinicians and practitioners the ability to maintain an on-going continuous connection with their patient community extending patient care directly into the patient’s home. Through our exclusive licensing agreement with Cloud DX, our RPM platform empowers a patient to have direct control of collecting and monitoring real-time vital sign information while maintaining a direct technology link from patient to clinician or medical practitioner. The transfer of vital information from home to clinic or patient to clinician allows for the delivery of high quality, non-redundant diagnostic based proactive healthcare. The implementation of in-clinic patient metrics equivalent to those derived via a remote application in the home environment is the first step in engaging patient retention to remote review.

Effective with the re-opening of NHL’s corporate clinics post COVID-19 lockdown, we have launched Phase 1 of our Remote Patient Monitoring Medical Technology Platform. Using the Cloud DX technology, at the time of our clinic staff initiating patient check-in, NHL’s staff is collecting pertinent vital sign data for on-going analysis, comparison, and observation under the RPM license application. Our clinic staff are actively working to educate our patients regarding the benefits of participating in our RPM Platform. In Canada, third party insurance coverage for RPM related devices is now being reviewed for implementation nationwide. Currently, as documented and requested by the clinician, insurance coverage is being approved on a case-by- case basis.

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Additionally, the Company has implemented a marketing and sales program to sub-license the Cloud DX technology to our Canadian affiliate clinic network as well as other clinics and medically licensed providers throughout both Canada and the United States.

●	Build an Intellectual Property and Patent Portfolio. We intend to acquire or obtain licensing rights for Intellectual Property (IP) and patents related to health sciences and nano-formulation. When considering nano-formulation patent and IP assets, one specific area we intend to pursue relates to medical cannabis related medicines, beverages and foods infused with dry powder, liquid or oil with further formulation into creams and gels, allowing for oral, intravenous and/or transdermal delivery.

●	Expand our Posture, Stride, and Kinetic Body Movement Scanning Technologies and Protocols. When combined with decades of data harvesting and analysis, we believe these specialized technologies and protocols provide our clinics with the ability to deliver better healthcare, through early diagnosis and preventative health care strategies, to both our patients and patients under the care of other providers.

●	Launch our Exclusive Medicinal Cannabidiol (“CBD”) Product Platform based in Canada. As we continue to build our health science platform of services and products through the integration of technology and rehabilitative science, one component of our lateral business growth strategy includes developing business units centered on the direct control of the cultivation, processing, and manufacturing of CBD products in Canada, and the sale and distribution of medicinal CBD products in Canada and authorized U.S. states. We expect our prospective medicinal CBD products will be specifically focused on CBD for use (i) as a treatment aid; (ii) to provide relief for a large array of neurological and musculoskeletal system disorders; and (iii) as an alternative option for health care providers in place of prescribing opioids to patients.

Offering our patients access to non-hallucinogenic and non-addictive natural remedies, under required clinical oversight policies and procedures as they relate to medicinal CBD, combined with our existing clinic-based treatment protocols, allows us to enter this market segment with a unique integration model not readily available in the marketplace.

LA Fitness U.S. License Agreement & Guaranty

On September 24, 2019, Novomerica, a wholly owned subsidiary of the Company, entered into a Master Facility License Agreement with Fitness International, LLC and Fitness & Sports Clubs, LLC (together with Fitness International, LLC, “LA Fitness U.S.”). The Master Facility License Agreement was amended on February 4, 2020, pursuant to the terms of that certain First Amendment to Master Facility License Agreement between Novomerica and Fitness International, LLC (“U.S. License Agreement”).

Pursuant to the terms of the U.S. License Agreement, the parties agreed that from time to time as set forth in the U.S. License Agreement or as the parties otherwise agree, Novomerica may wish to identify sublicensees to provide certain services in facilities operated by LA Fitness U.S., and LA Fitness U.S. may desire to grant to such sublicenses the right to do the same. Upon execution of applicable documentation as may be required by the U.S. License Agreement, the sublicensee (which may be Novomerica, if Novomerica desires to provide Services (as hereinafter defined) itself) shall have the right, subject to the terms of the U.S. License Agreement, to (i) occupy and use, on an exclusive basis, for the purposes of providing outpatient physical and/or occupational therapy as provided in the U.S. License Agreement (the “Services”), with the applicable LA Fitness U.S. facility, and (ii) access and use, on a non-exclusive basis, for the purpose of providing the Services, the applicable facility’s equipment and a pool lane, and (iii) use, on a non-exclusive basis, the applicable facility’s common areas solely as necessary to access the facility’s service area, equipment and a pool lane.

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Pursuant to the terms of the U.S. License Agreement, five separate initial licenses in Ohio were granted. Novomerica agreed to develop and open for business (a) at least two of such facilities by June 30, 2020, (b) at least two additional facilities by September 30, 2020, and (c) the final remaining facility by December 31, 2020 (“U.S. Development Schedule”). Pursuant to the terms of the U.S. License Agreement, in the event that Novomerica fails to meet the U.S. Development Schedule, the initial licenses that Novomerica has developed and opened for business will remain unaffected; however, Novomerica will lose the right to develop the remaining licenses.

With respect to each license granted under the U.S. License Agreement, for the period beginning as of the commencement date of each such license and continuing until the expiration or earlier termination of such license, Novomerica shall pay to LA Fitness U.S. a monthly payment in an agreed upon amount.

Unless sooner terminated as provided in the U.S. License Agreement, the term of the U.S. License Agreement shall expire simultaneously with the expiration of earlier termination of the License Term (as such term is defined in the U.S. License Agreement) of the last remaining license granted under the U.S. License Agreement.

Pursuant to the terms of the U.S. License Agreement, the Company entered into that certain Guaranty Agreement (the “U.S. Guaranty”) dated September 24, 2019 by and between the Company and LA Fitness U.S. Pursuant to the terms of the U.S. Guaranty, the Company irrevocably guaranteed the full, unconditional and prompt payment and performance of all of Novomerica’s obligations and liabilities under the U.S. License Agreement.

In March 2020, as a result of guidelines issued by local, state, and federal authorities due to the COVID-19 pandemic, LA Fitness U.S. closed all facilities nationwide. As a result, all contractual terms and conditions of our U.S. License Agreement are on hold, with intent to amend the U.S. License Agreement and its timelines once “normal” activity resumes in the LA Fitness U.S. facilities. We cannot guarantee that the (relevant) License Agreement will be amended to allow for an extension of its timeline. Currently, under both government and internal corporate directives, LA Fitness U.S. is cautiously opening certain facilities to limited access and services. Opening of our micro-clinic facilities may vary from state to state; however, our model plan to partner and sub-license with existing local clinic ownership to launch and operate each LA Fitness U.S. based micro-clinic remains intact.

Due to the ever-changing conditions surrounding the re-opening of LA Fitness U.S. facilities, we are unable to verify our schedule to commence opening our micro-clinics, but we are tentatively planning on a target of early 2022. Furthermore, in our discussions with LA Fitness U.S., all parties agree that the pandemic has created renewed awareness of health wellness as a lifestyle rather than as a treatment. LA Fitness U.S. continues to indicate the desire to continue our contractual agreements upon LA Fitness U.S. re-opening facilities post-pandemic. We believe that the addition of our micro-clinics to LA Fitness U.S. facilities further enhances the benefits available to the facilities’ membership by providing direct access to certain multidimensional primary healthcare services.

LA Fitness Canada License Agreement & Guaranty

On September 24, 2019, NHL entered into a Master Facility License Agreement with LAF Canada Company (“LA Fitness Canada”). The Master Facility License Agreement was amended on February 4, 2020, pursuant to the terms of that certain First Amendment to Master Facility License Agreement between NHL and LA Fitness Canada (“Canada License Agreement”).

Pursuant to the terms of the Canada License Agreement, the parties agreed that from time to time as set forth in the Canada License Agreement or as the parties otherwise agree, NHL may wish to identify sublicensees to provide certain services in facilities operated by LA Fitness Canada, and LA Fitness Canada may desire to grant to such sublicensees the right to do the same. Upon execution of applicable documentation as may be required by the Canada License Agreement, the sublicensee (which may be NHL, if NHL desires to provide Services (as hereinafter defined) itself) shall have the right, subject to the terms of the Canada License Agreement, to (i) occupy and use, on an exclusive basis, for the purposes of providing outpatient physical and/or occupational therapy as provided in the Canada License Agreement (the “Services”), with the applicable LA Fitness Canada facility, and (ii) access and use, on a non-exclusive basis, for the purpose of providing the Services, the applicable facility’s equipment and a pool lane, and (iii) use, on a non-exclusive basis, the applicable facility’s common areas solely as necessary to access the facility’s service area, equipment and a pool lane.

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Pursuant to the terms of the Canada License Agreement, 17 separate initial licenses in Ontario, Canada and Alberta, Canada were granted. NHL agreed to develop and open for business (a) at least four of such facilities by March 31, 2020, (b) at least six additional facilities by June 30, 2020, (c) at least six additional facilities by September 30, 2020, and (4) the final remaining facility by December 31, 2020 (the “Canada Development Schedule”). Pursuant to the terms of the Canada License Agreement, in the event that NHL fails to meet the Canada Development Schedule, the initial licenses that NHL has developed and opened for business will remain unaffected; however, NHL will lose the right to develop the remaining licenses.

As defined in the Canada License Agreement, NHL has provided the initial four deposits due by March 31, 2020. In addition, NHL has engaged clinicians to sublicense the roll-out and operation of micro-clinics as defined in the Canada License Agreement clinics in LAF.

With respect to each license granted under the Canada License Agreement, for the period beginning as of the commencement date of each such license and continuing until the expiration or earlier termination of such license, NHL shall pay to LA Fitness Canada a monthly payment in an agreed upon amount.

Unless sooner terminated as provided in the Canada License Agreement, the term of the Canada License Agreement shall expire simultaneously with the expiration of earlier termination of the License Term (as such term is defined in the Canada License Agreement) of the last remaining license granted under the Canada License Agreement.

Pursuant to the terms of the Canada License Agreement, the Company entered into that certain Guaranty Agreement (the “Canada Guaranty”) dated September 24, 2019 by and between the Company, Fitness International, LLC, and LA Fitness Canada. Pursuant to the terms of the Canada Guaranty, the Company irrevocably guaranteed the full, unconditional, and prompt payment and performance of all of NHL’s obligations and liabilities under the Canada License Agreement.

In March 2020, as a result of guidelines issued by local, provincial, and federal authorities due to the COVID-19 pandemic, LA Fitness Canada closed all facilities nationwide. As a result, all contractual terms and conditions of our Canada License Agreement are on hold with intent to amend the Canada License Agreement and its timelines once “normal” activity resumes in the LA Fitness Canada facilities. We cannot guarantee that the (relevant) License Agreement will be amended to allow for an extension of its timeline. Currently, under both government and internal corporate directives, LA Fitness Canada is cautiously opening certain facilities to limited access and services. Opening of our micro-clinic facilities may vary from state to state; however, our model plan to partner and sub-license with existing local clinic ownership to launch and operate each LA Fitness Canada based micro-clinic remains intact.

Due to the ever-changing conditions surrounding the re-opening of LA Fitness Canada facilities, we are unable to verify our schedule to commence opening our micro-clinics, but we are tentatively planning on a target of early 2022. Furthermore, in our discussions with LA Fitness Canada, all parties agree that the pandemic has created renewed awareness of health wellness as a lifestyle rather than as a treatment. LA Fitness Canada continues to indicate the desire to continue our contractual agreements upon the re-opening of LA Fitness Canada facilities post-pandemic. We believe that the addition of our micro-clinics to LA Fitness Canada facilities further enhances the benefits available to the facilities’ membership by providing direct access to certain multidimensional primary healthcare services.

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Cloud DX

On February 26, 2019, the Company entered into a Software License Agreement with Cloud DX, Inc., a medical device company, operating in the United States and Canada that develops both hardware and related software for Remote Patient Monitoring Medical Technology Platform and Chronic Care, that provides NHL with perpetual licensing rights to the Bundled Pulsewave PAD-1A USB Blood Pressure Device, related software and up-to-date product releases. Additionally, the License Agreement provides NHL with conditional exclusive rights, over the initial 5-year period, to sub-license and re-sell Bundled Pulsewave Devices and related software pursuant to the terms of the Software License Agreement.

The Cloud DX platform allows NHL to further expand on its patient care philosophy of maintaining an on-going continuous connection with its patient community, beyond the traditional confines of a clinic, extending oversight of patient care and monitoring directly into the patient’s home through Remote Patient Monitoring Medical Technology Platform. The Cloud DX technology empowers a patient with real-time vital sign information while maintaining a direct technology link from patient to clinician or medical practitioner. The transfer of vital information from home to clinic or patient to clinician further allows our clinicians and practitioners to deliver non-redundant diagnostic based proactive multidisciplinary primary health care.

Effective with the re-opening of NHL’s corporate clinics, post COVID-19 lockdown, we have launched Phase 1 of our Remote Patient Monitoring Medical Technology Platform. Using the Cloud DX technology, as part of our clientele’s check-in and daily screening process we are collecting pertinent vital sign data for on-going analysis, comparison, and observation under the RPM application.

Additionally, the Company has implemented a marketing and sales program to sub-license the Cloud DX technology to our Canadian affiliate clinic network as well as other clinics and medically licensed providers throughout both Canada and the United States.

Corporate Information

Our principal executive office is located at 11120 NE 2nd Street, Suite 100, Bellevue, Washington 98004 and our phone number is (206) 617-9797. Our corporate website address is www.novointegrated.com. The information contained on, or accessible through, our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

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THE OFFERING

The following is a summary of the offering. For a more complete description of the terms of the Notes, the Warrants and the Common Stock, you should read “Description of Securities Being Offered” in this prospectus supplement and “Description of Debt Securities,” “Description of Warrants” and “Description of Capital Stock—Common Stock” in the accompanying prospectus.

Issuer	Novo Integrated Sciences, Inc., a Nevada corporation.

Securities Offered	$16,666,666 aggregate principal amount of our senior secured convertible notes and Warrants to purchase 5,833,334 shares of our Common Stock. We are also offering up to 68,557,248 shares of Common Stock issuable from time to time upon conversion or otherwise under the Notes (including shares of Common Stock that may be issued as interest in lieu of cash payments) at an assumed floor price of $0.262 per share (although the initial conversion price of the Notes is $2.00 per share) and 5,833,334 shares of Common Stock issuable from time to time upon exercise of the Warrants.

Offering Price	$16,666,666

Notes: Maturity Date	The Notes will mature on June 14, 2023, or the Maturity Date, unless earlier converted or redeemed, subject to the right of the investors to extend the date under certain circumstances.

Notes: Interest Rate	The Notes will be issued with an original issue discount of 10% and will bear interest at a rate of 5.0% per annum (subject to increase to 15% per annum upon any event of default) payable on the Interest Date. “Interest Date” means, with respect to any given calendar month, (x) if prior to the initial Amortization Date or after the Maturity Date, the first Trading Day of such calendar month or (y) if on or after the initial Amortization Date, but on or prior to the Maturity Date, such Amortization Date, if any, in such calendar month.

Notes: Amortization and Payment Dates	On the first business day of each month commencing on the calendar month immediately following the sixth month anniversary of the issuance of the Note through the Maturity Date, we will make monthly payments consisting of an amortizing portion of the principal of each Note equal to $1,388,888 and accrued and unpaid interest and late charges on the Note, or the Amortization Redemption Amount, with each such payment date (including the Maturity Date) being referred to herein as an “Amortization Date.”

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Notes: Ranking	The Notes will be senior secured obligations of the Company and will be secured by a perfected first priority security interest in all of the assets of the Company and its subsidiaries and will be senior in right of payment to all of the Company’s existing and future indebtedness, subject to permitted liens. So long as any Notes remain outstanding, the Company will not incur any new debt, except for (x) trade payables in the ordinary course of business, and (y) such other indebtedness designated as permitted indebtedness as described in the Notes.

Notes: Conversion	All amounts due under the notes are convertible at any time, in whole or in part, at your option, into our Common Stock at the initial conversion price of $2.00 per share, subject to certain adjustments, or the Conversion Price.

Notes: Alternate Conversion	At any time during an “Event of Default Redemption Right Period”, a holder may convert all, or any part of, the principal amount of a Note and all accrued and unpaid interest and late charges into shares of Common Stock at a price (subject to an additional 20% premium) which shall be the lowest of (i) the applicable Conversion Price as in effect on the date of conversion, (ii) the greater of (x) the floor price and (y) 80% of the VWAP of the Common Stock as of the trading day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, (iii) the greater of (x) the Floor Price and (y) 80% of the VWAP of the Common Stock as of the Trading Day of the delivery or deemed delivery of the notice by a holder of a notice of conversion and (iv) the greater of (x) the floor price and (y) 80% of the price computed as the quotient of (I) the sum of the VWAP of the Common Stock for each of the three (3) trading days with the lowest VWAP of the Common Stock during the fifteen (15) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the notice by a holder of a notice of conversion, divided by (II) three (3) (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Conversion Measuring Period.

Notes: Limitations on Conversion	A holder shall not have the right to convert any portion of a note to the extent that, after giving effect to such conversion, the holder together with certain related parties would beneficially own in excess of 9.99%, or the Maximum Percentage, of shares of common stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99% at the option of the holder, except that any increase will only be effective upon 61-days’ prior notice to us.

Notes: Optional Redemption	At any time during the 20 trading day period prior to the date of a notice of an optional redemption by the Company that Equity Conditions have been satisfied, the Company shall have the right to redeem all, but not less than all, of the principal amount and all accrued and unpaid interest then remaining under the Note (the “Company Optional Redemption Amount”) on the date of the optional redemption by the Company. The portion of the Note subject to redemption shall be redeemed by the Company in cash at a price equal to 135% of the greater of (i) the principal amount and all accrued and unpaid interest then remaining under the Note being redeemed as of the date of the optional redemption by the Company and (ii) the product of (1) the conversion rate with respect to the principal amount and all accrued and unpaid interest then remaining under the Note being redeemed as of the date of the optional redemption by the Company multiplied by (2) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding such date of a notice of an optional redemption by the Company and ending on the trading day immediately prior to the date the Company makes the entire payment required to be made.

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Notes: Events of Default; Change of Control

If an event of default or change of control occurs, a holder may force us to redeem all or any portion of its Note (including all accrued and unpaid interest thereon) in cash at a 20% premium to the greater of (x) the amount then outstanding under the Notes and (y) the value of the underlying shares of our common stock.

Upon any bankruptcy Event of Default, we shall immediately redeem the Notes in cash at a 20% premium to the greater of (x) the amount then outstanding under the Notes and (y) the value of the underlying shares of our common stock, unless the holder waives such right to receive such payment.

Use of Proceeds

We estimate that the net proceeds from this offering, after deducting Placement Agent commissions of $1,050,000 and estimated expenses of $265,000 payable by us will be approximately $13,685,000. We intend to use the net proceeds from this offering to repay $5,291,115 of existing indebtedness and for working capital. We will not receive any additional proceeds if and when the Notes are converted into shares of our Common Stock.

If the Warrants that we are offering are fully exercised for cash, we will receive additional proceeds of up to approximately $11,666,668. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Trading	We do not intend to apply to list the Notes or the Warrants on any securities exchange or for inclusion of the Notes or Warrants on any automated dealer quotation system. Our Common Stock is listed on the Nasdaq Capital Market under the symbol “NVOS.”

Risk Factors	See the information under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus and the other information contained or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our securities.

Certain Material U.S. Federal Income Tax Considerations	You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Notes, the Warrants or any shares of Common Stock into which the Notes may be converted and may be issued upon exercise of the Warrants in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Certain Material U.S. Federal Income Tax Considerations” in this prospectus supplement.

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RISK FACTORS

You should consider carefully the risks described below in this prospectus supplement and the accompanying prospectus and discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the year ended August 31, 2020, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus supplement and the accompanying base prospectus in their entirety, together with other information in this prospectus supplement, the accompanying base prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our securities. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to Our Business

History of operating losses and negative cash flow.

For the nine months ended May 31, 2021 and 2020, we reported net losses attributed to Novo Integrated Sciences of $2,522,527 and $690,899, respectively, and negative cash flow from operating activities of $279,280 and $426,134, respectively. As of May 31, 2021, we had an aggregate accumulated deficit of $19,029,654.

Such losses have historically required us to seek additional funding through the issuance of debt or equity securities. Our long-term success is dependent upon among other things, achieving positive cash flows from operations and if necessary, augmenting such cash flows using external resources to satisfy our cash needs. There can be no assurance that we will be able to obtain additional funding, if needed, on commercially reasonable terms, or of all.

Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities would be greatly impaired. Our long-term success is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business.

Public health epidemics or outbreaks could adversely impact our business.

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. On March 17, 2020, as a result of COVID-19 pandemic having been reported throughout both Canada and the United States, certain national, provincial, state and local governmental authorities issued proclamations and/or directives aimed at minimizing the spread of COVID-19. Accordingly, on March 17, 2020, the Company closed all corporate clinics for all in-clinic non-essential services to protect the health and safety of its employees, partners, and patients.

On May 26, 2020, the Ontario Ministry of Health announced updated guidance and directives stating that physiotherapists, chiropractors, and other regulated health professionals, including services and products provided by the Company, can gradually and carefully begin providing all services, including non-essential services, once the clinician and provider are satisfied all necessary precautions and protocols are in place to protect the patients, the clinician and the clinic staff. With all corporate clinics closed due to the COVID-19 pandemic, with the exception of providing certain limited essential and emergency services, the Company had furloughed 48 full-time employees and 35 part-time employees from its pre-closure levels of 81 full-time employees and 53 part-time employees specific to on-site clinic and eldercare operations.

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Specific to our clinic-based services and products, operating under COVID-19 related authorized governmental proclamations and directives, between March 17 through June 1, 2020, the Company provided in-clinic multi-disciplinary primary healthcare services and products solely to patients with emergency and essential need while also providing certain virtual based services related to physiotherapy.

Specific to our eldercare based services and products, operating under COVID-19 related authorized governmental proclamations and directives which included certain eldercare related services being deemed essential, NHL was able to quickly expand its existing eldercare related physiotherapy service “virtual-care” platform, which pre-pandemic was primarily focused on providing “virtual-care” services to both smaller and remote eldercare homes to ensure access to service providers, when needed; and continuity of care to eldercare patients without service providers in their area. Given NHL had established “virtual care” procedures and forms, complete with video consent and assessment forms already vetted and approved by the Ontario College of Physiotherapists, NHL was well-positioned to expand the delivery of certain of its eldercare related contracted services, via “virtual-care” technology, ensuring continuity of service for our long-term care and retirement home clients.

On June 2, 2020, the Company commenced opening its corporate clinics and providing non-essential services. As of the quarter period ended August 31, 2021, all corporate clinics are open and operational while following all mandated guidelines and protocols from Health Canada, the Ontario Ministry of Health, and the respective disciplines’ regulatory Colleges to ensure a safe treatment environment for our staff and clients. As of August 31, 2021, the Company has 73 full-time employees and 56 part-time employees specific to on-site clinic and eldercare operations.

Canadian federal and provincial COVID-19 governmental proclamations and directives, including interprovincial travel restrictions, have presented unprecedented challenges to launching our Harvest Gold Farms and Kainai Cooperative joint ventures during the fiscal year ended August 31, 2021. Accordingly, the Company has decided to delay commencing the projects until the 2022 grow season. These joint ventures relate to the development, management, and arrangement of medicinal farming projects involving industrial hemp for medicinal Cannabidiol (CBD) applications.

Specific to PRO-DIP and Acenzia, both companies are open and fully operational while following all local, state, provincial, and national guidelines and protocols related to minimizing the spread of the COVID-19 pandemic.

For fiscal year 2022 and beyond, based on no additional “lockdowns” or new material directives being implemented which may limit the Company’s ability to provide its services and products in Canada and the U.S., the Company projects a steady quarter-to-quarter increase of revenue.

While all of the Company’s business units are operational at the time of this filing, any future impact of the COVID-19 pandemic on the Company’s operations remains unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced patient traffic and reduced operations.

Collectively, our executive officers and directors have voting control, which could limit your ability to influence the outcome of important transactions, including a change in control.

As of this filing, our executive officers and directors collectively beneficially own 19,796,286 shares of our common stock, which represents 65.7% of the voting power of our outstanding common stock. As a result, our executive officers and directors collectively control a majority voting power and therefore are able to control all matters submitted to our shareholders for approval. Our executive officers and directors may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated voting power may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our shareholders of an opportunity to receive a premium for their capital stock as part of a sale of our company and might ultimately affect the market price of our common stock.

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Our directors owe a fiduciary duty to our shareholders and must act in good faith and in a manner the director reasonably believes to be in the best interests of our shareholders. As a shareholder, each director is entitled to vote his shares in his own interest, which may not always be in the interests of our shareholders generally.

Our future success depends on the continuing efforts of our key employees and our ability to attract, hire, retain and motivate highly skilled and creative employees in the future.

Our future success depends on the continuing efforts of our executive officers, our founders and other key employees, in particular Robert Mattacchione, our Chief Executive Officer, Christopher David, our Chief Operating Officer/President and Jim Zsebok, our Principal Financial Officer. We rely on the leadership, knowledge and experience that our executive officers, founders and key employees provide. They foster our corporate culture, which we believe has been instrumental to our ability to attract and retain new talent. Any failure to attract new or retain key creative talent could have a material adverse effect on our business, financial condition, and results of operations.

The market for talent in our key areas of operations is intensely competitive, which could increase our costs to attract and retain talented employees. As a result, we may incur significant costs to attract and retain employees, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them.

Employee turnover, including changes in our management team, could disrupt our business. The loss of one or more of our executive officers, founders or other key employees, or our inability to attract and retain highly skilled and creative employees, could have a material adverse effect on our business, results of operations or financial condition.

We may not have sufficient insurance coverage and an interruption of our business or loss of a significant amount of property could have a material adverse effect on our financial condition and operations.

We currently do not maintain any insurance policies against loss of key personnel. We do maintain insurance coverage for business interruption as well as product liability claims. In addition, we do maintain director and officer insurance coverage. If any event were to occur which required our insurance coverage to be applicable as well as a loss of key personnel, our business, financial performance, and financial position may be materially and adversely affected.

Risk Factors Related to Product Manufacturing

We may be unable to obtain raw materials for our current and planned products due to unexpected shortages, lack of availability, increased costs and price fluctuations, which could limit our ability to manufacture any products and could adversely affect our sales and results of operations.

We currently manufacture nutraceutical products that we sell to private label customers, and we also plan to begin manufacturing and selling our own branded nutraceutical products. The principal raw materials used in the manufacturing process in the Company’s current and planned nutraceutical business include vitamins and minerals both of natural and synthetic source, herbal ingredients and vegetable/fruit powders/extracts either natural or certified organic, other nutritional supplements such as soft-gel, capsules and tablets in bulk form, powdered proteins either regular, plant or certified organic, powdered amino acid and energy/muscle building ingredients, vegetable and gelatin capsules, processing excipients, coating materials, and the necessary components for packaging the finished products.

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The raw materials are available from numerous sources within the United States, Canada and abroad as are the vegetable and gelatin capsules, coating materials and packaging materials. However, the availability of such raw materials is subject to change. For example an unexpected interruption of supply or a significant increase in the cost of raw materials we need, for any reason, such as regulatory requirements, changes in governmental trade and agricultural programs, increased global competition for resources and consumer demand, import restrictions, loss of certifications or licenses, disruption of distribution channels as a result of weather, terrorism or acts of war, fire, earthquake, or other natural or man-made disaster, a work stoppage or other labor-related disruption, failure in supply or other logistical channels, electrical outages, or other events, could result in significant cost increases and/or shortages of our current and planned products. Additionally, the prices of packaging materials and freight are subject to fluctuations which would cause the Company’s costs to increase and would also cause the Company to increase our prices. If our competitors do not also increase their prices, customers and consumers may choose to purchase competing products or may shift purchases to lower-priced private label or other value offerings which may adversely affect the Company’s results of operations. Further, we currently use, as well as plan to use pouches which are prepared by third parties in the manufacturing of our current and planned products, and such pouches may either become unavailable or may become damaged by the third parties that prepare them. Our inability to obtain adequate supplies of raw materials in a timely manner or a material increase in the price of the raw materials used in our products due to any of the foregoing, could limit our ability to manufacture any products and could have a material adverse effect on our business, financial condition and results of operations.

Our planned acquisition of raw materials from international sources subjects us to risk from currency fluctuations.

We plan in part to acquire raw materials from international sources, which subjects us to risks from currency fluctuations, such as changes in foreign exchange rates. For example, if the value of a foreign currency used to purchase from an international supplier were to increase compared to the value of the U.S. dollar, we could receive less value for purchases of raw materials when purchasing in such other country, which could force us to increase our prices, or settle for lower margins on our product sales. If either of these outcomes occur, our results of operations may be harmed.

Our business is subject to inherent risks relating to product liability and personal injury claims, our quality control processes may fail to detect issues in the ingredients we use to make our products and our product liability insurance may be insufficient to cover possible claims against us which would adversely affect our operating results.

Our Company, like other manufacturers, wholesalers and distributors of nutraceutical products, faces an inherent risk of exposure to product liability and personal injury claims if, among other things, the use or ingestion of our products, results in sickness or injury. Our current products consist of tablets, powdered beverages, dietary supplements, pain creams, liquids, gels, minerals, herbs and other ingredients that are classified as foods or dietary supplements. If the materials that we use to create these current products or our planned products are contaminated and if our quality control processes fail to detect issues in these materials, we may be obligated to recall affected products, and if we are found liable for product liability or personal injury claims, we could be required to pay substantial monetary damages. Further, even if we successfully defend ourselves against this type of claim, we could be required to spend significant management, financial and other resources, which could disrupt our business and harm our reputation. We currently maintain a product liability insurance policy that provides up to CAD$5 million in product liability coverage. However, there can be no assurance that our existing or future insurance coverage will be sufficient to cover any possible product liability risks or that such insurance will continue to be available to us on economically feasible terms. In the event that any of the foregoing occurs, we risk the loss of net revenues, increased administrative costs and will likely suffer an adverse effect on our operating results.

We do not have any long-term contracts with our suppliers or with our customers, and we do not have many written contracts with our customers, and if we can’t maintain these relationships or if we or our suppliers experience manufacturing problems or delays, our financial results will be negatively affected.

We do not have any long-term contracts with our suppliers or with our customers for our current or planned products. We also do not have many written contracts with our customers. There can be no assurance that these suppliers will continue to sell to us on prior or current terms, or at all and likewise there can also be no assurance that our customers will continue to purchase from us or that we can obtain customers to purchase our planned products. We may not be able to maintain our relationships with our suppliers and customers, or we may be unable to find alternate suppliers or customers in a timely fashion. Should this occur, our revenues and results of operations will be negatively affected. Additionally, we or our suppliers may encounter unforeseen delays or shortfalls in manufacturing, and our suppliers’ production processes may have to change to accommodate any significant future expansion of our manufacturing capacity, which may increase our or our suppliers’ manufacturing costs, delay production of our current and planned products, reduce our product gross margin and adversely impact our business. If we are unable to keep up with demand for our current and planned products by maintaining our relationships with our suppliers or successfully manufacturing and shipping our products in a timely manner, our revenue could be impaired, market acceptance for our current and planned products could be adversely affected and our customers might instead purchase our competitors’ products. In addition, developing manufacturing procedures for new products may require developing specific production processes for those products. Developing such processes could be time consuming and any unexpected difficulty in doing so can delay the introduction of a product.

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Our revenues are highly dependent upon two private label distributor customers.

Our revenues are concentrated and highly dependent on two private label distributor customers which comprise most of our revenues from our current manufacturing operations. All sales made under a private label relationship are made on a purchase order basis and there are no long-term contracts with respect to any private label relationships. There can be no assurance that our existing private label relationships will continue in the future or that we will be able to obtain new private label relationships on an ongoing basis, if at all. Our private label customers can reduce the products they order from us or cease ordering products from us at any time without notice. There can be no assurance that these private label customers will continue to place orders with us, that orders by such customers will continue at their previous levels or that we can replace any such lost business. Should this occur, our revenues and results of operations will be negatively affected.

Our business is subject to numerous laws and regulations and compliance with existing, as well as new laws and regulations, could increase our costs significantly and adversely affect our financial results.

The processing, formulation, manufacturing, packaging, labeling, advertising, sale and distribution of our current and planned nutraceutical products are subject to regulation by several U.S. federal agencies, including the Food and Drug Administration (“FDA”), the Federal Trade Commission (“FTC”), the Consumer Product Safety Commission, the Department of Agriculture and the Environmental Protection Agency, as well as various state, local and international laws and agencies of the localities in which our current and planned products are, and will be, manufactured and sold. For example, the FDA regulates our products to ensure that the products are not adulterated or misbranded. Failure to comply with FDA requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. Additionally, once we begin direct sales and marketing of our planned Company branded products, our advertising will be subject to regulation by the FTC. In recent years, the FTC has initiated numerous investigations of dietary and nutrition supplement products and companies. Further some states also permit advertising and labeling laws to be enforced by attorney generals, who may seek relief for consumers, seek class action certifications, seek class wide damages and product recalls of products sold by us. Compliance with these government regulations may prevent or delay the introduction, or require the reformulation, of our current and planned products, and additionally these governmental authorities may commence regulatory or legal proceedings against us which could restrict the permissible scope of our current or planned product or the ability to sell our products in the future. Additionally, any such government actions would result in costs to us, including lost revenues from any additional products that we are required to remove from the market, which additional costs could be material. Any such government actions also could lead to liability and reduced growth prospects. Moreover, there can be no assurance that new laws or regulations imposing more stringent regulatory requirements on the nutraceutical industry will not be enacted which could require reformulation of certain products to meet new standards, recalls or discontinuance of certain products that cannot be reformulated, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, adverse event reporting or other new requirements. If our operations are found to be in violation of any laws or any other governmental regulations that apply to us, or if we are unable to keep up with changing laws and regulations, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our financial results.

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We may be involved in lawsuits or proceedings to protect or enforce our intellectual property rights or to defend against infringement claims, which could be expensive and time consuming. Additionally, our inability to protect our intellectual property rights could reduce the value or our current and planned products.

Our business is dependent in part upon our ability to use intellectual property rights to protect our current and planned products from competition and on our products not infringing on the patents and proprietary rights of other parties. To protect our current and planned products, we rely, and intend to rely on a combination of trade secrets, patent and other intellectual property laws, employment, confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements and protective contractual provisions with our partners, licensors and other third parties. These methods, however, afford us only limited protection against competition from other products. Also, we cannot ensure that our formulas and proprietary information, are not leaked to other parties by anyone that obtains access to same. To date, none of our current or planned formulas are patented, although we maintain manufacturing trade secrets, we believe that most competent manufacturers have the skillset necessary to replicate such formulas. As such, third parties could copy our products or sell similar products to our distributors and/or customers. Our competitors may have or develop equivalent or superior manufacturing and design skills and may develop an enhancement to our formulations that will be patentable or otherwise protected from duplication by others. We may also infringe on the patents of other parties. Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Litigation or interference proceedings could result in substantial costs and diversion of resources and management attention. In addition, in an infringement proceeding, a court may decide that a patent of ours, if we obtain any patents in the future, is not valid or is unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology. An adverse determination of any litigation or defense proceedings could put one or more of our patents, if we acquire any in the future, at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing. In addition, we may be enjoined from marketing one or more of our current or planned products if a court finds that such products infringe the intellectual property rights of a third party. Further, we may be unable or unwilling to strictly enforce our intellectual property rights, including our trademarks, from infringement. Our inability to obtain and/or failure to enforce our intellectual property rights could diminish the value of our current and planned product offerings and have a material adverse effect on our business, prospects, results of operations, and financial condition.

The commercial success of our planned products is dependent, in part, on factors outside our control.

We currently manufacture nutraceutical products that we sell to private label customers, and we also plan to begin manufacturing and selling our own branded nutraceutical products. The commercial success of our planned products is dependent upon unpredictable and volatile factors beyond our control, such as the success of our competitors’ products. Our failure to attract market acceptance and a sustainable competitive advantage over our competitors would materially harm our business.

If we fail to increase our brand recognition, we may face difficulty in obtaining customers for our planned products.

Because we have not yet started selling our own branded products, we currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers once we have commercially viable branded products. Maintaining and enhancing our brand recognition in a cost-effective manner is critical to achieving widespread acceptance of future products and is an important element in our effort to obtain and increase our customer base. Successful promotion of our brand will depend largely on our ability to maintain a sizeable and active customer base, our marketing efforts and our ability to provide reliable and useful products at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we will incur in building our brand. If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, in which case our business, operating results and financial condition, would be materially adversely affected.

If our products do not have the healthful effects intended, or if there is adverse publicity or consumer perception of our products and any similar products distributed by others, our reputation could be harmed and our business may suffer.

Many of our current and planned products contain innovative ingredients or combinations of ingredients. There is little long-term experience with human or other animal consumption of certain of these ingredients or combinations thereof in concentrated form. Our current and planned products could have certain side effects if not taken as directed or if taken by a consumer that has certain medical conditions. Furthermore, there can be no assurance that any of the products, even when used as directed, will have the effects intended or will not have harmful side effects. Should our current or planned products cause unwanted side effects or not have the results intended, it could have a material adverse effect on our business, financial condition, and results of operations. Additionally, we believe we are, and will be, highly dependent upon positive consumer perceptions of the safety and quality of our current and planned products as well as similar products distributed by other nutraceutical companies. Consumer perception of nutraceutical and our current and planned products, as well as the products sold by our private label customers, in particular, can be substantially influenced by scientific research or findings, national media attention and other publicity about product use. Adverse publicity from these sources regarding the safety, quality or efficacy of nutraceuticals could have a negative effect on us. The mere publication of news articles or reports asserting that such products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such news articles or reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

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The nutraceuticals industry is highly competitive, and our failure to compete effectively could adversely affect our market share, financial condition, and future growth.

The industry of nutraceutical and wellness-related supplements and products we produce as well as intend to produce is highly competitive with respect to price, brand and product recognition and new product introductions. Several of our competitors are larger, more established and possess greater financial, personnel, distribution and other resources. We face competition (a) from large nationally known manufacturers, private label brands and many smaller manufacturers of dietary and nutrition supplements; and (b) in the mass-market distribution channel from manufacturers, major private label manufacturers and others. Private label brands at mass-market chains represent substantial sources of income for these merchants and the mass-market merchants often support their own labels at the expense of other brands. As such, the growth of our current and planned products within the nutraceutical industry are highly competitive and uncertain. If we cannot compete effectively, we may not be profitable.

The purchase of many of our planned and current products are discretionary and may be negatively impacted by adverse trends in the general economy and make it more difficult for us to generate revenues.

Our business is affected by general economic conditions since our current and planned products are discretionary and we depend, to a significant extent, upon a number of factors relating to discretionary consumer spending. These factors include economic conditions and perceptions of such conditions by consumers, employment rates, the level of consumers’ disposable income, business conditions, interest rates, consumer debt levels and availability of credit. Consumer spending on our current and planned products may be adversely affected by changes in general economic conditions. Our operating results are impacted by the health of the North American economies. Our business and financial performance may be adversely affected by current and future economic conditions, such as a reduction in the availability of credit, financial market volatility or recession. Additionally, we may experience difficulties in scaling our operations to react to economic pressures in the United States.

We may not be able to anticipate consumer preferences and trends within the nutraceutical industry, which could negatively affect acceptance of our planned and current products by retailers and consumers and result in a significant decrease in our revenues.

We currently manufacture nutraceutical products that we sell to private label customers, and we also plan to begin manufacturing and selling our own branded nutraceutical products. Our planned and current products must appeal to a broad range of consumers, whose preferences cannot be predicted with certainty and are subject to rapid change. Our products will need to successfully meet constantly changing consumer demands. If our products are not successfully received by our customers, our business, financial condition, results of operations and prospects may be harmed.

We may experience greater than expected product returns, which might adversely affect our sales and results of operations.

We currently manufacture nutraceutical products that we sell to private label customers, and we also plan to begin manufacturing and selling our own branded nutraceutical products. Once we start selling our own branded products, such products may be returned for various reasons, including expiration dates. Any increase in product returns could reduce our results of operations.

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An unexpected interruption in our warehousing facilities or if there is a lack of capacity at our warehousing facilities, it could reduce our sales and margins.

We store products in our warehouses that we then ship to other retailers and serve as fulfilling distribution hubs to other retailers. If we run out of capacity, we won’t be able to store as many products and may not be able to maintain all products in an efficient manner. Additionally, if there is any unexpected interruption to our warehousing facilities, for any reason, such as loss of certifications or licenses, as a result of weather, terrorism or acts of war, fire, earthquake, or other national disaster, a work stoppage or other labor-related disruption, electrical outages, or other events, it could result in significant reductions to our sales and margins and could have a material adverse effect on our business, financial condition or results of operations.

Any interruption to our distribution channels for our planned products could adversely affect our sales and results of operations.

We currently manufacture nutraceutical products that we sell to private label customers, we also intend to manufacture and sell our own branded products and distribute those products through various distribution channels. Any interruption to our distribution channels for our planned products for any reason, such as disruption of distribution channels as a result of weather, terrorism or acts of war, fire, earthquake, or other national disaster, a work stoppage or other labor-related disruption, could adversely affect our sales and results of operations.

Risks Related to the Notes

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

Our ability to make scheduled payments of the principal of, to pay interest on, to pay any cash due upon conversion of, or to refinance, our indebtedness, including the Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our indebtedness and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to sell assets, restructure debt or obtain additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

We may not have the ability to raise the funds necessary to pay the principal of the Notes or our other outstanding notes or purchase the Notes or other outstanding notes as required upon a change of control, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the Notes.

If a change of control occurs, holders of the Notes and our other outstanding notes may require us to repurchase, for cash, all or a portion of their Notes. See “Description of Notes—Fundamental Transactions.” A change of control may also constitute an event of default under, and result in the acceleration of the maturity of, our then-existing indebtedness. In addition, upon conversion of the Notes and our other outstanding notes, unless we settle our conversion obligation in solely shares of Common Stock (other than cash in lieu of any fractional share), we will be required to make cash payments in respect of the Notes being surrendered for conversion as described under “Description of the Notes—Conversion.”

We cannot assure you that we will have sufficient financial resources, or will be able to arrange financing, to pay the change of control purchase price in cash with respect to any Notes surrendered by holders for purchase upon a change of control or to make any applicable cash payments upon conversions.

Some significant restructuring transactions may not constitute a change of control, in which case we would not be obligated to purchase the Notes.

Upon the occurrence of a change of control, you have the right to require us to purchase your Notes. However, the change of control provisions will not afford protection to holders of Notes in the event of certain transactions that could adversely affect the Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us would not constitute a change of control requiring us to repurchase the Notes. In the event of any such transaction, holders of the Notes would not have the right to require us to purchase their Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting holders of the Notes.

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The conversion feature of the Notes, if triggered, may adversely affect our financial condition and operating results.

If one or more holders elect to convert their Notes, unless we satisfy our conversion obligation by delivering solely shares of Common Stock, we would be required to settle all or a portion of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the Notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, such as the Notes, could have a material effect on our reported financial results.

In May 2008, the Financial Accounting Standards Board, which we refer to as FASB, issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20. Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the Notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the Notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the Notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the Notes to their face amount over the term of the Notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the market price of our shares of Common Stock.

In addition, under certain circumstances, convertible debt instruments (such as the Notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the Notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the Notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of Common Stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the Notes, then our diluted earnings per share would be adversely affected.

Future sales of our shares of Common Stock in the public market could lower the market price for our shares of Common Stock and adversely impact the trading price of the Notes.

In the future, we may sell additional shares of Common Stock to raise capital. In addition, a substantial number of shares of Common Stock are reserved for issuance upon conversion of the Notes and exercise of the warrants. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our shares of Common Stock. The issuance and sale of substantial amounts of shares of Common Stock, or the perception that such issuances and sales may occur, could adversely affect the market price of our shares of Common Stock and impair our ability to raise capital through the sale of additional equity securities.

There is no existing trading market for the Notes or Warrants.

There is no existing trading market for the Notes or Warrants. We do not intend to apply for listing of the Notes or Warrants on any securities exchange or to arrange for quotation on any interdealer quotation system. It is unlikely that an active trading market will develop for the Notes or Warrants. Unless an active trading market develops, you may not be able to sell the Notes or Warrants at a particular time or at a favorable price.

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As we issue shares of Common Stock to satisfy our conversion obligation or upon an exercise of the Warrants, such issuances will dilute the ownership interest of our existing shareholders, including holders who had previously converted their Notes or exercised Warrants.

As we issue shares of Common Stock to satisfy our conversion obligation or upon an exercise of the Warrants, such issuances will dilute the ownership interests of our existing shareholders. Any sales in the public market of our shares of Common Stock issuable upon such conversion or exercise could adversely affect prevailing market prices of our shares of Common Stock. In addition, the existence of the Notes and the Warrants may encourage short selling by market participants because the conversion of the Notes or exercise of the Warrants could depress the price of our shares of Common Stock.

If you hold Notes, you are entitled to only limited rights with respect to our shares of Common Stock, but you are subject to all changes made with respect to our shares of Common Stock to the extent the consideration due upon conversion includes shares of Common Stock.

As we issue shares of Common Stock to satisfy all or a portion of our conversion obligation, holders who convert their Notes will not be entitled to voting rights with respect to our shares of Common Stock until the conversion date relating to such Notes, but holders of Notes will be subject to all changes affecting our shares of Common Stock. For example, if an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval, a holder of Notes will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our shares of Common Stock.

The change of control purchase feature of the Notes may delay or prevent an otherwise beneficial attempt to take over our company.

The terms of the Notes require us to offer to purchase the Notes for cash in the event of a change of control. A non-stock takeover of our company may trigger the requirement that we purchase the Notes. This feature may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors.

If you are a U.S. holder, you may be deemed to receive a taxable distribution without the receipt of any cash or property.

The conversion rate of the Notes is subject to adjustment in certain circumstances. Adjustments to the conversion rate of the Notes that have the effect of increasing your proportionate interest in our assets or “earnings and profits” may in some circumstances result in a constructive distribution subject to U.S. federal income tax without the receipt of any cash. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to the conversion rate of the Notes. See “Certain Material U.S. Federal Income Tax Considerations.”

Similarly, any adjustment to the number of shares that will be issued on the exercise of a Warrant, or an adjustment to the exercise price of a Warrant, may be treated as a constructive distribution to you if, and to the extent that, such adjustment has the effect of increasing your proportionate interest in our assets or “earnings and profits.” An adjustment can be treated as a constructive distribution regardless of whether you ever exercise the Warrant or receive any cash or property as a result of the adjustment (or, in certain circumstances, a failure to adjust). You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to the number of shares that will be issued on the exercise of a Warrant, or an adjustment to the exercise price of a Warrant. See “Certain Material U.S. Federal Income Tax Considerations.”

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. Of the approximately 28,645,144 shares of our common stock outstanding as of December 14, 2021, approximately 7,579,285 shares are tradable without restriction. Given the limited trading of our common stock, resale of even a small number of shares of our common stock pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our common stock.

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We are selling the securities offered in this prospectus on a “commercially reasonable best efforts” basis and may not be able to sell any of the securities offered herein.

We have engaged the Placement Agent to act as a placement agent in connection with this offering. While the Placement Agent will use its commercially reasonable best efforts to arrange for the sale of the securities, it is under no obligation to purchase any of the securities. As a result, there are no firm commitments to purchase any of the securities in this offering. Consequently, there is no guarantee that we will be capable of selling all, or any, of the securities being offered hereby.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement regarding our development of our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

●	any statements of the plans, strategies and objectives of management for future operations;

●	any statements concerning proposed new acquisitions;

●	any statements concerning proposed new products, services or developments;

●	any statements regarding future economic conditions or performance;

●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

●	our estimates regarding the sufficiency of our cash resources and our need for additional funding;

●	our intended use of the net proceeds from the offering of shares of common stock under this prospectus supplement; and

●	any statement that our business, financial condition and results of operations may be materially adversely affected by global health epidemics, including the COVID-19 pandemic.

The words “believe,” “anticipate,” “design,” “estimate,” “plan,” “predict,” “seek,” “target,” “tentatively,” “working,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained and incorporated in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus supplement and the accompanying base prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement and the accompanying base prospectus. Except as required by law, we do not assume any obligation to update any forward-looking statement. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $13,685,000, after deducting the Placement Agent commissions of $1,050,000 and the estimated offering expenses of $265,000 payable by us. We will not receive any additional proceeds if and when the Notes are converted into shares of our Common Stock.

We intend to use the proceeds from this offering to pay off indebtedness owed to Streeterville Capital LLC in the amount of $5,291,115 and for working capital purposes.

If the warrants that we are offering are fully exercised for cash, we will receive additional proceeds of up to approximately $11,666,668. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds, if any, from this offering. Accordingly, we will retain broad discretion over the use of any such proceeds.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

CAPITALIZATION

The table below sets forth our (1) cash and cash equivalents and (2) capitalization as of May 31, 2021:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the sale and issuance of the securities hereunder, after deducting the placement agent fees and our estimated offering expenses and payoff of indebtedness in the amount of $5,291,115.

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You should read the following table in conjunction with “Use of Proceeds” in this prospectus supplement and our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of May 31, 2021
	Actual	As Adjusted (1)
	(unaudited)
Cash and cash equivalents	$8,367,045	$16,760,930

Long term debt	2,093,804	18,760,470

Stockholders’ equity:
Convertible preferred stock; $0.001 par value; 1,000,000 shares authorized; 0 and 0 shares issued and outstanding at November 30, 2020 on an actual basis and on an as adjusted basis, respectively.	—	—
Common stock; $0.001 par value; 499,000,000 shares authorized; 26,489,357 shares issued and outstanding as of May 31, 2021 on an actual basis and on an as adjusted	26,489	26,489
Additional paid-in capital	54,297,875	54,297,875
Other comprehensive income	1,376,045	1,376,045
Accumulated deficit	(19,029,654)	(19,029,654)
Total stockholders’ equity	36,610,125	36,610,125
Total capitalization	$38,703,929	$55,370,595

(1)	The number of shares of common stock to be outstanding after this offering is based on 26,489,357 shares of common stock outstanding as of May 31, 2021, and excludes, as of that date, the following:

○	997,000 shares of common stock issuable upon the exercise of outstanding stock options, vested and unvested, with a weighted-average exercise price of $1.60 per share;

○	775,000 shares of common stock issuable upon the exercise of outstanding stock options, vested and unvested, with a weighted-average exercise price of $3.00 per share;

○	2,388,050 shares of common stock issuable upon the exercise of outstanding stock options, vested and unvested, with a weighted-average exercise price of $3.35 per share;

○	72,600 shares of common stock issuable upon exercise of outstanding options, vested and unvested, with a weighted-average exercise price of $3.80 per share;

○	5,000 shares of common stock issued upon exercise of outstanding stock options, vested and unvested, with a weighted-average exercise price of $5.00 per share;

○	68,557,248 shares of common stock issuable upon the conversion of the Notes to be issued in this offering at the assumed floor price of $0.262 per share (although the initial conversion price is $2.00 per share);

○	5,833,334 shares of common stock issuable upon the exercise of the warrants to be issued in this offering at an exercise price of $2.00 per share; and

○	up to an aggregate of 4,490,087 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan.

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PLAN OF DISTRIBUTION

Maxim Group LLC (“Maxim” or the “placement agent”) has agreed to act as the exclusive placement agent in connection with this offering pursuant to a letter agreement dated December 1, 2021 (the “letter agreement”). The placement agent is not purchasing or selling the securities offered by this prospectus supplement, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its “commercially reasonable best efforts” to arrange for the sale of all of the securities offered hereby pursuant to this prospectus supplement and the accompanying prospectus. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The letter agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the letter agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

We entered into securities purchase agreements dated December 14, 2021 (the “securities purchase agreements”) directly with an Investor in connection with this offering, and we will only sell to investors who have entered into securities purchase agreements. The form of securities purchase agreement is included as an exhibit to a Current Report on Form 8-K that we filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

We have agreed to pay the placement agent a total cash fee equal to 7% of the gross proceeds of this offering. We have agreed to reimburse the placement agent for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal fees which shall be limited to, in the aggregate, $20,000. The letter agreement provides that in the event the offering is terminated, the expense advance will be returned to us to the extent that offering expenses are not actually incurred by the placement agent in accordance with Financial Industry Regulation Authority (“FINRA”) Rule 5110(g)(4)(A).

We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $100,000. After deducting certain fees and expenses due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $13,685,000. If the warrants are fully exercised for cash, we will receive additional proceeds of up to approximately $11,666,668.

The following table shows per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the common stock pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the common stock offered hereby:

	Per Share	Total
Public offering price	$	$
Placement Agent Fees	$	$
Proceeds, before expenses, to us	$	$

Indemnification

We have agreed to indemnify Maxim and specified other persons against some civil liabilities, including, without limitation liabilities caused by or arising out of any untrue statement of material fact contained in the Registration Statement or this prospectus supplement or accompanying base prospectus or by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

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Relationships

The placement agent and its affiliates, pursuant to an advisory agreement dated July 31, 2020 with us, have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they may receive customary fees and commissions. Pursuant to the advisory agreement, we agreed, subject to certain conditions, to provide the placement agent with a right of first refusal to act as lead book running manager or exclusive agent on any financing for us during the term of the advisory agreement and within 12 months of the effective date of termination of the advisory agreement. This right of first refusal will survive after the closing of this offering.

Pursuant to the advisory agreement, we issued an affiliate of Maxim 100,000 shares of common stock on February 23, 2021. As of the date of this prospectus, an affiliate of Maxim owns 200,000 shares of our common stock. In addition, during the last 180 days, we have accrued liability of $15,000 to Maxim for its services under the advisory agreement.

In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the accounts of customers, and hold on behalf of itself or its customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Listing

Our shares of common stock are traded on the Nasdaq Capital Market under the symbol “NVOS.”

Offers Outside the United States

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying base prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying base prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying base prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

DESCRIPTION OF SECURITIES BEING OFFERED

We are offering $16,666,666 aggregate principal amount of our senior secured convertible notes and warrants to purchase up to 5,833,334 of our shares of Common Stock. The Notes and warrants are being sold pursuant to the terms of a securities purchase agreement to be dated on or about December 14, 2021, between us and accredited institutional investors in connection with this offering. This prospectus also covers 68,557,248 shares of Common Stock issuable from time to time upon conversion or otherwise under the Notes (including shares of common stock that may be issued as interest in lieu of cash payments upon a conversion by the holder) at an assumed floor price of $0.262 per share (although the initial conversion price of the Notes is $2.00 per share) and 5,833,334 shares of Common Stock issuable from time to time upon exercise of the Warrants. To obtain the number of shares of Common Stock issuable from time to time upon conversion or otherwise under the Notes that are covered under this prospectus, we have assumed that all payments under the Notes will be made in shares of Common Stock and a constant Conversion Price at the floor price of $0.262.

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The following is a description of the material terms of the Notes, the warrants and our shares of Common Stock. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes, and the warrants, including the definitions of certain terms used therein. We urge you to read these documents and the securities purchase agreement because they, and not this description, define your rights as a holder of the Notes and warrants. You may obtain copies of the Notes, warrants and securities purchase agreement in “Where You Can Find More Information.”

Description of Notes

The Notes will not be issued under an indenture. The following description of the particular terms of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, to which reference is hereby made. Terms not defined in this description have the meanings given to them in the Notes.

The Notes will be issued with an original issue discount. The Notes are not subject to defeasance. The Notes will be issued in certificated form and not as global securities.

In this section entitled “Description of Notes”, when we refer to “we”, “our” or “us”, we are referring to Novo Integrated Sciences, Inc. and not to any of its subsidiaries.

Ranking

The Notes will be senior secured obligations of the Company and will be secured by a perfected first priority security interest in all of the assets of the Company and its subsidiaries and will be senior in right of payment to all of the Company’s existing and future indebtedness, subject to permitted liens. So long as any Notes remain outstanding, the Company will not incur any new debt, except for (x) trade payables in the ordinary course of business, and (y) such other indebtedness designated as permitted indebtedness as described in the Notes.

Maturity Date

Unless earlier converted or redeemed, the Notes will mature on December 14, 2023 (the “Maturity Date”), subject to the right of the holders to extend the Maturity Date (i) if an event of default under the Notes has occurred and is continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes and (ii) for a period of 20 business days after the consummation of a fundamental transaction if certain events occur. If a holder elects to convert some or all of a Note, and the conversion amount would be limited pursuant to the Blocker Equity Condition (as defined below), the maturity date will automatically be extended until such time as the Blocker Equity Condition provision shall not limit the conversion of such Note.

Interest

The Notes will be issued with an original issue discount of 10% and will bear interest at a rate of 5.0% per annum (subject to increase to 15% per annum upon any event of default) payable on the Interest Date. “Interest Date” means, with respect to any given calendar month, (x) if prior to the initial Amortization Date or after the Maturity Date, the first Trading Day of such calendar month or (y) if on or after the initial Amortization Date, but on or prior to the Maturity Date, such Amortization Date, if any, in such calendar month.

Interest on the Notes is payable in arrears on (x) if prior to the initial Amortization Date (as defined below) or after the Maturity Date, the first trading day of such calendar month or (y) if on or after the initial Amortization Date, but on or prior to the Maturity Date, such Amortization Date, if any, in such calendar month (each an “Interest Date”) and if unpaid on an Interest Date, shall compound on such Interest Date. Prior to the payment of interest on an Interest Date, interest on the Notes shall be payable by way of inclusion of the interest in the Conversion Amount (as defined below) on each Conversion Date (as defined below) or any required payment upon any bankruptcy event of default

Late Charge

We are required to pay a late charge of 15% on any amount of principal or other amounts due which are not paid when due (except to the extent such amounts are then incurring interest at the default rate). Late charges are payable in arrears on each Amortization Date. Late charges shall be payable by way of inclusion of the late charges in the Conversion Amount on each Conversion Date or any required payment upon any bankruptcy event of default.

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Conversion

All amounts due under the Notes are convertible at any time, in whole or in part, at the option of the holders into shares of Common Stock at a conversion price (the “Conversion Price”) which is subject to adjustment as described below. A “Conversion Amount” consists of the sum of (x) the portion of the principal of the Note to be converted, redeemed or otherwise with respect to which a determination is made and (y) all accrued and unpaid interest with respect to such principal amount and accrued and unpaid late charges with respect to such principal amount and such interest, if any. The number of shares of Common Stock issuable upon conversion of any Conversion Amount shall be determined by dividing (i) such Conversion Amount by (ii) the Conversion Price.

A “Conversion Date” is the date a holders shall deliver, for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed conversion notice to us.

The Notes are initially convertible into shares of Common Stock at the initial Conversion Price of $2.00 per share. The Conversion Price is subject to adjustment for stock splits, combinations or similar events, and as described below in “Issuance of Other Securities.”

If we fail to timely deliver shares of Common Stock upon conversion of the Notes, we have agreed to pay “buy-in” damages of the converting holder.

Alternate Conversion

At any time during an Event of Default Redemption Right Period (as defined below) (or, if any event of default has occurred under any other indebtedness of us or any of our significant subsidiaries (taking into account any grace period provided therefor), any Event of Default Redemption Right Period that would be deemed to then exist assuming the acceleration of such indebtedness), a holder may, at the holder’s option, convert all, or any part of, the Conversion Amount into shares of Common Stock (subject to an additional 20% premium) at a price which shall be the lowest of (i) the applicable Conversion Price as in effect on the date of conversion, (ii) the greater of (x) the floor price and (y) 80% of the VWAP of the Common Stock as of the trading day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, (iii) the greater of (x) the Floor Price and (y) 80% of the VWAP of the Common Stock as of the Trading Day of the delivery or deemed delivery of the notice by a holder of a notice of conversion and (iv) the greater of (x) the floor price and (y) 80% of the price computed as the quotient of (I) the sum of the VWAP of the Common Stock for each of the three (3) trading days with the lowest VWAP of the Common Stock during the fifteen (15) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the notice by a holder of a notice of conversion, divided by (II) three (3).

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

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Payment of Principal and Interest

We have agreed to make amortization payments with respect to the principal amount of each Note on each of the following dates, each an “Installment Date”:

●	the first trading day of each calendar month commencing on the calendar month immediately following the sixth month anniversary of the issuance of the Note

●	the Maturity Date.

The amortizing portion of the principal of each Note will equal (i) for all Amortization Dates other than the Maturity Date, the lesser of (x) $1,388,888 and (y) the principal amount then outstanding under the Note and (ii) on the Maturity Date, the principal amount then outstanding under the Note.

On each Amortization Date, we shall pay to the holder the applicable Amortization Amount due on such date by converting such Amortization Amount into shares of Common Stock (an “Amortization Conversion”); provided, that we may, at our option, pay the Amortization Amount by redeeming such Amortization Amount in cash (an “Amortization Redemption”), or by any combination of an Amortization Conversion and an Amortization Redemption.

“Amortization Amount” means the amortizing portion of the principal of each Note, any deferral amount or acceleration amount, all accrued and unpaid interest and accrued and unpaid late charges.

Company Optional Redemption.

At any time no Equity Conditions Failure exists, the Company shall have the right to redeem all, but not less than all, of the Conversion Amount then remaining under the Note (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”). The portion of the Note subject to redemption shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to 135% of the greater of (i) the Conversion Amount being redeemed as of the Company Optional Redemption Date and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed as of the Company Optional Redemption Date multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company Optional Redemption Notice Date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made. The Company may exercise its right to require redemption by delivering a written notice thereof by electronic mail and overnight courier to the Trustee and all, but not less than all, of the holders of Notes (the “Company Optional Redemption Notice” and the date all of the holders of Notes received such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice hereunder and such Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than ten (10) Trading Days nor more than sixty (60) Trading Days following the Company Optional Redemption Notice Date, (y) certify that there has been no Equity Conditions Failure and (z) state the aggregate Conversion Amount of the Notes which is being redeemed in such Company Optional Redemption from the Holder and all of the other holders of the Notes (and analogous provisions under the Other Notes) on the Company Optional Redemption Date. Notwithstanding anything herein to the contrary, (i) if no Equity Conditions Failure has occurred as of the Company Optional Redemption Notice Date but an Equity Conditions Failure occurs at any time prior to the Company Optional Redemption Date, (A) the Company shall provide the Holder a subsequent notice to that effect and (B) unless the Holder waives the Equity Conditions Failure, the Company Optional Redemption shall be cancelled and the applicable Company Optional Redemption Notice shall be null and void and (ii) at any time prior to the date the Company Optional Redemption Price is paid, in full, the Company Optional Redemption Amount may be converted, in whole or in part, by the Holder into shares of Common Stock. All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of the Note required to be redeemed on the Company Optional Redemption Date. In the event of the Company’s redemption of any portion of the Note, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt, the Company shall have no right to effect a Company Optional Redemption if any Event of Default has occurred and continuing, but any Event of Default shall have no effect upon the Holder’s right to convert this Note in its discretion.

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Pro Rata Redemption Requirement.

If the Company elects to cause a Company Optional Redemption of the Note pursuant to Section 9, then it must simultaneously take the same action with respect to all of the Other Notes.

Equity Conditions

“Equity Conditions” means, with respect to an given date of determination:

●	on each day during the period beginning thirty calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock (including all Underlying Securities (as defined in the Securities Purchase Agreement)) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable);

●	during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of this Note on a timely basis and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents;

●	any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination) may be issued in full without violating;

●	any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable);

●	on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated;

●	no Current Public Information Failure (as defined in the Securities Purchase Agreement) then exists or is continuing;

●	the Holder shall not be in (and no other holder of Notes shall be in) possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like;

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●	on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document;

●	on each Trading Day during the Equity Conditions Measuring Period, there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination;

●	on the applicable date of determination (A) no Authorized Share Failure shall exist or be continuing and all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination at the Alternate Conversion Price then in effect (without regard to any limitations on conversion set forth herein)) (each, a “Required Minimum Securities Amount”) are available under the certificate of incorporation of the Company and reserved by the Company to be issued pursuant to the Notes and (B) all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure;

●	on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default;

●	no bone fide dispute shall exist, by and between any of holder of Notes or Warrants, the Company, the Principal Market (or such applicable Eligible Market in which the Common Stock of the Company is then principally trading) and/or FINRA with respect to any term or provision of any Note or any other Transaction Document; and

●	the shares of Common Stock issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market.

“Equity Conditions Failure” means that on any day during the period commencing twenty (20) Trading Days prior to the applicable Company Optional Redemption Notice Date through the applicable Company Optional Redemption Date, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

“Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $2.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

“Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Volume Failure Measuring Period”), is less than $500,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date

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Events of Default

Each of the following events contained in the Notes will constitute an event of default with respect to the Notes and each of the events in clauses (vi), (vii) and (viii) shall constitute a “Bankruptcy Event of Default”:

(i)	the suspension from trading or the failure of our shares of Common Stock to be trading or listed on an eligible market or exchange for more than 5 consecutive trading days;

(ii)	we have not issued shares of Common Stock due upon conversion of a Note or exercise of a Warrant for more than 5 trading days;

(iii)	except to the extent permitted in the indenture, for 10 consecutive days a holder’s Authorized Share Allocation (as defined below) has been less than (A) the number of shares of Common Stock that the holder would be entitled to receive upon a conversion of the full remaining principal amount of its Note and all accrued and unpaid interest and late charges with respect to such principal amount (without regard to any limitations on conversion), and (B) the number of shares of Common Stock that the holder would be entitled to receive upon exercise in full of the holder’s Warrants (without regard to any limitations on exercise set forth in the Warrants);

(iv)	we have failed to pay to a holder of a Note any amount of principal, interest, late charges or other amounts when and as due (including the failure to pay any redemption payments), except, in the case of a failure to pay interest, late charges or other amounts due (other than principal) when and as due, in which case only if such failure remains uncured for a period of at least three (3) trading days;

(v)	the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) Trading Days;

(vi)	the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $250,000 of Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its Subsidiaries, other than with respect to any Other Notes;

(vii)	bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against us or our significant subsidiaries and, if instituted against us or any such significant subsidiary by a third party, shall not be dismissed within 45 days of their initiation;

(viii)	the commencement by us or our significant subsidiaries of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of us or any such significant subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of us or any such significant subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by us or any such significant subsidiary in furtherance of any such action or the taking of any action by any person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

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(ix)	the entry by a court of (i) a decree, order, judgment or other similar document in respect of us or any of our significant subsidiaries of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging us or any such significant subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of us or any such subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of us or any such significant subsidiary or of any substantial part of its or their property, or ordering the winding up or liquidation of its affairs, and, the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of 45 consecutive days;

(x)	a final judgment or judgments, for the payment of money aggregating in excess of $250,000 are rendered against us and/or any of our significant subsidiaries and which judgments are not, within 45 days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as we have notified such insurer or indemnity provider of such judgment and such insurer or indemnity provider has not denied coverage;

(xi)	the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(xii)	other than as specifically set forth in another clause of Section 4(a) of the Note, the Company or any Subsidiary breaches any representation or warranty, or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of three (3) consecutive Trading Days;

(xiii)	a false or inaccurate certification (including a false or inaccurate deemed certification) by us that either (A) the Equity Conditions are satisfied (other than the Blocker Equity Condition), (B) there has been no Equity Conditions Failure (other than the Blocker Equity Condition) or (C) as to whether any Event of Default has occurred; or

(xiv)	any breach or failure in any respect by us or any of our subsidiaries to comply with any provision of Section 14 of the Notes.

(xv)	any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs;

(xvi)	any provision of any Transaction Document (including, without limitation, the Security Documents) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document (including, without limitation, the Security Documents)

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(xvii)	any Security Document shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien (as defined in the Securities Purchase Agreement) on the Collateral (as defined in the Security Documents) in favor of the Collateral Agent (as defined in the Securities Purchase Agreement) or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof

(xviii)	any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could have a Material Adverse Effect; or

(xix)	any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

If an event of default occurs, at any time after the earlier of a holder’s receipt of a notice of an Event of Default and such holder becoming aware of an Event of Default, a holder may force us to redeem all or any portion of its Note (including all accrued and unpaid interest thereon), in cash, at a price equal to 120% of the greater of (i) the Conversion Amount being redeemed and (ii) the product of the following: (a) the Conversion Rate (as defined below) multiplied by (b) the highest closing sale price of our shares of Common Stock on any trading day during the period beginning on the date immediately before the event of default and ending on the date of redemption. The “Conversion Rate” is determined by dividing the Conversion Amount by the Conversion Price.

Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, we shall immediately pay to the holder such cash amount set forth in the prior paragraph.

Fundamental Transactions

The Notes prohibit us from entering into a Fundamental Transaction, unless the successor entity assumes in writing all of our obligations under the Notes under a written agreement.

In the event of transactions involving a Change of Control, the holder of a Note will have the right to force us to redeem all or any portion of its Note (including all accrued and unpaid thereon) at a price equal to 120% of the greater of (i) the amount being redeemed, (ii) the product of (A) the amount being redeemed multiplied by (B) the quotient of (1) the highest closing sale price of our shares of Common Stock during the period beginning on the date immediately before the earlier to occur of (x) the completion of the Change of Control and (y) the public announcement of the Change of Control and ending on the date the holder delivers the Change of Control redemption notice divided by (2) the Conversion Price then in effect, or (iii) the product of (A) the amount being redeemed multiplied by (B) the quotient of (1) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per a share of Common Stock to be paid to the holders of shares of Common Stock upon the completion of the change of control divided by (2) the Conversion Price then in effect.

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“Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries, or (iv) bone fide arm’s length acquisitions by the Company with one or more third parties as long as holders of the Company’s voting power as of the Issuance Date continue after such acquisition to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of at least 51% of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other han a corporation) of such entity or entities) after such acquisition.

“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, if, after giving effect to such transaction, any stockholder (or group of stockholders acting in concert) own more than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, if, after giving effect to such transaction, any stockholder (or group of stockholders acting in concert) own more than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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“Subject Entity” means any person, persons or “group” or any affiliate or associate of any such person, persons or “group.”

Excluded Securities

“Excluded Securities” means (i) shares of Common Stock or standard options to purchase Common Stock issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the Subscription Date pursuant to this clause (i) do not, in the aggregate, exceed more than 10% of the Common Stock issued and outstanding immediately prior to the Subscription Date and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) the shares of Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes; provided, that the terms of the Notes are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date); (iv) the shares of Common Stock issuable upon exercise of the Warrants; provided, that the terms of the Warrants are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date); and (v) shares of Common Stock or Convertible Securities issued pursuant to strategic alliances, strategic mergers and acquisitions, strategic partnerships, strategic license agreements and other similar transactions, provided that (A) the primary purpose of such issuance is not to raise capital, (B) the purchaser or acquirer of such Common Stock or Convertible Securities in such issuance solely consists of the actual participants in such strategic transaction or the shareholders, partners, members or Affiliates of the such participants, (C) such transaction shall not include an entity whose primary business is investing in securities, and (D) to the extent there are multiple participants in such transaction, the number or amount (as the case may be) of such Common Stock or Convertible Securities issued to such Person by the Company in such transaction shall not be disproportionate to such Person’s actual participation in such strategic transaction.

Issuance of Purchase Rights

If at any time we grant, issue or sell any options, convertible securities or rights to purchase shares, warrants, securities or other property pro rata to all or substantially all of the record holders of shares of Common Stock (the “Purchase Rights”), then a holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete conversion of its Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

To the extent that a holder’s right to participate in any such Purchase Right would result in the holder and the other Attribution Parties exceeding the Maximum Percentage, then the holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage and such Purchase Right to such extent shall be held in abeyance for the benefit of the holder until such time or times, if ever, as its right thereto would not result in the holder and the other Attribution Parties exceeding the Maximum Percentage.

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Other Corporate Events

Prior to or concurrently with the consummation of any specified transactions involving a change of control pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock we shall make appropriate provision to ensure that the holder will thereafter have the right to receive upon a conversion of its Note, such securities or other assets to which the holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the holder upon the consummation of such transaction (without taking into account any limitations or restrictions on the convertibility of its Note).

Covenants

Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, (a) we may not incur, or permit to exist, any indebtedness (or indebtedness of our subsidiaries) that limits or prohibits any term or condition of this Note or any document related to the purchase of the Notes, or result in, or would reasonably be expected to result in, a breach or default under the Notes or the Warrants or (b) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (c) issue any other securities (not including indebtedness that is not, directly or indirectly, convertible into shares of Common Stock or our other share capital) that would cause, or would reasonably be expected to cause, a breach or default under the Notes or the Warrants.

Participation Rights

The holders of the Notes are entitled to receive any dividends paid or distributions (“Distributions”) made to the holders of our shares of Common Stock on an “as if converted to a share of Common Stock” basis.

To the extent that a holder’s right to participate in any such Distributions would result in the holder and the other Attribution Parties exceeding the Maximum Percentage, then the holder shall not be entitled to participate in such Distributions to the extent of the Maximum Percentage and such Distributions to such extent shall be held in abeyance for the benefit of the holder until such time or times, if ever, as its right thereto would not result in the holder and the other Attribution Parties exceeding the Maximum Percentage.

Limitations on Conversion and Issuance

A holder shall not have the right to convert any portion of a Note to the extent that, after giving effect to such conversion, the holder together with the other Attribution Parties (as defined below) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of our shares of Common Stock outstanding immediately after giving effect to such conversion (the “Blocker Equity Condition”). The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99% at the option of the selling security holder, except that any raise will only be effective upon 61-days’ prior notice to us.

“Attribution Parties” means, collectively, the following persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date of issuance, directly or indirectly managed or advised by the holder’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the holder or any of the foregoing, (iii) any person acting or who could be deemed to be acting as a group together with the holder or any of the foregoing and (iv) any other persons whose beneficial ownership of our shares of Common Stock would or could be aggregated with the holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

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Changes to the Notes

Each Note may not be changed or amended without the prior written consent of the Required Holders; provided that, that no such change, waiver or, as applied to any of the Notes held by any particular holder of Notes, shall, without the written consent of that particular holder, (i) reduce the amount of principal, reduce the amount of accrued and unpaid interest, or extend the Maturity Date, of the Notes, (ii) disproportionally and adversely affect any rights under the Notes of any holder of Notes; or (iii) modify any of the provisions of, or impair the right of any holder of Notes to consent to such amendments. “Required Holders” means (I) prior to the Closing Date, each Buyer entitled to purchase Notes at the Closing and (II) on or after the Closing Date, holders of a majority of the Underlying Securities as of such time (excluding any Underlying Securities held by the Company or any of its Subsidiaries as of such time and excluding any purchasers of Underlying Securities, unless pursuant to a written assignment by such Buyer) issued or issuable hereunder or pursuant to the Notes and/or the Warrants; provided, that such majority must include the lead investor in the offering.

Governing Law

The Notes provide that they will be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of law principles.

Description of Warrants

The following description of the particular terms of the warrants supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, to which reference is hereby made. Terms not defined in this description have the meanings given to them in the Notes.

We are offering warrants that will entitle the holders of the warrants to purchase, in aggregate, up to 5,833,334 shares of Common Stock. The warrants will be exercisable upon their issuance and will expire four years following the date of their issuance. The warrants will initially be exercisable at an exercise price equal to $2.00 per share of Common Stock, subject to certain adjustments. The warrants may be exercised for cash, provided that, if there is no effective registration statement available registering the exercise of the warrants, the warrants may be exercised on a cashless basis. This prospectus supplement also covers the shares of Common Stock issuable from time to time upon exercise of the warrants.

The exercise price is subject to adjustment for stock splits, combinations and similar events, and, in any such event, the number of shares of Common Stock issuable upon the exercise of the warrant will also be adjusted so that the aggregate exercise price shall be the same immediately before and immediately after any such adjustment. In addition, the exercise price is also subject to an anti-dilution adjustment if we issue or are deemed to have issued securities at a price lower than the then applicable exercise price.

The warrants require “buy-in” payments to be made by us for failure to deliver any shares of Common Stock issuable upon exercise.

Limitations on Exercise

The warrants include a blocker provision that provides a warrant may not be exercised if, after giving effect to the exercise, the holder of the warrant being exercised, together with its affiliates, would beneficially own in excess of 9.99% of our outstanding shares of Common Stock. This blocker provision may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to us.

Participation Rights

The holders of the warrants are entitled to receive any dividends paid or distributions made to the holders of our shares of Common Stock on an “as if converted” basis.

Purchase Rights

If we issue options, convertible securities, warrants, shares, or similar securities to holders of our shares of Common Stock, each Warrant holder has the right to acquire the same as if the holder had exercised its warrant.

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Fundamental Transactions

The warrants prohibit us from entering into specified fundamental transactions unless the successor entity assumes all of our obligations under the warrants under a written agreement before the transaction is completed. Upon specified corporate events, a warrant holder will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property whatsoever which the holder would have been entitled to receive upon the happening of the applicable corporate event had the warrant been exercised immediately prior to the applicable corporate event. When there is a transaction involving specified changes of control, a warrant holder will have the right to force us to repurchase the holder’s warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the warrants, of the then unexercised portion of the warrant.

Forced Exercise Rights

Subject to the satisfaction of customary equity conditions, including the 9.99% blocker and the Forced Exercise Limitation (defined below), at our option, we may force the exercise of the Warrants at any time the closing bid price of our common stock exceeds $5.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) for a period of twenty (20) consecutive trading days.

“Forced Exercise Limitation” means the lesser of (i) 35% of the quotient of (x) the sum of the aggregate trading volume (as reported on Bloomberg, LP) of shares of our common stock on the Nasdaq Capital Market over the three (3) consecutive trading day period immediately prior to the applicable notice date, divided by (y) three (3) or (ii) 20% of the aggregate trading volume (as reported on Bloomberg, LP) of shares of our common stock on the Nasdaq Capital Market as of the trading day immediately prior to the applicable notice date.

Description of Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 16 of the accompanying prospectus.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations to U.S. holders (as defined below) of the purchase, ownership and disposition of the notes, the warrants and the shares of our Common Stock into which the notes may be converted and which may be issued upon exercise of the warrants. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions in effect as of the date of this offering memorandum, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”) so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with a note, warrant or share of our shares of Common Stock held as a capital asset within the meaning of Section 1221 of the Code by a beneficial owner, only with notes and warrants purchased on original issuance at the first price at which a substantial portion of the notes and warrants is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers and only with shares of Common Stock received by a U.S. holder upon a conversion of the notes. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

●	tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, brokers, banks and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt or governmental entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

●	tax consequences to persons holding notes, warrants or shares of our Common Stock as a part of a hedging, integrated, conversion, constructive sale or similar transaction or a straddle;

●	tax consequences to U.S. holders of notes, warrants or shares of Common Stock whose “functional currency” is not the U.S. dollar;

●	persons that own, or are deemed to own, 10% or more of the total combined voting power of all classes of stock entitled to vote of the Company;

●	tax consequences to pass-through entities and investors in pass-through entities;

●	tax consequences to certain former citizens or residents of the United States;

●	tax consequences to employee stock ownership plans;

●	tax consequences to controlled foreign corporation, foreign personal holding companies, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax;

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●	tax consequences to persons other than U.S. holders;

●	alternative minimum tax consequences, if any;

●	any state, local or foreign tax consequences; and

●	U.S. federal taxes, such as estate and gift taxes, other than U.S. federal income taxes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds notes, warrants or shares of our Common Stock, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding notes, warrants or shares of our Common Stock, and partners in such partnerships, should consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of notes, warrants or shares of our Common Stock.

Holders considering the purchase of notes and warrants should consult their tax advisors concerning the U.S. federal income tax consequences to them in light of their own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes, warrants or shares of our Common Stock received upon conversion of the notes or exercise of the warrants that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner (other than a partnership) of notes, warrants or shares of our Common Stock received upon conversion of the notes or exercise of the warrants that is not a U.S. holder. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Characterization of the Notes and Warrants

We intend to treat the notes and warrants as an “investment unit” for U.S. federal income tax purposes, with an “investment unit” consisting of a note and warrant to purchase our shares of Common Stock for a term of six months. The “issue price” of an “investment unit” will be the first price at which a substantial amount of the “investment units” is sold for cash, excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers. The U.S. Treasury regulations applicable to an “investment unit” require a U.S. holder to allocate the issue price of the “investment unit” between the note and the warrant that comprise the “investment unit” based on the relative fair market values of each element of the “investment unit” at the time of purchase. After allocating to the warrants an amount of the issue price of the “investment unit” equal to the warrant’s fair market value, the remaining portion of the issue price will be allocated to the note. Such allocation will establish a U.S. holder’s initial tax basis in the note and the warrant.

U.S. holders may obtain our allocation of the issue price between the note and the warrant by contacting the Company as set forth in “Where You Can Find More Information.” Our allocation of the issue price between the note and the warrant will be binding on the holder of the note and the warrant, unless the holder explicitly discloses to the IRS (in a statement attached to the holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the note and the warrant) that the holder’s allocation of the issue price between the note and the warrant is different from our allocation. There can be no assurance that the IRS will respect our determination of the relative fair market values of the notes and the warrants. If our determination were successfully challenged by the IRS, the amount, timing and character of income on a note or warrant could be different from that resulting under our allocation.

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Taxation of the Notes

Stated Interest and Original Issue Discount

The notes do not provide for stated interest. The notes will be treated as issued with original issue discount, or OID, in an amount equal to the difference between the stated principal amount and issue price of the notes. Consequently, U.S. holders must generally include the OID in gross income as it accrues over the term of the notes at a constant yield without regard to such holder’s regular method of accounting for U.S. federal income tax purposes and potentially in advance of the receipt of cash payments attributable to that income.

The amount of OID that U.S. holders must include in income will generally equal the sum of the “daily portions” of OID with respect to the note for each day during the taxable year or portion of the taxable year in which a U.S. holder held the note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period.

The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of (i) the product of the note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (ii) the aggregate of all qualified stated interest, if any, allocable to the accrual period. OID allocable to the final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest, if any) and the adjusted issue price of the note at the beginning of the final accrual period. The “adjusted issue price” of a note at the beginning of any accrual period will generally equal its issue price increased by the accrued OID of the prior accrual period and decreased by the amounts paid on the note (other than qualified stated interest, if any) in the prior accrual period. The yield to maturity of a note is the rate that, when used in computing the present value of all payments to be made on the note, produces an amount equal to the issue price of the note.

The rules regarding OID are complex and the rules described above do not apply in all cases. Accordingly, U.S. holders of notes should consult their own tax advisors regarding their application.

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Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings and profits may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to a U.S. holder. If, however, adjustments that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made, a U.S. holder generally will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as described under “Taxation of the Shares of Common Stock Received Upon Conversion of the Notes and Exercise of Warrants—Distributions on the Shares of Common Stock” below, subject to the discussion under “Taxation of the Shares of Common Stock Received Upon Conversion of the Notes and Exercise of Warrants” below. Conversely, if an event occurs that increases the interests of holders of the notes and the conversion rate is not adjusted, the resulting increase in the proportionate interests of holders of the notes could be treated as a taxable stock dividend to such holders. In addition, if an event occurs that dilutes the interests of holders of the notes and the conversion rate is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock dividend to those stockholders.

Although there is no authority directly on point, the IRS may take the position that a constructive dividend deemed paid to a U.S. holder would not be eligible for reduced rates of taxation as described in “Taxation of the Shares of Common Stock Received Upon Conversion of the Notes and Exercise of Warrants—Distributions on the Shares of Common Stock.” Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding tax payment could be satisfied, we may, at our option, set-off any such payment against payments of cash and shares of Common Stock payable on the notes and the exercise of the warrants. U.S. holders should carefully review the conversion rate adjustment provisions and consult their tax advisors with respect to the tax consequences of any such adjustment.

Sale, Exchange, Redemption or other Taxable Disposition of Notes

Except as provided under “—Conversion of Notes into Shares of Common Stock” below, a U.S. holder will generally recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note equal to the difference between the amount realized (less accrued and unpaid interest, which will be taxable as ordinary income if not previously included in gross income) upon such sale, exchange, redemption or other taxable disposition and such U.S. holder’s tax basis in the note. A U.S. holder’s tax basis in a note will generally be equal to the amount that such U.S. holder paid for the note increased by any OID previously included in income and decreased by the amount of payments (other than stated interest) previously made on such notes. Any gain or loss recognized on a taxable disposition of the note will generally be capital gain or loss and will generally be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, such gain or loss will be a long-term capital gain or loss. Otherwise, such gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally will be subject to tax at a reduced rate of taxation. A U.S. holder’s ability to deduct capital losses may be limited. U.S. holders are urged to consult their tax advisors as to any foreign tax credit implications of the sale, exchange, redemption or other taxable disposition of the notes.

Conversion of Notes into shares of Common Stock

A U.S. holder will generally not recognize any income, gain or loss with respect to the conversion of notes into shares of Common Stock, except with respect to any shares of Common Stock attributable to accrued and unpaid interest (which will be treated in the manner described under “—Treatment of Amounts Attributable to Accrued Interest” below). A U.S. holder’s tax basis in the shares of Common Stock received upon conversion (other than shares of Common Stock received with respect to accrued and unpaid interest) generally would be equal to the holder’s tax basis in the notes that were converted. A U.S. holder’s holding period for such shares of Common Stock (other than shares of Common Stock received with respect to accrued and unpaid interest) generally would include the period during which the U.S. holder held the notes that were converted.

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Treatment of Amounts Attributable to Accrued Interest

The value of any shares of Common Stock received that is attributable to accrued interest, if any, on the notes not yet included in income would be taxed as ordinary interest income. The basis in any shares of our Common Stock attributable to such accrued interest would equal the fair market value of such shares when received. The holding period for any shares of our Common Stock attributable to such accrued interest would begin the day after the date of receipt.

U.S. holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences resulting from the exchange of notes into our shares of Common Stock.

Taxation of the Warrants

Exercise of the Warrants

Subject to the discussion under “Taxation of the shares of Common Stock Received Upon Conversion of the Notes and Exercise of Warrants” below and subject to the discussion below with respect to a cashless exercise of a warrant, U.S. holders will generally not recognize gain or loss on the exercise of a warrant. A U.S. holder’s initial tax basis in shares of Common Stock received on the exercise of a warrant will generally be equal to the sum of (i) such U.S. holder’s tax basis in such warrant plus (ii) the exercise price paid by such U.S. holder on the exercise of such warrant. Generally, a U.S. holder’s holding period for shares of Common Stock received upon the exercise of a warrant should begin on the date of exercise (or possibly on the day following the date of exercise) and will not include the period during which the U.S. holder held the warrant.

The tax treatment of a cashless exercise of a warrant (i.e., where a portion of the holder’s warrants are surrendered (the “Surrendered Warrants”) as the exercise price for other warrants to be exercised (the “Exercised Warrants”)) is uncertain. It may be treated as a tax-free transaction in which a holder’s tax basis in the shares of Common Stock received would equal the sum of the U.S. Holder’s tax basis in the Surrendered Warrants and the Exercised Warrants. It is also possible that a cashless exercise could be treated as a taxable transaction, in which case a U.S. holder could recognize taxable gain or loss in an amount equal to the difference between the exercise price deemed paid and such U.S. holder’s tax basis in the Surrendered Warrants. In this case, a U.S. holder’s tax basis in the shares of Common Stock received should equal the sum of the exercise price deemed paid and the U.S. holder’s tax basis in the warrants exercised.

The holding period for shares of Common Stock acquired in a cashless exercise will depend on the U.S. federal income tax treatment of a cashless exercise. The holding period for a share of Common Stock acquired in a cashless exercise would generally include the holding period of the Surrendered Warrants and Exercised Warrants if the cashless exercise is treated as a tax-free transaction. The holding period for a share of Common Stock acquired in a cashless exercise would generally begin on the day following the date of exercise if the cashless exercise is treated as a taxable exchange or treated similarly to a cash exercise (even if otherwise a tax-free transaction). Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders are urged to consult their tax advisors as to the tax consequences of a cashless exercise.

Sale, Exchange or Other Disposition of Warrants

Subject to the discussion under “Taxation of the Shares of Common Stock Received Upon Conversion of the Notes and Exercise of Warrants” below, upon the sale, exchange or other disposition of a warrant, a U.S. holder generally will recognize capital gain or loss with respect to the warrant in an amount equal to the difference between (a) the amount realized on the sale, exchange or other disposition and (b) the U.S. holder’s tax basis in the warrant. A U.S. holder’s tax basis in a warrant will generally be equal to the amount that such U.S. holder paid for the warrant. Any gain or loss recognized on a taxable disposition of the warrant will be capital gain or loss. Any such gain or loss generally will be a short-term capital gain or loss if the warrant has been held for one year or less as of the time of the sale, exchange, or other disposition of the warrant. A U.S. holder’s ability to deduct capital losses may be limited.

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Expiration of Warrants Without Exercise

Subject to the discussion under “Taxation of the Shares of Common Stock Received Upon Conversion of the Notes and Exercise of Warrants” below, upon the expiration of a warrant, a U.S. holder will recognize a loss in an amount equal to such U.S. holder’s tax basis in the Warrant (if any). Any such loss generally will be a short-term capital loss if the warrant has been held for one year or less as of the date the warrant expires. The deductibility of capital losses is subject to limitations.

Certain Adjustments to the Warrants

An adjustment to the number of shares of Common Stock that will be issued on the exercise of a warrant, or an adjustment to the exercise price of a warrant, may be treated as a constructive distribution to a U.S. holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our assets or earnings and profits. An adjustment can be treated as a constructive distribution regardless of whether the U.S. holder ever exercises the warrant or receives any cash or property as a result of the adjustment (or, in certain circumstances, a failure to adjust). Adjustments to the exercise price of a warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants should generally not result in a constructive distribution.

Taxation of the Shares of Common Stock Received Upon Conversion of the Notes and Exercise of Warrants

Distributions on the Shares of Common Stock

The gross amount of distributions on the shares of Common Stock will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Because we do not expect to keep track of earnings and profits in accordance with United States federal income tax principles, U.S. holders should expect that a distribution in respect of our shares of Common Stock will generally be treated and reported as a dividend. Such dividend income will be includable in a U.S. holder’s gross income as ordinary income on the day actually received by the U.S. holder or on the day received by the U.S. holder’s nominee or agent that holds the shares of Common Stock on the U.S. holder’s behalf. Such dividends will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations under the Code.

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Sale, Exchange, Redemption or other Taxable Disposition of Shares of Common Stock

Upon the sale, exchange, redemption or other taxable dispositions of our shares of Common Stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. holder’s adjusted tax basis in the shares of Common Stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of Common Stock is more than one year at the time of the taxable disposition. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally will be subject to tax at a reduced rate of taxation. The deductibility of capital losses is subject to limitations.

Any gain or loss recognized by a U.S. holder will generally be treated as United States source gain or loss for U.S. foreign tax credit purposes. U.S. holders are encouraged to consult their tax advisor regarding the availability of the U.S. foreign tax credit in their particular circumstances.

Medicare Tax

A U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes interest income, dividends, and net gains from the disposition of the notes or shares of Common Stock received upon conversion of the notes or exercise of the warrants, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes and shares of Common Stock received upon the conversion of the notes.

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Information reporting and backup withholding

In general, information reporting will apply to interest payments and distributions in respect of our notes and shares of Common Stock and the proceeds from the sale, exchange or redemption of notes, warrants or our shares of Common Stock that are paid to a U.S. holder within the United States or through certain U.S.-related financial intermediaries, unless such U.S. holder is an exempt recipient and properly establishes the exemption. Backup withholding may apply to such payments if a U.S. holder fails to (i) provide a correct taxpayer identification number or (ii) certify that such holder is not subject to backup withholding. U.S. holders who are required to establish their exemption from backup withholding must provide us or our withholding agent such certification on a properly completed Internal Revenue Service Form W-9. U.S. holders should consult their tax advisors regarding the application of the United States information reporting and backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

The preceding discussion of certain U.S. federal income tax consequences is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of purchasing, holding and disposing of the notes, warrants, or shares of Common Stock, including the applicability and effect of any state, local or foreign tax laws, and of any pending or subsequent changes in applicable laws.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus supplement and the accompanying base prospectus will be passed upon for us by Anthony L.G., PLLC, West Palm Beach, Florida. The placement agent is being represented by Harter Secrest & Emery LLP, Rochester, New York.

EXPERTS

The consolidated financial statements as of and for the years ended August 31, 2020 and 2019 incorporated by reference in this prospectus supplement constituting a part of the registration statement on Form S-3 have been so incorporated in reliance on the reports of SRCO Professional Corporation and NVS Professional Corporation (formerly NVS Chartered Accountants Professional Corporation), independent registered public accounting firms, incorporated herein by reference, given on the authority of said firms as experts in auditing and accounting.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	Our Annual Report on Form 10-K for the fiscal year ended August 31, 2020, filed with the SEC on December 9, 2020;
●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 2020, February 28, 2021, and May 31, 2021 filed with the SEC on January 13, 2021, April 14, 2021, and July 14th, 2021 respectively.
●	Our Current Reports on Form 8-K filed with the SEC on November 13, 2020, November 30, 2020, December 21, 2020, January 28, 2021, February 1, 2021, February 16, 2021, February 22, 2021, April 6, 2021 (only with respect to Item 8.01 thereof), April 9, 2021, April 15, 2021, April 22, 2021, May 6, 2021, May 17, 2021, May 26, 2021, June 3, 2021, June 21, 2021, June 29, 2021, July 7, 2021, September 8, 2021, October 14, 2021, October 28, 2021, and November 24, 2021.
●	The description of our common stock which is included in our Form 8-A12B filed with the SEC on February 19, 2021, including any amendment or report filed for the purpose of updating that description.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying base prospectus are delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement or the accompanying prospectus incorporates). Written or oral requests for copies should be directed to Novo Integrated Sciences, Inc., Attn: President, 11120 NE 2nd Street, Suite 100, Bellevue, Washington 98004, telephone number (206) 617-9797. See the section of this prospectus supplement entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying base prospectus are a part of the registration statement but do not contain all of the information included in the registration statement or the exhibits. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our headquarters, 11120 NE 2nd Street, Suite 100, Bellevue, Washington 98004, during normal business hours.

Information about us is also available at our website at www.novointegrated.com. However, the information on our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying base prospectus.

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PROSPECTUS

$75,000,000

NOVO INTEGRATED SCIENCES, INC.

Common Stock, Preferred Stock, Warrants, Rights,

Debt Securities and Units

and

597,352 Shares of Common Stock for Resale by selling stockholders

We may offer and sell, from time to time in one or more offerings the following securities:

●	shares of common stock, par value $0.001 per share;

●	shares of preferred stock, par value $0.001 per share;

●	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

●	rights to purchase shares of our common stock, preferred stock, warrants and/or debt securities;

●	debt securities consisting of senior notes, subordinated notes or debentures;

●	units consisting of a combination of the foregoing securities; or

●	any combination of these securities.

We may offer and sell up to $75,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that we may offer. However, this prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a related prospectus supplement. Such prospectus supplement may add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before making your investment decision.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus for additional information on methods of sale. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in that prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the prospectus supplement.

In addition, certain selling stockholders to be identified in a prospectus supplement may offer and sell up to 597,352 shares of our common stock from time to time, in amounts, at prices and on terms that will be determined at the time the shares of our common stock are offered. We urge you to read this prospectus and the accompanying prospectus supplement, which will describe the specific terms of these securities, carefully before you make your investment decision. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. To the extent the options are exercised for cash, if at all, we will receive the exercise price for the options.

Our common stock is quoted on the Nasdaq Capital Market under the ticker symbol “NVOS.” The closing price of our common stock on March 12, 2021 was $3.92 per share.

As of March 12, 2021, the aggregate market value of our outstanding common equity held by non-affiliates, or public float, was $58,785,395 based on 23,894,098 shares of common stock outstanding, of which 5,577,362 shares are held by non-affiliates, and a per share price of $10.54 based on the average of the bid and asked prices of our common stock on the Nasdaq Capital Market on February 24, 2021 (within 60 days prior to the date of filing). Therefore, as of March 12, 2021, the aggregate market value of our common equity held by non-affiliates was less than $75,000,000, as calculated in accordance with General Instruction I.B.1 of Form S-3. As of the date of this prospectus, we have not offered and sold securities pursuant to General Instruction I.B.6 to Form S-3 during the 12-calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our “public float” (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000.

An investment in our securities involves a high degree of risk. See the sections entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as well as in any prospectus supplement related to a specific offering we make pursuant to this prospectus. You should carefully read this entire prospectus together with any related prospectus supplement and the information incorporated by reference into both before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is March 22, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $75,000,000. In addition, under this shelf registration process, the selling stockholders may from time to time offer and sell up to an aggregate of 597,352 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities we and/or selling stockholders may offer. Each time we and/or the selling stockholders, if applicable, sell securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities offered. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Risk Factors,” “Where You Can Find More Information” and “Information Incorporated by Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC or directly from us as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. Neither we, the selling stockholders, respective affiliates nor any underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we or the selling stockholders have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. We, the selling stockholders and/or respective affiliates, as applicable, take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. We, the selling stockholders and/or respective affiliates, as applicable, are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell or the selling stockholders may resell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we and/or selling stockholders offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

In this prospectus, (i) references to “Novo Integrated”, “we,” “us,” “our”, “the registrant” and “our company” refer, collectively, to Novo Integrated Sciences, Inc., a Nevada corporation, the issuer of the securities offered hereby, and its consolidated subsidiaries and (ii) references to “Selling Shareholder” or “selling stockholders” include donees, pledgees, transferees or other successors-in-interest selling shares of common stock received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Effective February 1, 2021 we effected a 1-for-10 reverse stock split of our issued and outstanding Common Stock (together the “Reverse Stock Split”). All references to shares of our Common Stock in this prospectus refer to the number of shares of Common Stock after giving effect to the Reverse Stock Split and are presented as if the Reverse Stock Split had occurred at the beginning of the earliest period presented.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and in the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our product development programs; our future opportunities; our business strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Examples of such statements are those that include words such as “may,” “assume(s),” “forecast(s),” “position(s),” “predict(s),” “strategy,” “will,” “expect(s),” “estimate(s),” “anticipate(s),” “believe(s),” “project(s),” “intend(s),” “plan(s),” “budget(s),” “potential,” “continue” and variations thereof. However, the words cited as examples in the preceding sentence are not intended to be exhaustive and any statements contained in this prospectus regarding matters that are not historical facts may also constitute forward-looking statements.

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Because these statements implicate risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those risks identified under “Risk Factors” in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q and from time to time in our other filings with the SEC. The information in this prospectus or any prospectus supplement speaks only as of the date of that document and the information incorporated herein by reference speaks only as of the date of the document incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and services and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions as well as future business decisions, including any acquisitions, mergers, dispositions, joint ventures, investments and any other business development transactions we may enter into in the future. The amounts of time and money required to successfully complete development and commercialization of our products and services as well as any evolution of or shift in our business plans, or to execute any future strategic options are difficult or impossible to predict accurately and may involve factors that are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized.

Based on the significant uncertainties inherent in the forward-looking statements described herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. Accordingly, you should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

THE OFFERING

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

●	common stock;

●	preferred stock;

●	debt securities, in one or more series;

●	warrants to purchase any of the securities listed above;

●	rights to purchase any of the securities listed above; and/or

●	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $75,000,000. In addition, under this shelf registration process, the selling stockholders may from time to time offer and sell up to an aggregate of 597,352 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities we and/or selling stockholders may offer. Each time we and/or selling stockholders, if applicable, sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Risk Factors” and “Where You Can Find More Information.”

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THE COMPANY

Business Overview

Novo Integrated Sciences, Inc. was incorporated in Delaware on November 27, 2000, under the name Turbine Truck Engines, Inc. On February 20, 2008, the Company was re-domiciled to the State of Nevada. Effective July 12, 2017, the Company’s name was changed to Novo Integrated Sciences, Inc. When used herein, the terms “Company,” “we,” “us,” and “our” refer to Novo Integrated Sciences, Inc. and its consolidated subsidiaries.

The Company owns Canadian and U.S. subsidiaries which deliver, or intend to deliver, multidisciplinary primary health care related services and products through the integration of medical technology, advanced therapeutics and rehabilitative science. Currently, the Company’s revenue is generated solely through its wholly owned Canadian subsidiary, Novo Healthnet Limited (“NHL”), which provides our services and products through both clinic and eldercare related operations.

Our clinicians and practitioners provide certain multidisciplinary primary health care services, and related products, beyond the medical doctor first level contact identified as primary care. Our clinicians and practitioners are not licensed medical doctors, physicians, specialist, nurses or nurse practitioners. Our clinicians and practitioners are not authorized to practice primary care medicine and they are not medically licensed to prescribe pharmaceutical based product solutions.

NHL’s team of multidisciplinary primary health care clinicians and practitioners provide assessment, diagnosis, treatment, pain management, rehabilitation, education and primary prevention for a wide array of orthopedic, musculoskeletal, sports injury, and neurological conditions across various demographics including pediatric, adult, and geriatric populations through NHL’s 16 corporate-owned clinics, a contracted network of affiliate clinics, and eldercare related long-term care homes, retirement homes, and community-based locations in Canada.

Additionally, we continue to expand our patient care philosophy of maintaining an on-going continuous connection with our patient community, beyond the traditional confines of brick and mortar facilities, by extending oversight of patient diagnosis, care and monitoring, directly through various Medical Technology Platforms either in-use or under development.

Our specialized multidisciplinary primary health care services include physiotherapy, chiropractic care, manual/manipulative therapy, occupational therapy, eldercare, massage therapy (including pre- and post-partum), acupuncture and functional dry needling, chiropody, stroke and traumatic brain injury/neurological rehabilitation, kinesiology, vestibular therapy, concussion management and baseline testing, trauma sensitive yoga and meditation for concussion-acquired brain injury and occupational stress-PTSD, women’s pelvic health programs, sports medicine therapy, assistive devices, dietitian, holistic nutrition, fall prevention education, sports team conditioning programs including event and game coverage, and private personal training.

The occupational therapists, physiotherapists, chiropractors, massage therapists, chiropodists and kinesiologists contracted, by NHL, to provide occupational therapy, physical therapy and fall prevention assessment services are registered with the College of Occupational Therapists of Ontario, the College of Physiotherapists of Ontario, College of Chiropractors of Ontario, College of Massage Therapists of Ontario, College of Chiropodists of Ontario, and the College of Kinesiologists of Ontario regulatory authorities.

Our strict adherence to public regulatory standards, as well as self-imposed standards of excellence and regulation, have allowed us to navigate with ease through the industry’s licensing and regulatory framework. Compliant treatment, data and administrative protocols are managed through a team of highly trained, certified health care and administrative professionals. We and our affiliates provide service to the Canadian property and casualty insurance industry, resulting in a regulated framework governed by the Financial Services Commission of Ontario.

Eldercare

The Company’s eldercare related operations provide physiotherapy (“PT”), occupational therapy (“OT”), assessment and application assistance for assistive devices, fall prevention programs, community-based strengthening and general flexibility exercise classes, rehabilitative strategies and continuing education to eldercare clients, including caregivers and family members as applicable, in various long-term care homes, retirement homes and community-based locations across the province of Ontario, Canada.

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As a result of NHL’s September 2013 asset acquisition of Peak Health LTC Inc, an Ontario corporation formed in 2006, NHL has a 14-year history of providing certain multidisciplinary related healthcare services and products to the eldercare community. In 2017, based on the philosophical overlap and synchronicity between PT and OT, NHL launched its occupational therapy sector of services for our eldercare clients. NHL’s eldercare focused OT and PT services and product are in direct competition with the top providers in this sector. We offer one of the most extensive rosters of OT and PT clinicians certified by the Ministry of Health for assistive device assessment under the Assistive Device Program which, when the individual meets the criteria, allows our eldercare clients access to significant funding subsidies to purchase varying mobility aids (such as walkers, wheelchairs, seating, and power wheelchairs/scooters).

Additionally, our proprietary Electronic Rehabilitation Record and Management Reporting software solution provides us the ability to deliver each eldercare facility with a wide-array of detailed PT and OT reports that include, among other things: (i) client specific treatment details, (ii) identifying cost and optimization possibilities, (iii) outlining a wide variety of client outcome measurements, (iv) analyzing overall contract effectiveness, and (v) producing indicators which assist the NHL team to target opportunities for improved team efficiency. This software comes with an ability to provide a graphically illustrated ‘report card’ for contribution to annual, interdisciplinary care conferences with staff and family members, as well as fall reporting capacities, which are central to many homes’ fall prevention committee meetings. Additionally, data generated by the software allows members from both the NHL team and the eldercare facility team to identify residents who fall frequently and allow for the inter-disciplinary team to put strategies in place to better reduce a resident’s “fall-risk”.

NHL has created and delivers, through online virtual technology, a variety of eldercare related educational in-service programs which include topics such as nursing restorative education, back education and other eldercare-relevant topics such as osteoporosis, fall prevention, wheelchair positioning, and least restraints. NHL has designed its virtual online education in-service programs and modules to be presented in a variety of formats to facilitate the different capacity and styles of learning common to senior-aged individuals.

Our eldercare PT services are provided as follows:

1.	Long-Term Care Homes. NHL contracts with long-term care homes to provide individualized, onsite PT and group exercise classes for its residents. Registered physiotherapists are assisted by on-site support personnel to deliver individualized care, based on assessed needs, and with a goal of assisting each resident to attain and maintain their highest level of function possible with their activities of daily living. These services are primarily funded by the Ontario Ministry of Health and Long-Term Care (“MOHLTC”). The NHL team assists in providing assistive device assessments allowing residents access to funding assistance for varying mobility aids (such as walkers, wheelchairs, seating, and power wheelchairs/scooters). In addition to providing PT services, our team assists the long-term care home’s interdisciplinary team in the homes’ annual care conferences with its residents. Through the provision of education regarding nursing restorative programming, our team assists the facilities’ team in back education, fall prevention and many other subjects related to PT or physical health and wellness. The NHL team works together with the interdisciplinary team to assist with mandatory coding of Canada’s Resident Assessment Instrument Minimum Data Set (“RAI-MDS”) which is the standardized assessment tool required for the home to access payment from the MOHLTC for each resident. Additionally, through NHL’s proprietary software, the homes have access to abundant reporting solutions to help provide objective and quantitative measures for their continuous quality improvement program. NHL’s proprietary software provides our eldercare client locations with the unique ability to login and access multiple data points related to a multitude of therapy services provided to its residents, allowing for detailed, rapid reporting and accountability.

2.	Retirement Homes. We contract with client retirement homes to provide individualized PT and group exercise classes to the retirement homes’ residents. Registered physiotherapists are assisted by the onsite support personnel to deliver individualized care based on assessed needs, again with a goal of assisting the residents participating in therapy to attain and maintain their level of function related to the activities of daily living. These services are partially funded by the individual and partly funded by the MOHLTC. Similar to the long-term care sector, our team assists with education of the nursing/interdisciplinary team, provides in depth service reports to the homes to measure desired service delivery and our proprietary software allows for each retirement home to have the same unique login capacity. In addition to the services above, some of the residents in the retirement homes, and as applicable the resident’s family members, can request and authorize receiving an increased level of physiotherapy related services available privately on a fee-for-service basis paid by the individual.

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3.

Community Based Home Care Physiotherapy. Throughout the province of Ontario, the MOHLTC operates 14 Local Health Integration Networks (“LHINs”) which are health authorities responsible for regional administration of public health care services. The LHINs serve as contact points, information clearinghouses, referral resources, and assessment/care coordinators for eligible residents who need health care assistance at home or a safer place to live through aging at home strategies that can be put in place by health care providers. Through service contracts, the LHINs engage “cluster providers” to provide services to clients living in the community, clients living at-home or clients living in a retirement home. These service contracts are funded by the MOHLTC.

NHL is a “cluster provider” sub-contractor for home care physiotherapy in the North East LHIN which encompasses more than 565,000 people across 400,000 square kilometers and five sub-regions. Through this subcontract arrangement, we provide one-on-one physiotherapy assessment and treatment to clients who cannot easily access outpatient services due to mobility challenges. Primarily, these clients are elderly with multiple co-morbidities, although some clients are not elderly and are instead simply post-operative with mobility challenges.

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Community Based Group Exercise Classes & Fall Prevention Programs. NHL has contracted with two “cluster providers” to provide group exercise classes and fall prevention programs (consisting of an assessment accompanied by education and group exercise classes) in three separate LHINs (Central, Toronto Central and Central East) which encompass the Greater Toronto area with an estimated aggregate population of 6.4 million people. In 2013, the MOHLTC introduced several initiatives designed to assist seniors in maintaining an active and healthy lifestyle while still living at home. Under the 2013 initiative, exercise instructors under contract with NHL, deliver group exercise classes over a 48-week period each year.

In addition, another component of the 2013 MOHLTC initiative is the delivery of fall prevention programs with entry and exit assessments completed by specialized registered providers such as kinesiologists and physiotherapists with the assistance of exercise instructors for the group class and education portion of the program. The goal of these classes is to assess seniors’ general health status, identify defined levels of risk pertaining to balance and falling, and educate seniors about fall prevention through a combination of increased knowledge and teaching exercises designed to improve strength and balance.

5.	Community-based Outpatient Clinics. NHL provides outpatient physiotherapy, chiropractic, and laser technology services through a community-based clinic in the province of Ontario. The services provided at the clinic are funded by Motor Vehicle Accident treatment plans, extended health benefits insurance coverage, or private payment. A portion of the services provided at the clinic are funded by the MOHLTC in the form of Episodes of Care and these services are specifically targeted to be delivered to clients who meet the following criteria:

●	Aged 65 years of age and older or aged 18 years of age and younger, and
●	Are post-operative, or
●	Have just been discharged from a hospital, or
●	Are receiving services from the Ontario Disability Services Program or Ontario Works.

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Our eldercare OT services are provided, through two separate sectors, as follows:

1.	Long-Term Care Sector. We contract with client homes to provide the following OT services:

●	Assessments and interventions to support maintenance and restoration of function related to seating, mobility, positioning for self-care, prevention of pressure ulcers, falls and use of restraints,
●	Speech language pathology services, including evaluation and treatment,
●	Swallowing and eating assessments and interventions,
●	Cognitive behavioral assessments and care planning,
●	Our occupational therapists have specialized training in mobility providing assistive device assessments when required. This service is funded primarily by the MOHLTC.

2.	Retirement Home & Community. We provide the following OT services through individual contracts with private payers:

●	Home safety assessments,
●	Functional assessments,
●	In-home activities of daily living assessments,
●	Assessment and completion of applications for assistive devices (mobility aids),
●	Custom seating and mobility consultations,
●	Case management services, and
●	Speech language pathology services, including evaluation and treatment.

Recent Developments

Coronavirus (COVID-19)

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally.

On March 17, 2020, as a result of COVID-19 infections having been reported throughout both Canada and the United States, certain national, provincial, state and local governmental issued proclamations and/or directives aimed at minimizing the spread of COVID-19. Accordingly, on March 17, 2020, the Company closed all corporate clinics for all in-clinic non-essential services to protect the health and safety of its employees, partners and patients. On March 20, 2020, the Company announced the precautionary measures taken as well as announcing the business impact related to the coronavirus (COVID-19) pandemic.

Operating under COVID-19 related governmental proclamations and directives, between March 17, 2020 and June 1, 2020, the Company provided in-clinic multi-disciplinary primary healthcare services and products solely to patients with emergency and essential need while also providing certain virtual based services related to physiotherapy. In light of most eldercare related services being deemed essential by national, provincial and local governmental authorities in Canada, NHL’s contracted eldercare related services have been nominally impacted during the fiscal third quarter and we project the same for the fiscal fourth quarter.

On May 26, 2020, the Ontario Ministry of Health announced updated guidance and directives stating that physiotherapists, chiropractors and other regulated health professionals, including all services and products provided by the Company, can gradually and carefully begin providing all services, including non-essential services, once the clinician and provider are satisfied all necessary precautions and protocols are in place to protect the patients, the clinician and the clinic staff. With all corporate clinics closed due to the COVID-19 pandemic, with the exception of providing certain limited essential and emergency services, the Company had furloughed 48 full-time employees and 35 part-time employees from its pre-closure levels of 81 full-time employees and 53 part-time employees.

On June 2, 2020, the Company commenced opening its corporate clinics and providing non-essential services. As of June 9, 2020, the Company had opened all corporate clinics while following all mandated guidelines and protocols from Health Canada, the Ontario Ministry of Health, and the respective disciplines’ regulatory Colleges to ensure a safe treatment environment for our staff and clients. Certain of these guidelines and protocols include both active and passive screening for staff and clients, enhanced cleaning measures using only Health Canada approved disinfectants and sanitizers, personal protective equipment usage, appropriate signage and markers throughout the clinics, and layout changes to the clinics to reflect proper physical distancing measures. Additional, more restrictive proclamations and/or directives may be issued in the future.

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With our clinic facilities re-opened and our eldercare contracts operating under COVID-19 pandemic related mandated guidelines and protocols, for the month ended February 28, 2021, NHL’s clinic-based patient flow has met and exceeds 82% for the same period in 2020. In addition, for the month ended February 28, 2021 NHL’s eldercare contract services provided has met and exceeds 93% for the same period in 2020. As of February 28, 2021, the Company has 78 full-time employees and 59 part-time employees.

Based on no additional “lockdowns” or new material directives are implemented limiting the Company’s ability to provide both its clinic and eldercare community related services, for fiscal year 2021 the Company projects a steady month-over-month increase as (i) recommended guidelines for patient-clinician on-site interaction are eased, and (ii) more overall movement restrictions are reduced and people are more comfortable in public spaces.

The ultimate impact of the COVID-19 pandemic on the Company’s operations remains unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced patient traffic and reduced operations. The full long-term financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition, and results of operations.

The measures taken to date will impact the Company’s fiscal year 2021 business and potentially beyond. Management expects that all of its business segments, across all of its geographies, will be impacted to some degree, but the significance of the full impact of the COVID-19 outbreak on the Company’s business and the duration for which it may have an impact cannot be determined at this time.

Return of Acquisition Deposit

On June 12, 2020, the Company terminated an acquisition letter of intent (“LOI”), resulting in the return, on June 26, 2020, of a CAD$350,000 (approximately $255,570 on June 26, 2020) deposit to the Company.

LA Fitness U.S. License Agreement & Guaranty

On September 24, 2019, Novomerica Health Group Inc. (“Novomerica”), a wholly owned subsidiary of the Company, entered into a Master Facility License Agreement with Fitness International, LLC and Fitness & Sports Clubs, LLC (together with Fitness International, LLC, “LA Fitness U.S.”). The Master Facility License Agreement was amended on February 4, 2020, pursuant to the terms of that certain First Amendment to Master Facility License Agreement between Novomerica and Fitness International, LLC (“U.S. License Agreement”).

Pursuant to the terms of the U.S. License Agreement, the parties agreed that from time to time as set forth in the U.S. License Agreement or as the parties otherwise agree, Novomerica may wish to identify sublicensees to provide certain services in facilities operated by LA Fitness U.S., and LA Fitness U.S. may desire to grant to such sublicenses the right to do the same. Upon execution of applicable documentation as may be required by the U.S. License Agreement, the sublicensee (which may be Novomerica, if Novomerica desires to provide Services (as hereinafter defined) itself) shall have the right, subject to the terms of the U.S. License Agreement, to (i) occupy and use, on an exclusive basis, for the purposes of providing outpatient physical and/or occupational therapy as provided in the U.S. License Agreement (the “Services”), with the applicable LA Fitness U.S. facility, and (ii) access and use, on a non-exclusive basis, for the purpose of providing the Services, the applicable facility’s equipment and a pool lane, and (iii) use, on a non-exclusive basis, the applicable facility’s common areas solely as necessary to access the facility’s service area, equipment and a pool lane.

Pursuant to the terms of the U.S. License Agreement, five separate initial licenses in Ohio were granted. Novomerica agreed to develop and open for business (a) at least two of such facilities by June 30, 2020, (b) at least two additional facilities by September 30, 2020, and (c) the final remaining facility by December 31, 2020 (“U.S. Development Schedule”). Pursuant to the terms of the U.S. License Agreement, in the event that Novomerica fails to meet the U.S. Development Schedule, the initial licenses that Novomerica has developed and opened for business will remain unaffected; however, Novomerica will lose the right to develop the remaining licenses.

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With respect to each license granted under the U.S. License Agreement, for the period beginning as of the commencement date of each such license and continuing until the expiration or earlier termination of such license, Novomerica shall pay to LA Fitness U.S. a monthly payment in an agreed upon amount.

Unless sooner terminated as provided in the U.S. License Agreement, the term of the U.S. License Agreement shall expire simultaneously with the expiration of earlier termination of the License Term (as such term is defined in the U.S. License Agreement) of the last remaining license granted under the U.S. License Agreement.

Pursuant to the terms of the U.S. License Agreement, the Company agreed to execute that certain Guaranty Agreement (the “U.S. Guaranty”) dated September 24, 2019 by and between the Company and LA Fitness U.S. Pursuant to the terms of the U.S. Guaranty, the Company irrevocably guaranteed the full, unconditional and prompt payment and performance of all of Novomerica’s obligations and liabilities under the U.S. License Agreement.

In March 2020, as a result of guidelines issued by local, state, and federal authorities due to the COVID-19 pandemic, LA Fitness U.S. closed all facilities nationwide. Currently, under both government and internal corporate directives, LA Fitness U.S. is cautiously opening certain facilities to limited access and services. As a result, all contractual terms and conditions of our U.S. License Agreement are on hold, with all parties indicating the intention to amend the U.S. License Agreement and its timelines once “normal” activity resumes in the LA Fitness U.S. facilities. Re-engagement of the contract terms may vary from state to state; however, our model plan to partner and sub-license with existing local clinic ownership to launch and operate each LA Fitness U.S. based micro-clinic remains intact.

Due to the ever-changing conditions surrounding the re-opening of LA Fitness U.S. facilities, we are unable to verify our schedule to commence opening our micro-clinics, but we are tentatively planning on a target of early 2021. Furthermore, in our discussions with LA Fitness U.S., all parties agree that the pandemic has created renewed awareness of health wellness as a lifestyle rather than as a treatment. LA Fitness U.S. continues to indicate the desire to continue our contractual agreements upon LA Fitness U.S. re-opening facilities post-pandemic. We believe that the addition of our micro-clinics to LA Fitness U.S. facilities further enhances the benefits available to the facilities’ membership by providing direct access to certain multidimensional primary healthcare services.

LA Fitness Canada License Agreement & Guaranty

On September 24, 2019, NHL entered into a Master Facility License Agreement with LAF Canada Company (“LA Fitness Canada”). The Master Facility License Agreement was amended on February 4, 2020, pursuant to the terms of that certain First Amendment to Master Facility License Agreement between NHL and LA Fitness Canada (“Canada License Agreement”).

Pursuant to the terms of the Canada License Agreement, the parties agreed that from time to time as set forth in the Canada License Agreement or as the parties otherwise agree, NHL may wish to identify sublicensees to provide certain services in facilities operated by LA Fitness Canada, and LA Fitness Canada may desire to grant to such sublicensees the right to do the same. Upon execution of applicable documentation as may be required by the Canada License Agreement, the sublicensee (which may be NHL, if NHL desires to provide Services (as hereinafter defined) itself) shall have the right, subject to the terms of the Canada License Agreement, to (i) occupy and use, on an exclusive basis, for the purposes of providing the Services, with the applicable LA Fitness Canada facility, and (ii) access and use, on a non-exclusive basis, for the purpose of providing the Services, the applicable facility’s equipment and a pool lane, and (iii) use, on a non-exclusive basis, the applicable facility’s common areas solely as necessary to access the facility’s service area, equipment and a pool lane.

Pursuant to the terms of the Canada License Agreement, 17 separate initial licenses in Ontario, Canada and Alberta, Canada were granted. NHL agreed to develop and open for business (a) at least four of such facilities by March 31, 2020, (b) at least six additional facilities by June 30, 2020, (c) at least six additional facilities by September 30, 2020, and (4) the final remaining facility by December 31, 2020 (the “Canada Development Schedule”). Pursuant to the terms of the Canada License Agreement, in the event that NHL fails to meet the Canada Development Schedule, the initial licenses that NHL has developed and opened for business will remain unaffected; however, NHL will lose the right to develop the remaining licenses.

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As defined in the Canada License Agreement, NHL has provided the initial four deposits due by March 31, 2020. In addition, NHL has engaged clinicians to sublicense the roll-out and operation of micro-clinics as defined in the Canada License Agreement clinics in LAF.

With respect to each license granted under the Canada License Agreement, for the period beginning as of the commencement date of each such license and continuing until the expiration or earlier termination of such license, NHL shall pay to LA Fitness Canada a monthly payment in an agreed upon amount.

Unless sooner terminated as provided in the Canada License Agreement, the term of the Canada License Agreement shall expire simultaneously with the expiration of earlier termination of the License Term (as such term is defined in the Canada License Agreement) of the last remaining license granted under the Canada License Agreement.

Pursuant to the terms of the Canada License Agreement, the Company agreed to execute that certain Guaranty Agreement (the “Canada Guaranty”) dated September 24, 2019 by and between the Company and LA Fitness Canada. Pursuant to the terms of the Canada Guaranty, the Company irrevocably guaranteed the full, unconditional, and prompt payment and performance of all of NHL’s obligations and liabilities under the Canada License Agreement.

In March 2020, as a result of guidelines issued by local, provincial, and federal authorities due to the COVID-19 pandemic, LA Fitness Canada closed all facilities nationwide. Currently, under both government and internal corporate directives, LA Fitness Canada is cautiously opening certain facilities to limited access and services. As a result, all contractual terms and conditions of our Canada License Agreement are on hold with all parties indicating the intention to amend the Canada License Agreement and its timelines once “normal” activity resumes in the LA Fitness Canada facilities. Re-engagement of the contract terms may vary from state to state; however, our model plan to partner and sub-license with existing local clinic ownership to launch and operate each LA Fitness Canada based micro-clinic remains intact.

Due to the ever-changing conditions surrounding the re-opening of LA Fitness Canada facilities, we are unable to verify our schedule to commence opening our micro-clinics, but we are tentatively planning on a target of late summer 2021. Furthermore, in our discussions with LA Fitness Canada, all parties agree that the pandemic has created renewed awareness of health wellness as a lifestyle rather than as a treatment. LA Fitness Canada continues to indicate the desire to continue our contractual agreements upon the re-opening of LA Fitness Canada facilities post-pandemic. We believe that the addition of our micro-clinics to LA Fitness Canada facilities further enhances the benefits available to the facilities’ membership by providing direct access to certain multidimensional primary healthcare services.

Regulation A+ Offering

On June 29, 2020, the Company commenced a public offering pursuant to Regulation A of up to 2,000,000 shares of its common stock, with an aggregate amount of $30,000,000, under a qualified Offering Statement (File No. 024-11186), on a self-underwritten “best efforts” basis. On February 25, 2021, the Company applied to the SEC for withdrawal of the Offering Statement as the Company had determined to terminate the offering. No securities had been sold pursuant to the Offering Statement.

Agreement to Cash Payment on a Related Party Debenture

On July 21, 2020, a related party debenture holder and the Company signed an Amendment No. 2 to a Debenture, originally dated September 30, 2013, to provide a cash payment equal to CAD$360,000 (approximately $267,768 as of July 21, 2020), which amount would be deducted from the debenture principal balance, resulting in a remaining principal balance of CAD$390,000 (approximately $290,082 as of July 21, 2020).

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Agreement to Convert Debt to Common Stock, Related Party Debtee

On July 21, 2020, the Company and a related party debt holder agreed to convert the total remaining balance of a Loan Agreement, originally dated January 19, 2016, with a total balance owed, including principal and interest, equal to CAD$304,321 (approximately $226,363 as of July 21, 2020). The debt was converted into 15,091 restricted shares of the Company’s common stock at a per share price of $15.00. As a result of the stock issuance, the related party loan debt has been paid in full.

Engagement of Financial Advisor

On July 31, 2020, the Company engaged Maxim Group LLC as the Company’s financial advisor to assist the Company in articulating its growth strategy to the investment community and to assist the Company with its aspiration to up-list to a national exchange.

Officer Employment Agreement

On August 6, 2020, the Company and its President, Christopher David, entered into an Employment Agreement, effective August 5, 2020. In consideration thereof, the Company agreed to pay Mr. David a monthly salary of $8,000. In addition, the Company agreed to grant Mr. David an option to purchase 575,000 shares of the Company’s common stock at an exercise price of $3.00 per share. The option fully vested on the date of grant and expires on August 6, 2025.

Extension of Acquisition LOI and Conversion of Refundable Deposit to Loan

On August 31, 2020, the Company extended the termination date of an acquisition LOI to September 1, 2021 and to convert the LOI refundable deposit of CAD$500,000 to a loan, payable to the Company, with an interest rate of 10% per annum and a due date of September 1, 2021.

New Principal Financial Officer

On December 15, 2020, Klara Radulyne notified us of her intent to resign as our Principal Financial Officer, effective December 15, 2020. On December 15, 2020, our Board of Directors appointed Thomas Bray as Principal Financial Officer. Mr. Bray also serves as our principal accounting officer.

2794512 Ontario Inc. Asset Purchase Agreement

On December 11, 2020, we entered into that certain Asset Purchase Agreement (the “2794512 APA”) by and between the Company and 2794512 Ontario Inc. (the “Seller”), pursuant to which the Company agreed to purchase, and Seller agreed to sell, generic primary and sub-primary drug formulations (known as bioequivalence) of name brand pharmaceutical reference products related to usage as injectables, ophthalmic, and topical applications. Pursuant to the terms of the 2794512 APA, the purchase price was $876,000, which was paid through the issuance by the Company by the Company of 240,000 restricted shares of common stock based on the 30-day trading average of $3.65. The shares were issued on December 15, 2020.

Increase of Board Size, Appointment of New Directors and Creation of Audit Committee

On January 26, 2021, our Board of Directors, pursuant to power granted to the Board in our bylaws, increased the size of the Board from four persons to seven persons. In addition, the Board named the following persons to serve as directors to fill the newly created vacancies: Alex Flesias, Robert Oliva and Michael Pope. Each of Messrs. Pope, Oliva and Flesias qualifies as an independent director under the Nasdaq listing rules. Also on January 26, 2021, the Board established an Audit Committee and named each of Messrs. Flesias, Oliva and Pope to serve as members thereof. Mr. Pope serves as Chairman of the Audit Committee.

Reverse Stock Split

On February 1, 2021, we effected a 1-for-10 reverse stock split of our common stock. We implemented the reverse stock split in connection with our application to uplist our common stock to The Nasdaq Capital Market. The reverse stock split is an action intended to fulfill the stock price requirements for listing on Nasdaq. As a result of the reverse stock split, every 10 shares of issued and outstanding common stock were exchanged for one share of common stock, with any fractional shares being rounded up to the next higher whole share. The reverse stock split was approved by the Company’s Board of Directors and by stockholders holding a majority of the Company’s voting power.

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Approval of the Novo Integrated Sciences, Inc. 2021 Equity Incentive Plan

On February 9, 2021, our Board of Directors and stockholders holding a majority of our outstanding common stock approved the Novo Integrated Sciences, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). Under the 2021 Plan, a total of 4,500,000 shares of common stock are authorized for issuance pursuant to the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares or other cash- or stock-based awards to officers, directors, employees and eligible consultants to the Company or its subsidiaries. Subject to adjustment as provided in the 2021 Plan, the maximum aggregate number of shares that may be issued under the 2021 Plan will be cumulatively increased on January 1, 2022 and on each subsequent January 1 through and including January 1, 2023, by a number of shares equal to the smaller of (i) 3% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by our Board of Directors. As of February 19, 2021, the 2021 Plan has 4,500,000 shares are available for award.

Uplisted to The Nasdaq Capital Market

On February 23, 2021, our common stock commenced trading under the ticker symbol “NVOS” on The Nasdaq Capital Market.

Business Growth Initiatives

The Company’s mission is to provide excellence in multidisciplinary primary health care assessment, diagnosis, treatment, pain management and prevention through the integration of medical technology, advanced therapeutics and rehabilitative science. Key elements of our business growth initiatives include:

●	Increase Market Share in Canada through Organic Growth, Asset Acquisition and Contract Expansion for both our Clinic and Eldercare Operations. Specific to our clinic-based operations, the Company has an ongoing initiative to expand our Canadian market share through both organic growth and strategic acquisition of operating multidisciplinary primary health care clinics in markets we are currently located as well as new geographic markets. Specific to our Eldercare based operations, we intend to increase our Canada market share of providing contracted-occupational therapy and physiotherapy services to eldercare centric homes through network affiliation growth, new contract awards and increased usage of telemedicine.

●	Expand Operations into the United States through:

○	The introduction of a customized version of our multidisciplinary primary health care service model with emphasis on pain prevention, treatment and management as well as immune enhancement through the launch of micro-clinic facilities.

○	The strategic acquisition of targeted U.S. operating clinics in key geographical areas.

○	Establishment of strategic corporate alliances and partnerships with existing U.S. health care provider facilities, including certain of our current Canadian clients with U.S.-based facilities, allowing us immediate access to their client base.

○	Integration of specific specialized multidisciplinary primary health care services and products that are a direct compliment to the existing primary care related products and services already provided by brand-recognized, established retail entities such as grocers, pharmacies, health fitness clinics and clinics with a further emphasis of healthcare maintenance through product solutions.

●	Open Micro-Clinic Facilities through our U.S. and Canada LA Fitness Master Facility License Agreements. Micro-clinic facilities are reduced footprint clinics, primarily located within the premises of larger commercial enterprises, focused on providing multidisciplinary primary health care and medical technology related services. Under the terms of our Agreement with LA Fitness (U.S. and Canada), we are developing and opening micro-clinic facilities within the footprint of LA Fitness facilities throughout both the U.S. and Canada. Each micro-clinic exists through either third-party sub-license agreements or corporate sponsored arrangement. The Company’s LA Fitness based micro-clinic facilities will primarily provide outpatient physiotherapy and occupational therapy services.

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●	Further Development and Usage of our Telemedicine Medical Technology Platform. Telemedicine is transforming traditional approaches to health care by providing ease of access and reduced costs for patients for the delivery of certain healthcare related services.

Specific to our eldercare-based operations, prior to COVID-19 our Telemedicine Medical Technology Platform was primarily focused on providing physiotherapy related “virtual-care” services to both smaller and remote eldercare focused facilities to ensure access to service providers, when needed; and continuity of care to eldercare patients without service providers in their area. With the profound impact COVID-19 has had on the delivery on delivery of healthcare services sector wide, operating under COVID-19 related authorized governmental proclamations and directives, on April 1, 2020, we expanded our eldercare related Telemedicine Medical Technology Platform to include non-critical resident reviews, exercise related activity and additional physiotherapy sessions, ensuring continuity of service for our long-term care and retirement home clients.

Specific to our Clinic based operations, the success of telemedicine has always depended on the adoption of virtual technology by clinicians, medically licensed providers and the patient. A basic checklist approach to results allows both multidisciplinary clinicians and medically licensed providers to remotely determine if direct medical attention is required rather than remote or virtual guidance to care. The patient friendly telemedicine platform removes the traditional barrier represented by intimidating peripherals along with necessary precision use and application of the peripherals to obtain accurate data necessary for appropriate diagnosis. A patient can now feel certain of their role in the assessment process without sophisticated and exhaustive training.

Our Telemedicine Medical Technology Platform intends to integrate certain medical devices, such as a blood pressure reading device, a derma scope, an ophthalmoscope otoscope, and other add-ons each of which can provide both the clinician and the medically licensed provider with real-time diagnostic data, greatly enhancing the ability to better provide the patient with an accurate diagnosis, treatment and follow-on guidance. Our Telemedicine Medical Technology Platform is intended to allow any qualified location to install and utilize our Telemedicine Medical Technology Platform at a relatively low-cost point of entry.

●	Develop and Launch our Remote Patient Monitoring Medical Technology Platform. Beyond the traditional confines of in-clinic visits, our Remote Patient Monitoring Medical Technology Platform (“RPM platform” or “RPM”) provides clinicians and practitioners the ability to maintain an on-going continuous connection with their patient community extending patient care directly into the patient’s home. Through our exclusive licensing agreement with Cloud DX, our RPM platform empowers a patient to have direct control of collecting and monitoring real-time vital sign information while maintaining a direct technology link from patient to clinician or medical practitioner. The transfer of vital information from home to clinic or patient to clinician allows for the delivery of high quality, non-redundant diagnostic based proactive healthcare. The implementation of in-clinic patient metrics equivalent to those derived via a remote application in the home environment is the first step in engaging patient retention to remote review.

Effective with the re-opening of NHL’s corporate clinics post COVID-19 lockdown, we have launched Phase 1 of our Remote Patient Monitoring Medical Technology Platform. Using the Cloud DX technology, at the time of our clinic staff initiating patient check-in, NHL’s staff is collecting pertinent vital sign data for on-going analysis, comparison, and observation under the RPM license application. Our clinic staff are actively working to educate our patients regarding the benefits of participating in our RPM Platform. In Canada, third party insurance coverage for RPM related devices is now being reviewed for implementation nationwide. Currently, as documented and requested by the clinician, insurance coverage is being approved on a case-by-case basis.

Additionally, the Company has implemented a marketing and sales program to sub-license the Cloud DX technology to our Canadian affiliate clinic network as well as other clinics and medically licensed providers throughout both Canada and the United States.

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●	Develop and Launch our Novo Connect Medical Technology Platform. Our Novo Connect Medical Technology Platform (“Novo Connect”) is an app, currently in development, intended as a secure patient-centered portal designed to integrate numerous source systems for patient interface by facilitating communication between the patient and the patient’s provider. The Novo Connect app will be developed for Web, iOS and Android application to optimize communication between source systems. Novo Connect is being designed to allow patients to have direct control of their overall healthcare and wellness by providing a suite of secure, reliable engagement features, such as, but not limited to:

○	Appointment scheduling
○	Bi-directional interface with Electronic Health Records (EHR)
○	Access to Forms and Documents
○	Distribute patient data from C-CDAs to the patient portal regardless of source EHR
○	Bill Pay
○	E-commerce
○	Remote Patient Monitoring Medical Technology Platform Interface
○	Telemedicine
○	Patient-focused wellness information

●	Build an Intellectual Property and Patent Portfolio. We intend to acquire or obtain licensing rights for Intellectual Property (IP) and patents related to health sciences and nano-formulation. When considering nano-formulation patent and IP assets, one specific area we intend to pursue relates to medical cannabis related medicines, beverages and foods infused with dry powder, liquid or oil with further formulation into creams and gels, allowing for oral, intravenous and/or transdermal delivery.

●	Acquire Ownership Interest in Licensed Pharmaceutical Manufacturing and Packaging Facilities. As we build our Intellectual Property portfolio, having ownership of a licensed, high-grade pharmaceutical product manufacturing and packaging solution is integral in creating the medium for use and application of our proprietary health sciences as well as mitigating market exclusion and enhancing patient service and product offerings.

●	Expand our Posture, Stride, and Kinetic Body Movement Scanning Technologies and Protocols. When combined with decades of data harvesting and analysis, we believe these specialized technologies and protocols provide our clinics with the ability to deliver better healthcare, through early diagnosis and preventative health care strategies, to both our patients and patients under the care of other providers.

●	Launch our Exclusive Medicinal Cannabidiol (“CBD”) Product Platform based in Canada. As we continue to build our health science platform of services and products through the integration of technology and rehabilitative science, one component of our lateral business growth strategy includes developing business units centered on the direct control of the cultivation, processing, and manufacturing of CBD products in Canada, and the sale and distribution of medicinal CBD products in Canada and authorized U.S. states. We expect our prospective medicinal CBD products will be specifically focused on CBD for use (i) as a treatment aid; (ii) to provide relief for a large array of neurological and musculoskeletal system disorders; and (iii) as an alternative option for health care providers in place of prescribing opioids to patients.

Offering our patients access to non-hallucinogenic and non-addictive natural remedies, under required clinical oversight policies and procedures as they relate to medicinal CBD, combined with our existing clinic-based treatment protocols, allows us to enter this market segment with a unique integration model not readily available in the marketplace.

Corporate Information

Novo Integrated Sciences, Inc. (“Novo Integrated”) was incorporated in Delaware on November 27, 2000, under the name Turbine Truck Engines, Inc. On February 20, 2008, the Company was re-domiciled to the State of Nevada. Effective July 12, 2017, the Company’s name was changed to Novo Integrated Sciences, Inc. On February 23, 2021, our shares of Common Stock began trading on the Nasdaq Capital Market under the symbol, “NVOS.” Our principal office is located at 11120 NE 2nd Street, Suite 100, Bellevue, Washington 98004 and our phone number is (206) 617-9797. Our corporate website address is www.novointegrated.com. The information contained on, or accessible through, our website is not incorporated in, and shall not be part of, this prospectus.

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RISK FACTORS

Investing in the securities involves substantial risks. Before purchasing any of the securities, you should carefully consider and evaluate the risk factors below and all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended August 31, 2020, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. The risks and uncertainties that we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect us. The occurrence of any of these risks could materially and adversely impact our business, cash flows, condition (financial or otherwise), liquidity, prospects and/or results of operations. Please also refer to the section above entitled “Special Note Regarding Forward-Looking Statements” and the section below entitled “Where You Can Find More Information.”

Our common stock may be delisted from The Nasdaq Capital Market if we cannot maintain compliance with Nasdaq’s continued listing requirements.

Our common stock is listed on the Nasdaq Capital Market. There are a number of continued listing requirements that we must satisfy in order to maintain our listing on the Nasdaq Capital Market.

We cannot assure you our securities will meet the continued listing requirements to be listed on Nasdaq in the future. If Nasdaq delists our common stock from trading on its exchange, we could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to maintain compliance with all applicable continued listing requirements for the Nasdaq Capital Market and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, our ability to obtain financing to repay debt and fund our operations.

If our common stock is delisted from the Nasdaq and the price of our common stock remains below $5.00 per share, our common stock would come within the definition of “penny stock”.

Transactions in securities that are traded in the United States that are not traded on Nasdaq or on other securities exchange by companies, with net tangible assets of $5,000,000 or less and a market price per share of less than $5.00, may be subject to the “penny stock” rules. The market price of our common stock is currently less than $5.00 per share. If our common stock is delisted from the Nasdaq and the price of our common stock remains below $5.00 per share and our net tangible assets remain $5,000,000 or less, our common stock would come within the definition of “penny stock”.

Under these penny stock rules, broker-dealers that recommend such securities to persons other than institutional accredited investors:

●	must make a special written suitability determination for the purchaser;

●	receive the purchaser’s written agreement to a transaction prior to sale;

●	provide the purchaser with risk disclosure documents which identify risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

●	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

As a result of these requirements, if our common stock is at such time subject to the “penny stock” rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in these shares in the United States may be significantly limited. Accordingly, the market price of the shares may be depressed, and investors may find it more difficult to sell the shares.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Our common stock is traded on the Nasdaq Capital Market. Although an active trading market has developed for our common stock, there can be no assurance that an active trading market for our common stock will be sustained. Failure to maintain an active trading market for our common stock may adversely affect our shareholders’ ability to sell our common stock in short time periods, or at all. Our common stock has experienced, and may experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including, but not limited to, working capital, acquisitions, and other business opportunities.

In the case of a sale by a Selling Shareholder, we will not receive any of the proceeds from such sale. We are required to bear the expenses (other than underwriting discounts) incident to an offering by our selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

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SELLING STOCKHOLDERS

The table below lists the selling stockholders and other information regarding the “beneficial ownership” of the shares of common stock by each of the selling stockholders as of March 12, 2021. Beneficial ownership is determined in accordance with the applicable rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 12, 2021 are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options or warrants, but are not deemed outstanding for calculating the percentage of any other person. Percentage of beneficial ownership is based upon 23,894,098 shares of our common stock outstanding as of March 12, 2021. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Novo Integrated Sciences, Inc., 11120 NE 2nd Street, Suite 100, Bellevue, Washington 98004.

We may register shares of common stock covered by this prospectus for re-offers and re-sales by the selling stockholders. We may register these shares to permit selling stockholders to resell their shares when they deem appropriate. selling stockholders may resell all, a portion or none of their shares at any time and from time to time. selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any applicable prospectus supplement. We cannot estimate the number of the shares that will be held by the selling stockholders after completion of a potential offering. For purposes of the table below, we have assumed that the selling stockholders will have sold all of the shares covered by this prospectus upon completion of the applicable offering. We are required to bear the expenses (other than underwriting discounts) incident to an offering by our selling stockholders.

	Shares Beneficially Owned Prior to Offering		Maximum Number of Shares That May	Shares Beneficially Owned After Offering
Name of selling stockholders	Number	Percentage	Be Offered	Number	Percentage
Robert Mattacchione (1)	12,933,562	54.1%	421,133	12,512,429	52.3%
Christopher David (2)	1,281,950	5.1%	2,389	1,279,561	5.1%
Pierre Dalcourt (3)	3,387,793	14.2%	110,511	3,277,282	13.7%
Michael Gaynor (4)	1,743,713	7.3%	56,748	1,686,965	7.1%
Robert Oliva(5)	389,517	1.6%	6,571	382,946	1.6%

*	Represents beneficial ownership of less than one percent.

(1)	Represents (i) 12,908,562 shares owned by ALMC-ASAP Holdings, Inc. (“ALMC”), and (ii) 25,000 shares that may be acquired upon exercise of vested options held by Ms. Emily Mattacchione, Mr. Mattacchione’s spouse. ALMC is wholly owned by the Mattacchione Family Trust. Mr. Mattacchione is the trustee of the Mattacchione Family Trust, with voting and depository power over these shares. Mr. Mattacchione is the Company’s Chairman of the Board and Chief Executive Officer. The 421,133 shares being offered hereunder for resale were acquired from the Company on May 9, 2017 pursuant to an acquisition Share Exchange Agreement.

(2)	Includes 1,200,000 shares that may be acquired upon exercise of vested options. The 2,389 shares being offered hereunder for resale were acquired on August 5, 2014 in a private placement by the Company.

(3)	Represents shares owned by 1218814 Ontario Inc., which is 50% owned by Dr. Pierre Dalcourt, a member of the Company’s Board, and 50% owned by Ms. Amanda Dalcourt, Dr. Dalcourt’s spouse. 1218814 Ontario Inc.’s shares are held by the Dalcourt Family Trust. Dr. Dalcourt and Ms. Dalcourt are co-trustees of the Dalcourt Family Trust and share voting and depository power over these shares. The 110,511 shares being offered hereunder for resale were acquired from the Company on May 9, 2017 pursuant to an acquisition Share Exchange Agreement.

(4)	Represents shares owned by Michael Gaynor Family Trust. Mr. Gaynor is trustee of Michael Gaynor Family Trust and has voting and depository power over these shares. The 56,748 shares being offered hereunder for resale were acquired from the Company on May 9, 2017 pursuant to an acquisition Share Exchange Agreement.

(5)	Includes 194,800 shares that may be acquired upon exercise of vested options. The 6,571 shares being offered hereunder for resale were acquired on May 29, 2013 in a private placement by the Company.

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DESCRIPTION OF SECURITIES

We may sell from time to time, in one or more offerings:

●	shares of our common stock;

●	shares of our preferred stock;

●	debt securities consisting of senior notes, subordinated notes or debentures;

●	warrants to purchase shares of our common stock, shares of our preferred stock and/or debt securities;

●	rights to purchase shares of our common stock, preferred stock, warrants and/or debt securities;

●	units consisting of a combination of the foregoing securities.

In addition, the selling stockholders may sell up to an aggregate of 597,352 shares of our common stock from time to time in one or more offerings.

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer or the selling stockholders may sell. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of common and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not intended to be complete. For the full terms of our common and preferred stock, please refer to our articles of incorporation, as amended from time to time, and our bylaws, as amended from time to time. The Nevada Revised Statutes (“NRS”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common or preferred stock we offer under that prospectus supplement may differ from the terms of our outstanding capital stock that we describe below.

As of March 12, 2021, our authorized capital stock consists of 500,000,000 shares of capital stock with a par value of $0.001 per share, consisting of 499,000,000 shares of Common Stock, par value of $0.001 per share, and 1,000,000 shares of preferred stock, par value of $0.001 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series (the “Preferred Stock”). As of March 12, 2021, there were 23,894,098 shares of Common Stock issued and outstanding, held by 535 holders of record. No shares of Preferred Stock were issued or outstanding as of March 12, 2021. The authorized and unissued shares of both Common and Preferred Stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of either our common stock or preferred stock.

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The Board may from time to time authorize by resolution the issuance of any or all shares of the Preferred Stock authorized in accordance with the terms and conditions set forth in the articles of incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.

Holders of the Company’s common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Preferred Stock

The total number of authorized shares of Preferred Stock shall be one million (1,000,000) shares with par value of $0.001 per share. The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion, authority to do so being hereby expressly vested in the Board. As of the date hereof there are no classes of Preferred Stock designated, authorized, issued or outstanding. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(i)	The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(ii)	the voting powers, if any, of the shares of such series and whether such voting powers are full or limited;

(iii)	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(iv)	whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series;

(v)	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(vi)	the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

(vii)	the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

(viii)	the provisions, if any, of a sinking fund applicable to such series; and

(ix)	any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof, of such series.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

Options to Purchase Common Stock

As of March 12, 2021, no options to purchase shares of our common stock have been granted under the Novo Integrated Sciences, Inc. 2021 Equity Incentive Plan (“Plan”). The Plan was adopted on February 9, 2021. As of March 12, 2021, there are 4,500,000 shares of common stock reserved for issuance pursuant to the Plan. As of March 12, 2021, there are outstanding options to purchase 1,672,000 shares of our common stock issuable upon the exercise of non-qualified stock options granted to key employees, officers and directors at a weighted average exercise price of $2.34 under a stock option compensation plan (such as the Novo Integrated Sciences, Inc. 2018 Incentive Plan and 2015 Incentive Compensation Plan) or agreements approved solely by the Board of Directors prior to the approval of the Plan.

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Anti-Takeover Effects of Various Provisions of Nevada Law and our Articles of Incorporation

Provisions of the NRS and our Amended and Restated Articles of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting bloc in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Prohibition on Cumulative Voting. Our Amended and Restated Articles of Incorporation prohibit cumulative voting in the election of directors.

Removal of Directors. Our Amended and Restated Articles of Incorporation provide that any director may be removed from office only by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote.

Vacancies on the Board. Our Amended and Restated Articles of Incorporation provide that newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board resulting from death, resignation, removal, or other causes, shall be filled solely by the quorum of the Board.

Bylaws. Our Bylaws authorize the board of directors to amend the bylaws by a majority vote of the Board.

Calling of Special Meetings of Stockholders. Our Amended and Restated Articles of Incorporation provides that a special meeting of the stockholders of the Company for any purpose or purposes may be called at any time by the President or the Secretary of the Company by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock issued and outstanding and entitled to vote.

Authorized but Unissued Shares. Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without shareholder approval. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Interested Stockholder Statute. We are subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes (“NRS”) Sections 78.411 through 78.444) which prohibits an “interested stockholder” from entering into a “combination” with us, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of our capital stock entitled to vote. We have, however, elected in our Amended and Restated Articles of Incorporation to not be governed by the provisions of NRS Sections 78.411 through 78.444.

Limitations on Liability and Indemnification of Officers and Directors. NRS limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Amended and Restated Articles of Incorporation include provisions that require us to indemnify, to the fullest extent allowable under the NRS, our directors or officers against monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Amended and Restated Articles of Incorporation also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the NRS. We are also expressly authorized to carry directors’ and officers’ insurance to protect our company, our directors, officers and certain employees for some liabilities.

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The limitation of liability and indemnification provisions under the NRS and in our Amended and Restated Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws.

Transfer Agent

Pacific Stock Transfer Company (“Transfer Agent”) is our transfer agent and registrar.

The Transfer Agent’s address is at 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. If not required to be issued under an indenture pursuant to the Trust Indenture Act of 1939, as amended, the debt securities may be issued without an indenture. Otherwise, if required to be issued under an indenture pursuant to the Trust Indenture Act of 1939, as amended, the debt securities will be issued under one or more separate indentures the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to as an indenture.

The applicable prospectus supplement and/or other offering materials will describe the material terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

●	the title and principal aggregate amount of the debt securities;

●	whether the debt securities will be senior, subordinated or junior subordinated;

●	whether the debt securities will be secured or unsecured;

●	whether the debt securities are convertible or exchangeable into other securities;

●	the percentage or percentages of principal amount at which such debt securities will be issued;

●	the interest rate(s) or the method for determining the interest rate(s);

●	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

●	the person to whom any interest on the debt securities will be payable;

●	the places where payments on the debt securities will be payable;

●	the maturity date;

●	redemption or early repayment provisions;

●	authorized denominations;

●	form;

●	amount of discount or premium, if any, with which such debt securities will be issued;

●	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

●	the identity of the depositary for global securities;

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●	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

●	the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

●	any covenants applicable to the particular debt securities being issued;

●	any defaults and events of default applicable to the particular debt securities being issued;

●	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

●	any applicable subordination provisions for any subordinated debt securities;

●	any restriction or condition on the transferability of the debt securities;

●	the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

●	the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

●	the securities exchange(s) on which the securities will be listed, if any;

●	whether any underwriter(s) will act as market maker(s) for the securities;

●	the extent to which a secondary market for the securities is expected to develop;

●	our obligations or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

●	provisions relating to covenant defeasance and legal defeasance;

●	provisions relating to satisfaction and discharge of the indenture;

●	provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture;

●	the law that will govern the indenture and debt securities; and

●	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

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If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Governing Law

The Indentures and the debt securities will be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the price at which and the currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material United States federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities, preferred stock, common stock or warrants. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

●	the price, if any, per right;

●	the exercise price payable for debt securities, preferred stock, common stock, or warrants upon the exercise of the rights;

●	the number of rights issued or to be issued to each shareholder;

●	the number and terms of debt securities, preferred stock, common stock, or warrants which may be purchased per right;

●	the extent to which the rights are transferable;

●	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, rights, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable supplement will describe:

●	the terms of the units and of the warrants, rights, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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FORMS OF SECURITIES

Each debt security, warrant, right and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants, rights and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, rights agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, rights agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, rights agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, rights or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Novo Integrated, the trustees, the warrant agents, the rights agents, the unit agents or any other agent of Novo Integrated, agent of the trustees or agent of the warrant agents, rights agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Novo Integrated and/or the selling stockholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser;

●	through agents;

●	through a combination of any such methods; or

●	through any other methods described in a prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of such securities and the proceeds to be received by Novo Integrated, if any;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

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If we and/or the selling stockholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

●	negotiated transactions,

●	at a fixed public offering price or prices, which may be changed,

●	at market prices prevailing at the time of sale,

●	at prices related to prevailing market prices or

●	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling stockholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling stockholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Novo Integrated at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with Novo Integrated and/or the selling stockholders, if applicable, to indemnification by Novo Integrated and/or the selling stockholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Novo Integrated and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is quoted on the Nasdaq Capital Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

LEGAL OPINIONS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Anthony L.G., PLLC, West Palm Beach, Florida.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the years ended August 31, 2020 have been so incorporated in reliance on the reports of SRCO Professional Corporation and NVS Professional Corporation (formerly NVS Chartered Accountants Professional Corporation), independent registered public accounting firms, given on the authority of said firms as experts in auditing and accounting.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the company. Our articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, lawsuit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a website that contains reports, proxy and information statements and other information that we file electronically with the SEC, including us. The SEC’s website can be found at http://www.sec.gov. In addition, we make available on or through our website copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our website can be found at http://www.novointegrated.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we have filed and will file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended August 31, 2020, filed with the SEC on December 9, 2020;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2020, filed with the SEC on January 13, 2021;

●	our Current Reports on Form 8-K filed with the SEC on November 13, 2020, November 30, 2020, December 21, 2020, January 28, 2021, February 1, 2021, February 16, 2021, and February 22, 2021;

●	the description of our common stock which is included in our Form 8-A12B filed with the SEC on February 19, 2021, including any amendment or report filed for the purpose of updating that description; and

●	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

You may access these filings on our website at www.novointegrated.com. The information on our website is not incorporated by reference and is not considered part of this prospectus. Also, upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

Novo Integrated Sciences, Inc.

11120 NE 2nd Street, Suite 100

Bellevue, WA 98004

(206) 617-9797

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NOVO INTEGRATED SCIENCES, INC.

$16,666,666 Aggregate Principal Amount of Senior Secured Convertible Notes

68,557,248 Shares of Common Stock Underlying the Senior Secured Convertible Notes

Warrants to Purchase 5,833,334 Shares of Common Stock
5,833,334 Shares of Common Stock Underlying the Warrants to Purchase Common Stock

PROSPECTUS SUPPLEMENT

Maxim Group LLC

December 14, 2021